Filed pursuant to Rule 424(b)(3)

File No. 333-264909

PROSPECTUS

Destiny Tech100 Inc.

1,455,276 Shares of Common Stock

This prospectus relates to the registration of the resale of up to 1,455,276 shares of our common stock by the stockholder identified in this prospectus (the “Selling Stockholder”). We have applied to list our common stock on the New York Stock Exchange (the “NYSE”) under the symbol “DXYZ.” The listing of our shares must be approved by the NYSE prior to any trading of our shares on the NYSE. Unlike an initial public offering, the resale by the Selling Stockholder is not being underwritten by any investment bank. The Selling Stockholder may, or may not, elect to sell its shares of common stock covered by this prospectus, as and to the extent it may determine. With the exception of issuances made pursuant to the Sponsor’s Share Distribution, sales made by the Selling Stockholder, if any, will be made through brokerage transactions on the New York Stock Exchange (the “NYSE”) at prevailing market prices. See “Plan of Distribution.” If the Selling Stockholder chooses to sell its shares of common stock, we will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder.

No established public trading market for our common stock currently exists and shares of our common stock have no history of trading in private transactions.

We intend to invest in a portfolio of what we believe to be 100 of the top venture-backed private technology companies. Our investment objective is to maximize our portfolio’s total return, principally by seeking capital gains on our equity and equity-related investments. Under normal market conditions, we will invest at least 80% of our total assets in equity and equity-linked securities of companies principally engaged in the technology sector. Equity-linked securities mean any debt or equity securities that are convertible, exercisable or exchangeable for equity securities of the issuer, or that provide us with economic exposure to the equity securities of such issuer. We will invest principally in the equity and equity-linked securities of what we believe to be rapidly growing venture-capital-backed emerging companies, located primarily in the United States. We may also invest on an opportunistic basis in select U.S. publicly traded equity securities or certain non-U.S. companies that otherwise meet our investment criteria.

We will seek to deploy capital primarily in the form of non-controlling equity and equity-related investments, including common stock, warrants, preferred stock and similar forms of senior equity, which may or may not be convertible into a portfolio company’s common equity, and convertible debt securities with a significant equity component. In addition, we may purchase units or shares of private funds, including venture funds and private equity funds (each, a “Private Fund”), to gain economic exposure to private companies in the technology sector. We will limit our investments in such Private Funds to no more than 15% of our net assets. Nevertheless, as of the date of this prospectus, we have not invested in any Private Funds, and will provide notice to investors 60 days before making any such investments.

To maximize our portfolio’s total return, we will take a structure-agnostic approach to investing and also will deploy capital into equity-related and equity-linked investments such as forward contracts for future delivery of stock, swaps or other synthetic equity agreements, and purchases of units or other ownership of limited liability companies, limited partnerships, or other special purpose vehicles that serve to provide us with financial exposure to the equity of a single issuer or portfolio company.

We are a recently-formed Maryland corporation that is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). We intend to elect to be treated, and to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2023. As a registered investment company and a RIC, we will be required to comply with certain regulatory requirements.

Investing in our common stock involves a high degree of risk and is highly speculative. Before buying any shares of our common stock, you should read the discussion of the material risks of investing in our common stock in the "Risk Factors" section beginning on page 16 of the prospectus.

•	In addition, shares of closed-end investment companies frequently trade at a discount to their net asset values.

•	If shares of our common stock trade at a discount to our net asset value, purchasers in this offering will face increased risk of loss.

•	In addition, as we focus on making primarily capital gains-based investments in equity securities, we do not anticipate that we will pay dividends on a quarterly basis or become a predictable distributor of dividends, and we expect that our dividends, if any, will be less consistent than the dividends of other registered investment companies that primarily make debt investments.

•	There are significant potential risks associated with investing in venture capital-stage companies that have complex capital structures, including limited financial resources, limited operating histories, limited publicly available information, dependence on management and talent efforts of a small group of people and the increased likelihood of unexpected problems in areas of product development, manufacturing, marketing, financial and general management. See “Risk Factors-Risks Associated with Our Investments-Risks associated with investments in rapidly growing venture-capital-backed emerging companies" on pages 19-20 of this prospectus.

•	As part of our business strategy, we may borrow from and issue senior debt securities to banks, insurance companies and other lenders or investors. This constitutes leverage and may magnify the potential for gain or loss and may increase the risk of investing in our common stock. See "Risk Factors-Risks Related to Leverage" on pages 33-34 of this prospectus.

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This prospectus contains important information you should know before investing in our common stock. Please read this prospectus before investing and keep it for future reference. We will also file periodic and current reports, proxy statements and other information about us with the U.S. Securities and Exchange Commission (the “SEC”). This information is available free of charge by contacting us at 1401 Lavaca Street, #144, Austin, TX 78701, calling us at (415) 639-9966 or visiting our corporate website located at https://destiny.xyz/tech100. Information on our website is not incorporated into or a part of this prospectus. The SEC also maintains a website at http://www.sec.gov that contains this information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2023

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We have not, and the Selling Stockholder has not, authorized anyone to give you any information other than in this prospectus, and we take no responsibility for any other information that others may give you. We are not, and the Selling Stockholder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. We will update these documents to reflect material changes only as required by law.

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PROSPECTUS SUMMARY

The Company	Destiny Tech100 Inc. is a recently-formed, non-diversified, closed-end management investment company with limited operating history. Throughout this prospectus, we refer to Destiny Tech100 Inc. simply as the “Company” or as “we,” “us” or “our.”

Investment Adviser	Destiny Advisors LLC (the “Adviser”) serves as the Company’s investment adviser pursuant to an Investment Advisory Agreement. The Adviser is controlled by Destiny XYZ Inc., which is an entity wholly-owned by our President and Chief Executive Officer, Sohail Prasad. Under the Investment Advisory Agreement, upon the listing of our shares of common stock on a national securities exchange, we will pay the Adviser a Management Fee, payable quarterly, in an amount equal to 2.50% of our average gross assets, at the end of the two most recently completed calendar quarters. For purposes of the Investment Advisory Agreement, the term “gross assets” includes assets purchased with borrowed amounts. Prior to the listing of our shares of common stock on the NYSE, the Adviser is entitled to a Management Fee equal to 2.00% per annum, payable monthly, calculated based on the value of the invested capital.

Adviser’s Investment Committee	The Adviser’s investment committee (the “Investment Committee”) is currently comprised of Sohail Prasad and Christine Healey and is supported by members of the Adviser’s senior executive team. The Investment Committee is responsible for selecting and evaluating all investment opportunities on behalf of the Company. The Investment Committee’s members may change from time to time as designated by the Adviser.

Market Opportunity	We believe that the world is in the midst of a revolution driven by technology. Technology’s impact today has extended into every sector, market, and geography. Thus, the opportunity for high-growth venture-backed technology companies extends across a broad spectrum. These broad markets have the potential to produce disruptive technologies, reach a large addressable market, and provide significant commercial opportunities. Thus, the Adviser will actively seek out promising investments across a diverse selection of new technology subsectors.

Investment Objective	We intend to invest in a portfolio of what we believe to be 100 of the top venture-backed private technology companies. Our investment objective is to maximize our portfolio’s total return, principally by seeking capital gains on our equity and equity-related investments. Under normal market conditions, we will invest at least 80% of our total assets in equity and equity-linked securities of companies principally engaged in the technology sector. Equity-linked securities mean any debt or equity securities that are convertible, exercisable or exchangeable for equity securities of the issuer, or that provide us with economic exposure to the equity securities of such issuer. We will invest principally in the equity and equity-linked securities of what we believe to be rapidly growing venture-capital-backed emerging companies, located primarily in the United States. We may also invest on an opportunistic basis in select U.S. publicly traded equity securities or certain non-U.S. companies that otherwise meet our investment criteria. We concentrate our investments in companies operating in one or more industries within the technology group of industries. There can be no assurance that our investment objective will be achieved or that our investment program will be successful. Our investment objective may be changed by our Board of Directors without prior shareholder approval provided that any changes in our investment objective are communicated to our stockholders at least 30 days prior to such change taking place.

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Investment Strategy

To achieve our investment objective, we will leverage the Adviser’s extensive network of relationships with other sophisticated institutions to source and evaluate investments.

We will seek to deploy capital primarily in the form of non-controlling equity and equity-related investments, including common stock, warrants, preferred stock and similar forms of senior equity, which may or may not be convertible into a portfolio company’s common equity, and convertible debt securities with a significant equity component. In addition, we may purchase units or shares of private funds, including venture funds and private equity funds (each, a “Private Fund”), to gain economic exposure to private companies in the technology sector. We will limit our investments in such Private Funds to no more than 15% of our net assets. Nevertheless, as of the date of this prospectus, we have not invested in any Private Funds, and will provide notice to investors 60 days before making any such investments.

To maximize our portfolio’s total return, we will take a structure-agnostic approach to investing and also will deploy capital into equity-related and equity-linked investments such as forward contracts for future delivery of stock, swaps or other synthetic equity agreements, and purchases of units or other ownership of limited liability companies, limited partnerships, or other special purpose vehicles that serve to provide us with financial exposure to the equity of a single issuer or portfolio company.

We intend to achieve our investment objective by adopting the following investment strategies:

•	Identify high quality growth companies. Based on our experience in analyzing technology trends and markets, we have identified growth-stage and mid-stage venture-backed companies as opportunities where we believe companies are capable of producing substantial growth.

We will further rely on our collective industry knowledge as well as an understanding of where leading venture capitalists and other institutional investors are investing. We will leverage a combination of our relationships throughout Silicon Valley and our independent research to identify companies that we believe are differentiated and best positioned for sustained growth. We will continue to expand our sourcing network in order to evaluate a wide range of investment opportunities in companies that demonstrate strong operating fundamentals. We will be targeting businesses that have been shown to provide scaled valuation growth before a potential IPO or strategic exit.

•	Acquire positions in targeted investments. We will seek to selectively add to our portfolio by sourcing investments at an acceptable price through our disciplined investing strategy. To this end, we will utilize multiple methods to acquire equity stakes in private companies that are not available to most individual investors.

•	Create access to a varied investment portfolio. We will seek to hold a varied portfolio of non-controlling equity investments, which we believe will minimize the impact on our portfolio of a negative downturn at any one specific company or industry. We believe that our relatively varied portfolio will provide a convenient means for accredited and non-accredited individual investors to obtain access to an asset class that has generally been limited to venture capital, private equity and similar large institutional investors.

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Investment Types

Direct equity investments.   We will seek direct investments in private companies. There is a large market among emerging private companies for equity capital investments. Many of these companies, particularly within the technology sector, lack the necessary cash flows to sustain substantial amounts of debt, and therefore have viewed equity capital as a more attractive long-term financing tool. We will seek to be a source of such equity capital as a means of investing in these companies and look for opportunities to invest alongside other venture capital and private equity investors with whom we have established relationships.

Private secondary marketplaces and direct share purchases.   We also will utilize private secondary marketplaces, such as Forge, SharesPost and CartaX, as a means to acquire equity and equity-related interests in privately held companies that meet our investment criteria. We believe that such markets offer new channels for access to equity investments in private companies and provide a potential source of liquidity should we decide to exit an investment. In addition, we also will purchase shares directly from stockholders, including current or former employees, of privately-held companies that meet our investment criteria. As certain companies grow and experience significant increased value while remaining private, employees and other stockholders may seek liquidity by selling shares directly to a third party or to a third party via a secondary marketplace. Sales of shares in private companies are typically restricted by contractual transfer restrictions and may be further restricted by provisions in company charter documents, investor rights of first refusal and co-sale and company employment and trading policies, which may impose strict limits on transfer. We believe that the reputation of our investment professionals within the industry and established history of investing affords us a favorable position when seeking approval for a purchase of shares subject to such limitations.

Some of our investments may be held through special purpose vehicles (“SPVs”), which are private investment vehicles formed to invest in a particular portfolio company. Investments in SPVs are common in the venture capital industry and are an efficient way to pool capital with other investors in order to invest in a single issuer. SPVs that we may invest in are not controlled by us and are not subsidiaries.

Investment Process

Investment Targeting and Screening

We will identify prospective portfolio companies by ranking venture-backed private technology companies worth approximately $750 million or more (“unicorns”) by market capitalization, then filtering and weighting by a set of growth and health metrics.

We will look at the following key growth and health metrics for prospective portfolio companies:

•	company must have recently raised over $50 million in capital from what we believe to be reputable U.S. institutional investors;
•	any outstanding preferred stock liquidation preference must be strong relative to market capitalization;
•	company’s financial structure must not be overly complex (e.g. ratchets with significant penalties, heavy debt loads) that would create undue risk of impending financial distress;

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•	company’s corporate structure and governance must be transparent and comparable with standard corporate structures; and
•	company’s executive team must not have had relatively high turnover over the past 18 months.

We will further identify prospective portfolio companies through an extensive network of relationships developed by the Adviser. Investment opportunities that meet our key health criteria will be validated against the observed behavior of leading venture capitalists and institutional investors, as well as through our own internal and external research.

Based on our key growth and health criteria, we will identify a select set of companies that we evaluate in greater depth.

Research and Due Diligence Process

Once we identify those companies that we believe warrant more in-depth analysis, we will focus on evaluating potential portfolio companies across a spectrum of metrics that assess key indicators of each company’s health and growth among several other factors, which collectively characterize our proprietary investment process.

Indicators that will be used include the company’s total addressable market, market growth rate, recent financing rounds, company growth rate, competitive positioning, asset-light software and platform business models, network effects and economies of scale, any regulatory and legal concerns, as well as other indicators that may be strongly correlated with higher or lower valuations.

We also will look at indicators of company culture, including healthy diversity metrics, strong cultural health and employee reviews, and positive environmental, social, corporate governance impact.

As part of the due diligence process, we will also look at the transparency of financial disclosures, structure of contemplated transactions (including class of stock being purchased), recent and historical secondary market transaction pricing, and other investment-specific due diligence.

Each prospective portfolio company that will pass our initial due diligence review is given a qualitative ranking to allow us to evaluate it against others in our pipeline, and we will review and update these companies on a regular basis.

Our due diligence process will vary depending on whether we are investing through a private secondary transaction on a marketplace or with a selling stockholder or by a direct equity investment. We will access information on our potential investments through a variety of sources, including information made available on secondary marketplaces, publications by private company research firms, industry publications, commissioned analysis by third-party research firms, and, to a limited extent, directly from the company or financial sponsor. We will utilize a combination of each of these sources to help us set a target price and valuation for the companies we ultimately select for investment.

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Portfolio Construction and Sourcing

Upon completion of our research and due diligence process, we will select investments for inclusion in our portfolio based on their value proposition, addressable market, fundamentals and valuation. We will seek to create a relatively varied portfolio that we expect will include investments in companies representing a broad range of investment themes. We generally will choose to pursue specific investments based on the availability of shares and valuation expectations. We will utilize a combination of secondary marketplaces, direct purchases from stockholders and direct equity investments in order to make investments in our portfolio companies. Once we have established an initial position in a portfolio company, we may choose to increase our stake through subsequent purchases. Maintaining a balanced portfolio is a key to our success, and as a result we constantly will evaluate the composition of our investments and our pipeline to ensure we are exposed to a diverse set of companies within our target segments.

Transaction Execution

We will enter into purchase agreements for substantially all of our private company portfolio investments. Private company securities are typically subject to contractual transfer limitations, which may, among other things, give the issuer, its assignees and/or its stockholders a particular period of time, often 30 days or more, in which to exercise a veto right, or a right of first refusal over, the sale of such securities. Accordingly, the purchase agreements that we enter into for secondary transactions typically will require the lapse or satisfaction of these rights as a condition to closing. Under these circumstances, we may be required to deposit the purchase price into escrow upon signing, with the funds released to the seller at closing or returned to us if the closing conditions are not met.

Risk Management and Monitoring

We will monitor the financial trends of each portfolio company to assess our exposure to individual companies as well as to evaluate overall portfolio quality. We will establish valuation targets at the portfolio level and for gross and net exposures with respect to specific companies and industries within our overall portfolio. In cases where we make a direct investment in a portfolio company, we may also obtain board positions, board observation rights and/or information rights from that portfolio company in connection with our equity investment.

Current Portfolio

As of June 30, 2023, our investment portfolio consists of approximately $46.4 million (at fair value) in 22 different portfolio companies. As of June 30, 2023, approximately 89.44% of our investments are in private issuers engaged in the technology industry. Approximately 82.12% of our portfolio is comprised of common or preferred equity, approximately 2.22% is comprised of convertible notes, approximately 5.10% is comprised of forward contracts that involve the future delivery of shares of a portfolio company upon such securities becoming freely transferable or upon the removal of restrictions on transfer and approximately 10.56% is comprised of short-term investments in money-market funds. Approximately 71.50% of our private investment portfolio was acquired through secondary purchases.

Proposed Symbol on the NYSE	“DXYZ”

Distributions	The timing and amount of our dividends, if any, will be determined by our Board. Any dividends to our shareholders will be declared out of assets legally available for distribution. As we focus on making primarily capital gains-based investments in equity securities, we do not anticipate that we will pay dividends on a quarterly basis or become a predictable distributor of dividends, and we expect that our dividends, if any, will be less consistent than the dividends of other registered investment companies that primarily make debt investments. The specific tax characteristics of our distributions will be reported to shareholders after the end of the calendar year. Future dividends, if any, will be determined by our Board. See “Distributions.” To qualify as a RIC, we must make certain distributions. See “Certain U.S. Federal Income Tax Considerations — Taxation as a Regulated Investment Company.”

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Taxation

We intend to elect to be treated as a RIC for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2023, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. Our tax treatment as a RIC will enable us to deduct qualifying distributions to our shareholders, so that we will be subject to U.S. federal income tax only in respect of earnings that we retain and do not distribute.

To maintain our status as a RIC, we must, among other things:

•   derive in each taxable year at least 90% of our gross income from dividends, interest, gains from the sale or other disposition of stock or securities and other specified categories of investment income; and

•   maintain diversified holdings.

In addition, to receive tax treatment as a RIC, we must timely distribute (or be treated as distributing) in each taxable year dividends for U.S. federal income tax purposes equal to at least 90% of our investment company taxable income and net tax-exempt income for that taxable year.

As a RIC, we generally will not be subject to U.S. federal income tax on our investment company taxable income and net capital gains that we timely distribute to shareholders. If we fail to distribute our investment company taxable income or net capital gains on a timely basis, we may be subject to a nondeductible 4% U.S. federal excise tax. We may choose to carry forward investment company taxable income in excess of current year distributions into the next tax year and pay the 4% U.S. federal excise tax on such income. Any carryover of investment company taxable income or net capital gains must be timely declared and distributed as a dividend in the taxable year following the taxable year in which the income or gains were earned. See “Distributions” and “Certain U.S. Federal Income Tax Considerations.”

Leverage	We may use leverage to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred stock and leverage attributable to reverse repurchase agreements or similar transactions. We may further increase our leverage through entry into a credit facility or other leveraging instruments. Instruments that create leverage are generally considered to be senior securities under the 1940 Act. With respect to senior securities that are stocks (i.e., shares of preferred stock), we are required to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock. With respect to senior securities representing indebtedness (i.e., borrowing or deemed borrowing), other than temporary borrowings as defined under the 1940 Act, we are required to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness. The Company does not expect to incur leverage within the 12 months following effectiveness of the registration statement on Form N-2, of which this prospectus forms a part (the “Registration Statement”).

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Dividend Reinvestment Plan

We have adopted an “opt out” dividend reinvestment plan for our shareholders. As a result, if we declare a cash dividend or other distribution, each shareholder that has not “opted out” of our dividend reinvestment plan will have their dividends or distributions automatically reinvested in additional shares of our common stock rather than receiving cash distributions.

Shareholders who receive dividends and other distributions in the form of shares of common stock generally are subject to the same U.S. federal tax consequences as shareholders who elect to receive their distributions in cash; however, since their cash dividends will be reinvested, those shareholders will not receive cash with which to pay any applicable taxes on reinvested dividends. See “Dividend Reinvestment Plan.”

Administrator	U.S. Bancorp Fund Services, LLC doing business as U.S. Bancorp Global Fund Services, LLC (the “Administrator”) serves as our administrator subject to the supervision of the Board pursuant to a Fund Administration Servicing Agreement and a Fund Accounting Services Agreement. The Administrator is primarily in the business of providing administrative, fund accounting and transfer agent services to retail and institutional open-end and closed-end funds.

Offering of Simple Agreement for Future Equity (“SAFEs”)

From the commencement of our private offering in January 2021 through January 2022, we raised aggregate proceeds of approximately $94 million through a private offering of SAFEs to 232 investors. In connection with the sale of the SAFEs, we granted to investors warrants (the “Warrants”) to purchase up to 3,673,858 additional shares of our common stock at a purchase price of $11.50 per Warrant Share, subject to certain adjustments set forth in the SAFE Agreement entered into between us and the purchasers of SAFEs (the “SAFE Agreement”).

SAFE Conversion

A SAFE is an agreement between investors and a company where the company generally promises to provide investors with a future equity stake in the company if certain trigger events occur. We chose to raise initial capital through an offering of SAFEs because such a transaction structure is familiar to our initial investors, many of whom have invested in technology start-ups and other companies through SAFE offerings. In addition, while we effected the SAFE Conversion (as defined below) in order to provide our investors with equity ownership in us, it was administratively simpler for us to operate our business at the outset without shareholders.

Immediately prior to the SAFE Conversion, and in accordance with the terms of the SAFE agreement, we performed a reverse stock split of shares of our common stock to ensure that a sufficient amount of shares of our common stock not owned by our Sponsor would be outstanding after the SAFE Conversion. At the time of the reverse stock split, our Sponsor was our sole stockholder.

On April 27, 2022, we obtained approval from a majority of the SAFE holders to amend the SAFE Agreement to provide for a mandatory conversion of the SAFEs to shares of our common stock at a conversion price of $10.00 per share (the “SAFE Conversion”). On May 11, 2022, each SAFE holder received from the Company a number of shares of common stock equal to the total amount invested by such investor in the private offering divided by $10.00. Following the reverse stock split and subsequent SAFE Conversion, we have 10,879,905 shares of common stock issued and outstanding.

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Warrants After several discussions with the SEC staff, it was determined that the Warrants expired 120 days following our registration as an investment company pursuant to Section 18 of the 1940 Act.

Custodian, Transfer and Dividend Paying Agent and Registrar	U.S. Bank, N.A. serves as our custodian, and U.S. Bancorp Fund Services, LLC serves as our transfer and dividend paying agent and registrar. See “Custodian, Transfer and Dividend Paying Agent and Registrar.”

Summary Risk Factors

An investment in our common stock involves a high degree of risk and may be considered speculative. You should carefully consider the information found in “Risk Factors” before deciding to invest in shares of our common stock. Risks involved in an investment in us include:

General Risks

•	We have a limited operating history as a closed-end investment company.
•	There can be no assurance that we will be able to generate returns for our investors or that the returns will be commensurate with the risks of investing in the type of companies and transactions described in this prospectus.
•	Our success will depend, in large part, upon the skill and expertise of the Adviser, which has no prior experience managing a registered closed-end investment company.
•	Our investment due diligence and investment research may not reveal all relevant facts regarding investment opportunities and will not necessarily result in our investments being successful.
•	The market place for venture capital investing is extremely competitive, which makes it difficult to locate and compete for investment opportunities.
•	We are planning to invest in non-US venture capital backed emerging companies that might be subject to different regulatory and legal requirements than US venture capital backed emerging companies.
•	Our investment portfolio will be recorded at fair value as determined in good faith in accordance with procedures established by our Board and, as a result, there is and will be uncertainty as to the value of our portfolio investments.
•	Any unrealized losses we experience on our portfolio may be an indication of future realized losses.
•	Efforts to comply with the Sarbanes-Oxley Act will involve significant expenditures, and non-compliance with such regulations may adversely affect us.
•	If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business.

Risks associated with our investment strategy

•	We may employ certain strategies that depend upon the reliability and accuracy of the Adviser’s analytical investment processes. To the extent such investment processes (or the assumptions underlying them) do not prove to be correct, we may not perform as anticipated, which could result in substantial losses.
•	Our success as a whole depends on the identification and availability of suitable investment opportunities and terms and there can be no assurance that appropriate investments will be available to, or identified or selected by, us.
•	Our investments can be highly concentrated by (i) geography; (ii) asset type; (iii) sector, affecting diversification of our portfolio.
•	We may be unable to make follow-on investments in our portfolio companies which could, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation.
•	The Adviser anticipates that, from time to time, it and its affiliates may be named as defendants in civil proceedings which would consume time and resources and could jeopardize the successful closing of transactions.

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Risks associated with our investments

•	We invest primarily in rapidly growing venture capital backed emerging companies, which involve significant risks, including the following:
•	these portfolio companies may have limited financial resources;
•	they typically have limited operating histories, narrower, less established product lines and smaller market shares than larger businesses;
•	they generally have less predictable operating results and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;
•	because they are privately owned, there is generally little publicly available information about these businesses;
•	they are more likely to depend on the management talents and efforts of a small group of persons; and
•	such private companies frequently have much more complex capital structures than traditional publicly traded companies, and may have multiple classes of equity securities with differing rights, including with respect to voting and distributions.
•	The securities of our portfolio companies are illiquid, and the inability of these portfolio companies to complete an initial public offering or consummate another liquidity event within our targeted time frame for that investment will extend the holding period of our investments, may adversely affect the value of these investments, and will delay the distribution of gains, if any.
•	We invest primarily in securities traded on private secondary marketplaces which are considered riskier than securities of publicly traded companies due to the differences in their valuations. As a result, we will value these investments quarterly at fair value as determined in good faith in accordance with valuation policies and procedures approved by our Board.
•	We may not realize gains from our equity investments.
•	The lack of liquidity in, and potentially extended holding period of, many of our investments may adversely affect our business and will delay any distributions of gains, if any.
•	We invest primarily in technology companies that are subject to specific industry risks that might affect the value of our investments.
•	We will generally not hold controlling equity interests in our portfolio companies.
•	We rely on the management of our portfolio companies and, although the Adviser will be responsible for monitoring the performance of each investment, there can be no assurance that the existing management team, or any successor, will be able to operate the company successfully, or in a way that is consistent with our investment objective.
•	Only limited information may be made available to us regarding our investments in potential portfolio companies.
•	Each portfolio company is under no obligation to furnish, or may generally resist providing, information to us with respect to any securities of the portfolio company, and we may waive or have contractual limitations with respect to such securities.
•	We may be exposed to substantial risk of loss from environmental claims arising from investments made in companies with undisclosed or unknown environmental problems or with inadequate reserves, as well as from occupational safety issues and concerns.
•	We may face contingent liabilities that ultimately result in funding obligations that we must satisfy through our return of distributions previously made to us.

Risks associated with the transaction structures in which we invest

•	We may use a variety of structures to gain exposure to the economic benefits of stock ownership in underlying portfolio companies. The following sets out some of the risk factors associated with the structures of our investments.

Risks associated with forward security transactions

•	We may invest in “forward contracts” that involve shareholders (each a “counterparty”) of a potential portfolio company whereby such counterparties promise future delivery of such securities upon transferability or other removal of restrictions. Should counterparties breach their agreement inadvertently, by operation of law, intentionally, or fraudulently, it could affect our performance.
•	In cases where we purchase a forward contract through a secondary marketplace, we may have no direct relationship with, or right to contact, enforce rights against, or obtain personal information or contact information concerning a counterparty.
•	In cases where we purchase a forward contract, because each underlying portfolio company may not have necessarily approved or endorsed the transaction, it offers no warranties or other promises as to the validity or value thereof, and no promise that it will agree with, approve, or facilitate transfer of shares to us.
•	In cases where we purchase a forward contract, in the event of a public offering, sale, or other corporate event affecting a portfolio company, it could be complicated, uncertain, and require further legal review, negotiation, and other acts for us to work with brokers, transfer agents, and representatives of the portfolio company, its potential acquirer, and other parties.
•	The portfolio company may not be a party to and may not have approved or been informed of the counterparty’s transactions with us, and, should the portfolio company object to the existence of the forward contract, it may take any number of steps to discourage or obstruct the transactions.
•	Should a counterparty to a forward transaction die, become bankrupt, disabled, or no longer have legal capacity, it may not honor its contractual obligations with respect to its shares, and in some cases, may be relieved of such obligations.
•	Due to divorce, bankruptcy, or for other reasons, counterparties may be subject to court orders or other legal requirements affecting their shares that are inconsistent with their obligations to us.
•	To mitigate some of the risks inherent in purchasing forward contracts, we may purchase insurance (at additional cost to us), which may be inadequate, and coverage limited or denied due to (among other things) liability limits, exclusions, the scope and limitations of coverage, the good faith and compliance of the insurer in honoring claims, the performance of the pool in making claims, among other things.

Risks associated with investment in Private Funds

•	We may purchase units or shares of Private Funds or acquire shares in SPVs to gain economic exposure to private companies in the technology sector. Investing through such structure carries additional risk.
•	We will be subject to general risks associated with Private Funds, which include: the fees we pay to invest in a Private Fund may be higher than if the manager of the Private Fund managed our assets directly; incentive fees charged by certain Private Funds may incentivize its manager to make investments that are riskier and/or more speculative than those it might have made in the absence of an incentive fee; Private Funds are not publicly traded and therefore may not be as liquid as other types of investments; and Private Funds need not have independent boards, do not require shareholder approval of advisory contracts, may utilize leverage and may engage in joint transactions with affiliates, all of which present additional risks for stockholders.
•	To the extent we invest in Private Funds structured as Delaware Series LLCs, we will be subject to the risks inherent in such structures.
•	A Private Fund may not provide us audited financials, and, in the absence of such audited financials, we will not have an independent third party verifying financial reports.
•	No market for the interests in a Private Fund exists or is expected to develop, and it may be difficult or impossible to transfer the interests in such Private Fund, even in an emergency.
•	In purchasing a Private Fund interest, we entrust all aspects of the management of the Private Fund to its manager, and are subject to the risks inherent in relying on a third party manager.
•	Each Private Fund will be subject to a variety of litigation risks.
•	A Private Fund’s assets, including any investments made by the Private Fund and the portfolio companies held by the Private Fund, are available to satisfy all liabilities and other obligations of the Private Fund and we could find our interest in the Private Fund’s assets adversely affected by a liability arising out of an investment of the Private Fund.
•	We will be subject to general risks associated with SPVs, which include: the fees we pay to invest in an SPV may be higher than if we invested in the single underlying portfolio company directly; in purchasing an SPV interest, we entrust all aspects of the management of the SPV to its manager; some SPVs may impose restrictions on when investors may withdraw their investment or limit the amounts investors may withdraw which could hamper our ability to participate in other investment opportunities or cause us to sell other investments that we otherwise may not have sold; and SPVs are not publicly traded and therefore may not be as liquid as other types of investments.

General Market and Regulatory Risks

•	Political and economic events could adversely affect our business, financial condition or results of operations.
•	Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.
•	Our portfolio company investments will be subject to legal and regulatory risks and there can be no assurance that the relevant governmental entities will not legislate, impose regulations or change applicable laws or act contrary to the law in a way that would materially and adversely affect the business of the portfolio companies in which we invest.
•	Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions, could adversely affect our and our portfolio companies’ current and projected business, financial condition and results of operations and result in a decline in the valuation of our investments.

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Risks related to investing in the Company

•	We expect to hold investments that are not listed on any stock exchange and/or which may be illiquid without a readily independent market valuation.
•	We have indemnification obligations and such liabilities may be material and have an adverse effect on the returns to investors.
•	Instances may arise where the interests of the Adviser and its affiliates may potentially or actually conflict with our interests and the interests of our shareholders.
•	The investment team of the Adviser may have access to material nonpublic information of portfolio companies in which we invest. In the event that we become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, we could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have an adverse effect on our ability to achieve our investment objective.
•	We may be prohibited under the 1940 Act from conducting certain transactions with our affiliates without the prior approval of our Directors who are not interested persons and, in some cases, the prior approval of the SEC.

Risks related to the listing of our shares

•	Our stock price may be volatile, and could decline significantly and rapidly;
•	An active, liquid, and orderly market for our common stock may not develop or be sustained. You may be unable to sell your shares of common stock at or above the price at which you purchased them;
•	There is not a fixed or determined number of shares of common stock available for sale in connection with the registration and the listing of our shares of common stock. Therefore, there can be no assurance that the Selling Stockholder will sell any of its shares of common stock, and there may initially be a lack of supply of, or demand for, shares of our common stock on the NYSE.

Risks related to our securities and this offering

•	Common stock of closed-end management investment companies have in the past frequently traded at discounts to their NAVs, and we cannot assure you that the market price of our shares will not decline below our NAV per share.
•	If we issue preferred stock, the NAV and market value of our shares will likely become more volatile.

Risks related to leverage

•	We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.
•	Regulations governing our operation as a registered closed-end management investment company affect our ability to raise additional capital and the way in which we do so. The raising of debt capital may expose us to risks, including the typical risks associated with leverage.

Risks related to U.S. Federal Income Tax

•	We will be subject to U.S. federal income tax at corporate rates if we are unable to qualify and maintain our tax treatment as a RIC under Subchapter M of the Code
•	A portion of our income and fees may not be qualifying income for purposes of the income source requirement
•	We cannot predict how tax reform legislation will affect us or our stockholders

See "Risk Factors" section beginning on page 16 of this prospectus and other information included in this prospectus for additional discussion of factors you should consider before deciding to invest in our securities.

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FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. The expenses shown in the table under “Annual expenses” are based on estimated amounts for our current fiscal year. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us” or “the Company” or that “we” will pay fees or expenses, you will indirectly bear these fees or expenses as an investor in the Company.

Annual expenses:	Percentage of net assets attributable to common stock
Management Fee payable under the Investment Advisory Agreement	2.57	%(1)
Interest payments on borrowed funds	0.00	%(2)
Acquired Fund Fees and Expenses	0.00	%(3)
Other Expenses	2.42	%(4)
Total annual expenses	4.98	%(4)

(1)	Under the Investment Advisory Agreement, upon the listing of our shares of common stock on the NYSE, we will pay the Adviser a Management Fee, payable quarterly, in an amount equal to an annualized rate of 2.50% of our average gross assets, at the end of the two most recently completed calendar quarters. For purposes of the Investment Advisory Agreement, the term “gross assets” includes assets purchased with borrowed amounts, if any. Prior to the listing of our shares on the NYSE, we will pay a Management Fee, payable monthly, in an amount equal to 2.00% of the value of the invested capital. See “Management — Investment Advisory Agreement.”

The Management Fee reflected in the table is calculated by determining the ratio that the Management Fee bears to our net assets attributable to common stock (rather than our gross assets). The estimate of our Management Fee referenced in the table is based on our average gross assets (including assets purchased with borrowed money) of $57,445,967.

(2)	Within the first 12 months following the effectiveness of this registration statement, we do not intend to borrow money or issue debt securities or preferred shares.
(3)	Acquired Fund Fees and Expenses are the indirect costs of investing in other investment companies. The amounts under this line item are estimated to be less than 1 basis point. Therefore, any such estimated amounts are included in other expenses.

(4)	Includes accounting, legal and auditing fees of the Company, organizational and offering costs, expenses related to the Company's dividend reinvestment plan, as well as fees paid to the Administrator, the transfer agent, the custodian and the Independent Directors. We based these expenses on estimated amounts for the fiscal year ending December 31, 2023.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage and that our annual operating expenses would remain at the levels set forth in the table above. Transaction expenses are included in the following example.

Example	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$50	$150	$249	$499

The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, if our Board authorizes and we declare a cash dividend, participants in our dividend reinvestment plan who have not otherwise elected to receive cash will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend. See “Dividend Reinvestment Plan” for additional information regarding our dividend reinvestment plan.

This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

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THE COMPANY

We are a recently-formed, non-diversified, closed-end management investment company registered under the 1940 Act. We were formed on November 18, 2020 as a corporation under the laws of the State of Maryland. Our principal office is located at 1401 Lavaca Street, #144, Austin, Texas 78701, and our telephone number is (415) 639-9966.

The following table sets forth certain information as of June 30, 2023, for each portfolio company in which we have invested. Other than these investments, our only formal relationships with our portfolio companies are any board observation or participation rights we may receive.

Portfolio Company	Nature of Principal Business	Underlying Security Type	Cost of Investment	Fair Value of Investment
Space Exploration Technologies Corp.	Aviation/Aerospace	Common Stock(1)	$14,018,608	$15,419,589
Epic Games, Inc.	Gaming/Entertainment	Common Stock(1)	$6,998,590	$3,165,440
Revolut Group Holdings Ltd.	Financial Technology	Common Stock	$5,275,185	$1,742,500
Chime Financial Inc.	Financial Technology	Preferred Stock	$5,150,748	$1,205,000
Klarna Bank Ab	Financial Technology	Common Stock	$4,657,660	$687,125
Brex Inc.	Financial Technology	Common Stock(1)	$4,130,298	$2,122,938
Maplebear, Inc.	Mobile Commerce	Common Stock	$3,556,000	$718,755
Axiom Space, Inc.	Aviation/Aerospace	Preferred Stock	$4,679,683	$5,134,796
ClassDojo, Inc.	Education Services	Common Stock	$3,000,018	$1,592,040
Superhuman Labs, Inc.	Enterprise Software	Common Stock	$2,999,996	$2,099,958
CElegans Labs, Inc.	Financial Technology	Common Stock	$2,999,977	$2,999,977
Maplebear, Inc.	Mobile Commerce	Preferred Stock	$2,863,400	$606,800
Automation Anywhere, Inc.	Enterprise Software	Common Stock	$2,609,219	$382,206
Impossible Foods, Inc.	Food Products	Preferred Stock	$3,371,926	$673,907
Bolt Financial, Inc.	Financial Technology	Preferred Stock(1)	$2,000,020	$499,096
Boom Technology, Inc.	Aviation/Aerospace	Convertible Note	$2,000,000	$2,000,000
Relativity Space, LLC	Aviation/Aerospace	Common Stock(1)	$1,659,997	$1,555,926
Public Holdings, Inc.	Financial Technology	Common Stock	$999,990	$777,770
Discord, Inc.	Social Media	Preferred Stock	$889,055	$360,525
Jeeves, Inc.	Financial Technology	Preferred Stock	$749,997	$749,997
Discord, Inc.	Social Media	Common Stock	$724,942	$293,975
Flexport, Inc.	Supply Chain/Logistics	Common Stock	$520,000	$245,700
Total			$75,855,309	$45,034,020

(1) Investment held through a single-asset SPV. The Company has an ownership interest in the SPV, whose sole assets are shares of the underlying private company.

Portfolio Company	Nature of Principal Business	Underlying Security Type	Cost of Investment	Fair Value of Investment
Stripe, Inc.	Financial Technology	Forward Contract(2)	$3,478,813	$987,880
Plaid, Inc.	Financial Technology	Forward Contract(2)	$1,110,340	$418,634
Total			$4,589,153	$1,406,514

(2) Investment held through a single-asset SPV that holds forward contracts. The Company has an ownership interest in the SPV, whose sole assets are forward contracts to acquire shares of the underlying private company. Forward contracts involve the future delivery of shares of the portfolio company upon such securities becoming freely transferable or upon the removal of legends that restrict the transfer of such securities. The counterparties to the forward contracts are the shareholders of the private company who own the restricted shares. The Company does not have information as to the identities of the specific counterparties (the shareholders of the private company); however, counterparty risk is mitigated by the fact that there is not a single counterparty on the opposite side of the forward contracts and the sole obligation of the counterparties is to transfer shares following such time as the shares become freely transferable.

Set forth below is a brief description of each of our portfolio companies:

Space Exploration Technologies Corp.

Space Exploration Technologies Corp., doing business as SpaceX, is a space launch, exploration, and services business helmed by serial entrepreneur Elon Musk. Today, the company operates the Falcon 9 - a family of two-stage reusable rockets with 150+ successful launches since 2010 - and recently released its Starlink satellite-internet service. In addition to its ongoing expansion of Starlink, SpaceX has future plans to release Starship, a fully reusable and rapidly refuellable orbital class rocket that promises to expand global launch capacity dramatically if successful.

Epic Games, Inc.

Epic Games, Inc. is a North Carolina-based gaming and entertainment company developing open ecosystems that serve to unleash the creative potential of gamers, developers, and entertainers. Through its game store, the company offers titles such as Fortnite and Rocket League alongside non-Epic titles that leverage its social graph to offer in-game player interaction. Many of these games are powered by the company’s 3D Engine – Unreal Engine – which is today also used in film, engineering, and architecture. These businesses, together with others such as publishing and online services, have positioned the company as a leader in the global move to the metaverse, offering best-in-class identification and entertainment across immersive worlds.

Maplebear, Inc.

Maplebear, Inc., doing business as Instacart, operates North America’s largest two-sided marketplace for groceries, connecting individuals to local supermarkets and grocery stores through its online and mobile platform. The company’s full-service offering includes an extensive network of in-store shoppers and drivers, enabling same-day and – in select locations – one-hour delivery of essential goods. In addition to its grocery business, the company offers convenience product delivery for consumers and consumer insights and digital advertising for brands.

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Revolut Group Holdings Ltd.

Revolut Ltd. is a UK-based operator of a full-service financial platform for European consumers and businesses. Since its launch in 2015 as a foreign exchange and remittances app facilitating zero-fee international transfers and multi-currency accounts, the company has leveraged its best-in-class payments product to build and scale digital financial ecosystems for both individuals and enterprises, now offering services such as payroll, corporate cards, stock trading, and teen / junior banking. The company is currently expanding its services to Southeast Asia and the United States.

Chime Financial Inc.

Chime Financial Inc., doing business as Chime, is a California-based operator of a financial services platform focused on broadening access to banking services to those who are underserved by legacy institutions. The company’s mobile application and website are built to minimize cost – eliminating overdraft fees, monthly service fees, ATM fees, and more – and maximize convenience – through products such as salary advances and round-ups –in managing one’s finances.

Klarna Bank AB

Klarna Bank AB is a Swedish e-commerce company that helps merchants offer convenient payment solutions to online shoppers. While the company was one of the progenitors of the payment offering of “buy now, pay later” installment loans, it now offers an interest-free credit card and global direct-to-consumer (D2C) shopping app among other ancillary products.

Brex Inc.

Brex Inc. is a California-based financial technology company building a next-generation B2B financial stack, starting with corporate card issuance and spend management. Initially a card offering focused on startups – with 20x higher limits and a suite of automations – the company is now executing on a broader vision, supporting venture-backed and middle-market companies by providing a full suite of financial services products that includes accounting, cash management, borrowing, and payment automation and reconciliation.

Stripe, Inc.

Stripe, Inc. is a California-based payments processing company creating the financial infrastructure for the internet economy. Millions of companies use Stripe’s API and comprehensive suite of ecommerce services as an operating system for accepting, reconciling, and sending payments. As it reduces the complexity of business creation and streamlines payment processes for established businesses, the company has established itself as a foundational part of the payments infrastructure powering online commerce.

Axiom Space, Inc.

Axiom Space, Inc. is a Texas-based space exploration service provider and future operator of Axiom Station, the natural successor to the International Space Station (ISS). Led by former NASA ISS Program Manager Michael Suffredini and serial entrepreneur Kam Ghaffarian, the company intends to become the leading provider of destinations in space, unlocking demand in areas such as microgravity research, LEO astronaut training, deep space exploration, and national security.

CElegan Labs Inc.

CElegans Labs, Inc., doing business as AtoB, is a California-based operator of a financial technology platform servicing the fleet management industry. Operating in an industry in which market share is concentrated in legacy service providers with low customer satisfaction scores, the company intends to use its transparent, fee-free fleet card and follow-on offerings for trucking companies, fuel merchants, and drivers to become the leading payments infrastructure provider for transportation.

ClassDojo, Inc.

ClassDojo, Inc. is a California-based operator of a social application that connects primary school teachers, students, and families through its messaging and learning platform. Using the application, teachers can leave feedback on students' progress, parents can check in, and students can learn in fun and unique ways. In building out this product offering, the company has also built one of the largest and most engaged K-8 social networks in the United States.

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Superhuman Labs, Inc.

Superhuman Labs, Inc., doing business as Superhuman, is a California-based company offering an email client that optimizes daily online communication. The company’s application uses features such as keyboard shortcuts for standard functions, augmented insights, and AI-powered triage to enable speed and simplicity in the inbox and ensure that important emails go answered.

Automation Anywhere, Inc.

Automation Anywhere, Inc. is a California-based enterprise software solutions provider focused on robotic process automation (RPA). Using the company’s Automation 360 platform and focused products such as IQ Bot, Bot Store, Bot Insight, and FortressIQ, enterprises in industries such as financial services, healthcare, and insurance can build and deploy intelligent digital workforces that automate business processes from end-to-end.

Impossible Foods, Inc.

Impossible Foods, Inc. is a California-based consumer goods producer, operating an extensive research and development platform that creates food products from scalable, sustainable plant ingredients. As global agricultural resource use continues to expand at the expense of biodiversity, the company has built out the technological infrastructure – buffeted by a world-class team of scientists and experts – necessary to counter this dynamic and produce mainstream meat alternatives that consumers prefer to animal-derived meat.

Boom Technology, Inc.

Boom Technology, Inc., doing business as Boom Supersonic, is a Colorado-based aviation manufacturing business building the Overture: the first supersonic airliner ready for large-scale adoption. Leveraging technological advances that enable efficient, sustainable speed without sacrificing comfort, the company intends to disrupt the market for premium international travel by offering leading airlines better margins, compelling time savings, and brand differentiation as means of early adoption.

Bolt Financial, Inc.

Bolt Financial, Inc. is a California-based embedded financial technology solution for checkout, offering a microservices architecture for products across the ecommerce stack. Initially a checkout optimization tool for SMBs, the solution’s malleability and uplift have opened the door to partners who are pivoting away from walled garden approaches to payments in order to retain merchants and large portfolio groups that are looking to remediate models in which enterprise resource planning, tax, payments, and other solutions lack a coherent framework across brands.

Discord, Inc.

Discord, Inc. is a California-based operator of a social chat and audio and video platform. The company’s application, conceived to help gamers communicate lag-free in real time, consists of channels for messaging and chat that are nested within interest-based servers. This organizational hierarchy has helped Discord grow beyond its initial community and become the leading infrastructure and engagement mechanism for anyone looking to create new communities for any particular interest.

Jeeves, Inc.

Jeeves, Inc. is a Florida-based provider of an all-in-one expense management platform for global SMBs and startups. In serving as a single source of truth for international spend, the company has quickly positioned itself as a leading corporate card in Latin America.

Relativity Space, LLC

Relativity Space, LLC, doing business as Relativity, is a California-based aerospace manufacturing company building the Terran 1: the world’s first 3D printed commercial space launch vehicle. Currently the most pre-sold rocket in history before launch, the Terran 1 and its sister vehicle – the fully-reusable Terran R – are intended to validate the company’s ability to use software-driven 3D printing factories to accelerate production timelines, reduce materials usage, and modularize space mobility manufacturing.

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Plaid, Inc.

Plaid, Inc. is a California-based financial technology platform that serves as the identity layer for consumer banking, payments, and other financial services. The company’s technology helps individuals easily share high-fidelity, standardized financial and personal account data with partner sites, authorizing accounts and authenticating bank data such as balances in real-time. These solutions serve to expedite processes for developers and the end user without sacrificing security.

Public Holdings, Inc.

Public Holdings, Inc., doing business as Public, is a New York-based operator of a social investment application. By combining the ease-of-use of a retail-oriented stock trading platform – incorporating features such as fractional shares and zero-commission trading – and the education and engagement of a social media platform, Public intends to help the everyday investor invest with context. In addition to these services, the company offers exclusive educational content from a curated set of investors and influencers and an option to tip on transactions.

Flexport, Inc.

Flexport, Inc. is a California-based operator of a digital freight forwarding and customs brokerage platform that intends to serve as a supply chain and logistics source of truth. Using the company’s cloud-native, web-based solution for shippers and vendors, clients can experience unprecedented visibility and interactivity across their supply chain and logistics value chains.

USE OF PROCEEDS

We will not receive any proceeds from the sales of shares of our common stock by the Selling Stockholder.

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RISK FACTORS

Investing in our common stock involves a number of significant risks. Before you invest in our common stock, you should be aware of various risks associated with the investment, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to make an investment in our common stock. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, you may lose all or part of your investment.

General Risks

Limited operating history as a closed-end investment company

We are a non-diversified, closed-end management investment company with limited operating history. As a result, we are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of your investment could decline substantially or become worthless.

No assurance of investment return

The types of investments that we make involve a high degree of risk. In general, financial and operating risks confronting our portfolio companies can be significant. We cannot provide assurance that we will be able to choose, make or realize investments in any particular company or portfolio of companies. Moreover, while the type of investments that we make offers the possibility of substantial returns, such investments also involve a high degree of financial risk and can result in substantial or total capital losses.

In addition, there can be no assurance that we will be able to generate returns for our investors or that the returns will be commensurate with the risks of investing in the type of companies and transactions described in this prospectus. The performance and appreciation of the investments that comprise our portfolio will depend on the successful operation of the companies in which we invest, prevailing interest rates, and other market conditions over which we and the Adviser will have no control. Returns generated from our investments may not adequately compensate investors for the business and financial risks assumed, and an investor may lose all or a part of its investment in our shares.

Reliance on the Adviser

The Adviser has no prior experience managing a registered closed-end investment company. The Adviser provides us with management and advisory services and makes investment decisions on our behalf. Investors will have no role in making decisions with respect to the management, disposition or other realization of any investment, or decisions regarding our business and affairs. Consequently, our success will depend, in large part, upon the skill and expertise of the Adviser and its investment professionals. Furthermore, the investment professionals will not focus exclusively on our operations and may have responsibility for other managed investment funds.

The Adviser’s team of investment professionals will evaluate, negotiate, structure, close and monitor our investments in accordance with the terms of this prospectus. The Adviser’s team of investment professionals is currently composed of Sohail Prasad and Christine Healey, both of whom serve on the Investment Committee. There can be no assurance that the investment and other professionals upon which the Adviser relies will continue to be associated with the Adviser while the Adviser serves as our investment adviser. Our future success will depend to a significant extent on the continued service and coordination of the Adviser’s team of investment professionals. If the Adviser’s team of investment professionals does not maintain their existing relationships with sources of investment opportunities and does not develop new relationships with other sources of investment opportunities available to us, we may not be able to grow our investment portfolio. In addition, individuals with whom the Adviser’s team of investment professionals has relationships are not obligated to provide us with investment opportunities. Therefore, the Adviser can offer no assurance that such relationships will generate investment opportunities for us. Furthermore, the Adviser cannot assure investors that the Adviser will remain our investment adviser or that we will continue to have access to its investment professionals or its information and deal flow.

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Investment due diligence and investment research may not reveal all relevant facts regarding investment opportunities

When conducting due diligence and investment research, we may be required to evaluate important and complex business, financial, tax, accounting, environmental, social, governance and legal metrics. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence and investment research process in varying degrees depending on the type of investment. When conducting due diligence and investment research and making an assessment regarding an investment, the Adviser may rely on information provided by such persons, or by the management of the target of the investment or their advisors. The due diligence investigation and investment research that the Adviser carries out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity, may lead to inaccurate or incomplete conclusions, or may be manipulated by fraud. Moreover, such an investigation will not necessarily result in the investment being successful.

Competition for investment opportunities; difficulty of locating suitable investments and meeting investment objective

A large number of entities compete with us to make the types of direct equity investments that we target as part of our business strategy. We compete for such investments with a large number of private equity and venture capital funds, other equity and non-equity based investment funds, investment banks and other sources of financing, including traditional financial services companies such as commercial banks and specialty finance companies. Many of our competitors are substantially larger than us and have considerably greater financial, technical and marketing resources than we do. We may be at a competitive disadvantage with our competitors in a particular sector or investment, as some of them have greater capital, lower targeted returns, a greater willingness to take on risk, more personnel or greater sector or investment strategy specific expertise. We may be unable to find a sufficient number of attractive opportunities to meet our investment objective and there is no assurance as to the timing of investments. The Adviser expects us to benefit from its relationships and experience making investments; however, there can be no assurance that the Adviser will be able to maintain or draw upon such relationships, which could have an adverse effect on our ability to find suitable investments and otherwise achieve our investment objective. Furthermore, the Adviser will emphasize or de-emphasize different aspects of its investment strategy from time to time, and refine or add to our investment strategy, to respond to changes in market conditions, and there can be no assurance that the Adviser will follow the investment strategy and process described herein for every investment.

Non-U.S. Investments Risk.

Non-U.S. securities involve certain factors not typically associated with investing in U.S. securities, including risks relating to: (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various foreign currencies in which foreign investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) inflation matters, including rapid fluctuations in inflation rates; (iii) differences between the U.S. and foreign securities markets, including potential price volatility in and relative liquidity of some foreign securities markets, the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and the potential of less government supervision and regulation; (iv) economic, social and political risks, including potential exchange control regulations and restrictions on foreign investment and repatriation of capital, the risks of political, economic or social instability and the possibility of expropriation or confiscatory taxation; (v) the possible imposition of foreign taxes on income and gains recognized with respect to such securities; and (vi) difficulties in enforcing legal judgements in foreign courts. Laws and regulations of foreign countries may impose restrictions that would not exist in the United States and may require financing and structuring alternatives that differ significantly from those customarily used in the United States. No assurance can be given that a change in political or economic climate, or particular legal or regulatory risks, including changes in regulations regarding foreign ownership of assets or repatriation of funds or changes in taxation might not adversely affect an investment by us.”

Our investment portfolio will be recorded at fair value as determined in good faith in accordance with procedures established by our Board and, as a result, there is and will be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined in accordance with procedures established by our Board. There may not be a public market or active secondary market for certain of the types of investments that we hold and intend to make. Our investments may not be publicly traded or actively traded on a secondary market but, instead, may be traded on a privately negotiated over-the-counter secondary market for institutional investors, if at all. As a result, we will value these investments quarterly at fair value as determined in good faith in accordance with valuation policies and procedures approved by our Board.

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The determination of fair value, and thus the amount of unrealized appreciation or depreciation we may recognize in any reporting period, is to a degree subjective, and our Adviser has a conflict of interest in making recommendations of fair value. We will value our investments quarterly at fair value in accordance with valuation policies and procedures approved by our Board, based on, among other things, input of the Adviser and independent third-party valuation firm(s) engaged at the direction of the Board. The types of factors that may be considered in determining the fair values of our investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow, current market interest rates and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, the valuations may fluctuate significantly over short periods of time due to changes in current market conditions. The determinations of fair value in accordance with procedures established by our Board may differ materially from the values that would have been used if an active market and market quotations existed for such investments. Our net asset value could be adversely affected if the determinations regarding the fair value of the investments were materially higher than the values that we ultimately realize upon the disposal of such investments.

Any unrealized losses we experience on our portfolio may be an indication of future realized losses.

As a registered closed-end management investment company, we are required to carry our investments at market value or, if no market value is ascertainable, at the fair value as determined in good faith by the Adviser as the valuation designee pursuant to policies and procedures approved by our board of directors. Decreases in the market values or fair values of our investments are recorded as unrealized depreciation. Any unrealized losses in our portfolio could be an indication of an issuer’s inability to meet its repayment obligations. This could result in realized losses in the future.

Efforts to comply with the Sarbanes-Oxley Act will involve significant expenditures, and non-compliance with such regulations may adversely affect us.

We are subject to the Sarbanes-Oxley Act and the related rules and regulations promulgated by the SEC. We are required to periodically review our internal control over financial reporting, and evaluate and disclose changes in our internal control over financial reporting. Developing and maintaining an effective system of internal controls may require significant expenditures, which may negatively impact our financial performance. This process will also result in a diversion of management's time and attention. We cannot be certain as to the timing of the completion of our evaluation, testing and remediation actions or the impact of the same on our operations and we may not be able to ensure that the process is effective or that our internal control over financial reporting will be effective in a timely manner. In the event that we are unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors and lenders to lose confidence in our reported financial information, which could have a negative effect on our ability to continue the offering.

Risks Associated with Our Investment Strategy

Investment methodology

We may employ certain strategies that depend upon the reliability and accuracy of the Adviser’s analytical investment processes. To the extent such investment processes (or the assumptions underlying them) do not prove to be correct, we may not perform as anticipated, which could result in substantial losses.

Identification of appropriate investments

Our success as a whole depends on the identification and availability of suitable investment opportunities and terms. The availability and terms of investment opportunities will be subject to market conditions, prevailing regulatory conditions in regions where we may invest, and other factors outside our control. In addition, we may find ourselves in competition with other funds that have entered or may enter its markets or with private equity funds and financial institutions that may be willing to extend financing on terms that are more favorable to the portfolio company than the Adviser believes are appropriate in light of the risk of the investment. Therefore, there can be no assurance that appropriate investments will be available to, or identified or selected by, us.

Concentration of investments

Many of our investments will be in U.S. private companies in the technology sector, and therefore will be particularly exposed to the risks attendant to investments in that sector. Except as otherwise described herein, investors generally have no assurance as to the degree of diversification of our investments, either by geographic region, asset type or sector. Accordingly, a significant portion of our investments may be made in relatively few geographic regions, asset types, security types or industry sectors. Any such concentration of risk may increase losses suffered by us, which could have a material adverse effect on our overall financial condition. Even when the Adviser attempts to control risks and diversify the portfolio, risks associated with different assets may be correlated in unexpected ways, with the result that we face concentrated exposure to certain risks. Conversely, the Adviser may encounter unexpected changes in the correlation of assets or markets, which confound their attempts to hedge or limit risk and result in investment losses. Many risk management techniques are based on observed historical market behavior, but future market behavior may be entirely different. Although the Adviser attempts to identify, monitor and manage significant risks, these efforts may not necessarily take all risks into account and there can be no assurance that these efforts will be effective. Any inadequacy or failure in the Adviser’s risk management efforts could result in material losses for us.

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Inability to make follow-on investments

Following our initial investment in portfolio companies or assets, we may be called upon to provide additional investments in that portfolio company as follow-on investments, in order to: (1) increase or maintain in whole or in part our equity ownership percentage; (2) exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or (3) attempt to preserve or enhance the value of our investment.

We may elect not to make follow-on investments, or may otherwise lack sufficient funds to make those investments or lack access to desired follow-on investment opportunities. We have the discretion to make any follow-on investments, subject to the availability of capital resources and of the investment opportunity. The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our concentration of risk, because we prefer other opportunities, or we lack access to the desired follow-on investment opportunity.

In addition, we may be unable to complete follow-on investments in our portfolio companies that have conducted an IPO as a result of regulatory or financial restrictions.

Litigation and regulatory investigations

The Adviser anticipates that, from time to time, the Adviser and its affiliates may be named as defendants in civil proceedings. Litigation or threats of litigation consume time and resources and jeopardize the successful closing of transactions. Moreover, the outcome of such proceedings may materially adversely affect the value of portfolio positions, may be impossible to predict, and may continue unresolved for long periods of time. The expense of prosecuting claims, for which there is no guarantee of success, and/or the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by us and would reduce net assets.

As an investment adviser, the Adviser expects to have interactions with and inquiries from regulators from time to time, including but not limited to matters related to us, the Adviser and its affiliates.

Risks Associated with Our Investments

Risks associated with investments in rapidly growing venture-capital-backed emerging companies

Investments in the rapidly growing venture-capital-backed emerging companies that we target involves a number of significant risks, including the following:

•	these portfolio companies may have limited financial resources and may be unable to meet their obligations under their existing debt, which may lead to equity financings, possibly at discounted valuations, in which we could be substantially diluted if we do not or cannot participate, bankruptcy or liquidation and the reduction or loss of our equity investment;

•	they typically have limited operating histories, narrower, less established product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions, market conditions and consumer sentiment in respect of their products or services, as well as general economic downturns;

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•	they generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;

•	because they are privately owned, there is generally little publicly available information about these businesses; therefore, although we will perform due diligence investigations on these portfolio companies, their operations and their prospects, we may not learn all of the material information we need to know regarding these businesses and, in the case of investments we acquire on private secondary transactions, we may be unable to obtain financial or other information regarding the companies with respect to which we invest. Furthermore, there can be no assurance that the information that we do obtain with respect to any investment is reliable;

•	they are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the portfolio company and, in turn, on us; and

•	such private companies frequently have much more complex capital structures than traditional publicly traded companies, and may have multiple classes of equity securities with differing rights, including with respect to voting and distributions. In addition, it is often difficult to obtain financial and other information with respect to private companies, and even where we are able to obtain such information, there can be no assurance that it is complete or accurate. In certain cases, such private companies may also have senior or pari passu preferred stock or senior debt outstanding, which may heighten the risk of investing in the underlying equity of such private companies, particularly in circumstances when we have limited information with respect to such capital structures. Although we believe that our investment professionals have extensive experience evaluating and investing in private companies with such complex capital structures, there can be no assurance that we will be able to adequately evaluate the relative risks and benefits of investing in a particular class of a portfolio company’s equity securities. Any failure on our part to properly evaluate the relative rights and value of a class of securities in which we invest could cause us to lose part or all of our investment, which in turn could have a material and adverse effect on our net asset value and results of operations.

A portfolio company’s failure to satisfy financial or operating covenants imposed by its lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize our equity investment in such portfolio company. We may incur expenses to the extent necessary to seek recovery of our equity investment or to negotiate new terms with a financially distressed portfolio company.

The securities of our portfolio companies are illiquid

The securities of our portfolio companies are illiquid, and the inability of these portfolio companies to complete an IPO or consummate another liquidity event within our targeted time frame for that investment will extend the holding period of our investments, may adversely affect the value of these investments, and will delay the distribution of gains, if any. The IPO market is, by its very nature, unpredictable. A lack of IPO opportunities for venture capital-backed companies could lead to companies staying longer in our portfolio as private entities still requiring funding. This situation may adversely affect the amount of available venture capital funding to late-stage companies that cannot complete an IPO. Such stagnation could dampen returns or could lead to unrealized depreciation and realized losses as some companies run short of cash and have to accept lower valuations in private fundings or are not able to access additional capital at all. A lack of IPO opportunities for venture capital-backed companies may also cause some venture capital firms to change their strategies, leading some of them to reduce funding of their portfolio companies and making it more difficult for such companies to access capital. This might result in unrealized depreciation and realized losses in such companies by other investment funds, like us, who are co-investors in such companies. There can be no assurance that we will be able to achieve our targeted return on our portfolio company investments if, as and when they go public.

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The equity securities we acquire in a portfolio company are generally subject to contractual transfer limitations imposed on the portfolio company’s stockholders as well as other contractual obligations, such as rights of first refusal and co-sale rights. These obligations generally expire only upon an IPO by the portfolio company or the occurrence of another liquidity/exit event. As a result, prior to an IPO or other liquidity/exit event, our ability to liquidate our private portfolio company positions may be constrained. Transfer restrictions could limit our ability to liquidate our positions in these securities if we are unable to find buyers acceptable to our portfolio companies, or where applicable, their stockholders. Such buyers may not be willing to purchase our investments at adequate prices or in volumes sufficient to liquidate our position, and even where they are willing, other stockholders could exercise their co-sale rights to participate in the sale, thereby reducing the number of shares available to sell by us. Furthermore, prospective buyers may be deterred from entering into purchase transactions with us due to the delay and uncertainty that these transfer and other limitations create.

If the portfolio companies in which we invest do not perform as planned, they may be unable to successfully complete an IPO or consummate another liquidity event within our targeted time frame, or they may decide to abandon their plans for an IPO. In such cases, we will likely exceed our targeted holding period and the value of these investments may decline substantially if an IPO or other exit is no longer viable. We may also be forced to take other steps to exit these investments.

The illiquidity of our portfolio company investments, including those that are traded on the trading platforms of private secondary marketplaces, may make it difficult for us to sell such investments should the need arise. Also, if we were required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. We will have no limitation on the portion of our portfolio that may be invested in illiquid securities, and we anticipate that all or a substantial portion of our portfolio may be invested in such illiquid securities at all times.

In addition, even if a portfolio company completes an IPO, we will typically not be able to sell our position until any applicable post-IPO lockup restriction expires. As a result of lockup restrictions, the market price of securities that we hold may decline substantially before we are able to sell them following an IPO. There is also no assurance that a meaningful trading market will develop for our publicly traded portfolio companies following an IPO to allow us to liquidate our position when we desire.

Risks related to investing in securities traded on private secondary marketplaces.

We will utilize private secondary marketplaces, such as Forge, SharesPost and CartaX, to acquire investments for our portfolio. When we purchase secondary shares, we may have little or no direct access to financial or other information from these portfolio companies. As a result, we will be dependent upon the relationships of our investment professionals to obtain the information necessary to perform research and due diligence, and to monitor our investments after they are made. There can be no assurance that our management team and investment professionals will be able to acquire adequate information on which to make its investment decision with respect to any private secondary marketplace purchases, or that the information it is able to obtain is accurate or complete. Any failure to obtain full and complete information regarding the portfolio companies with respect to which we invest through private secondary marketplaces could cause us to lose part or all of our investment in such companies, which would have a material and adverse effect on our net asset value and results of operations.

In addition, while we believe the ability to trade on private secondary marketplaces provides valuable opportunities for liquidity, there can be no assurance that the portfolio companies with respect to which we invest through private secondary marketplaces will have or maintain active trading markets, and the prices of those securities may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may result in an inability for us to realize full value on our investment. In addition, wide swings in market prices, which are typical of irregularly traded securities, could cause significant and unexpected declines in the value of our portfolio investments. Further, prices in private secondary marketplaces, where limited information is available, may not accurately reflect the true value of a portfolio company, and may overstate a portfolio company’s actual value, which may cause us to realize future capital losses on our investment in that portfolio company. If any of the foregoing were to occur, it would likely have a material and adverse effect on our net asset value and results of operations.

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Investments in private companies, including through private secondary marketplaces, also entail additional legal and regulatory risks, which expose participants to the risk of liability due to the imbalance of information among participants and participant qualification and other transactional requirements applicable to private securities transactions, the non-compliance with which could result in rescission rights and monetary and other sanctions. The application of these laws within the context of private secondary marketplaces and related market practices are still evolving, and, despite our efforts to comply with applicable laws, we could be exposed to liability. The regulation of private secondary marketplaces is also evolving. Additional state or federal regulation of these markets could result in limits on the operation of or activity on those markets. Conversely, deregulation of these markets could make it easier for investors to invest directly in private companies and affect the attractiveness of the Company as an access vehicle for investment in private shares. Private companies may also increasingly seek to limit secondary trading in their stock, such as through contractual transfer restrictions, and provisions in company charter documents, investor rights of first refusal and co-sale and/or employment and trading policies further restricting trading. To the extent that these or other developments result in reduced trading activity and/or availability of private company shares, our ability to find investment opportunities and to liquidate our investments could be adversely affected.

We may not realize gains from our equity investments

We invest principally in the equity and equity-related securities of what we believe to be rapidly growing venture-capital-backed emerging companies. However, the equity interests we acquire may not appreciate in value and, in fact, may decline in value.

In addition, the private company securities we acquire may be subject to drag-along rights, which could permit other stockholders, under certain circumstances, to force us to liquidate our position in a subject company at a specified price, which could be, in our opinion, inadequate or undesirable or even below our cost basis. In this event, we could realize a loss or fail to realize gain in an amount that we deem appropriate on our investment. Further, capital market volatility and the overall market environment may preclude our portfolio companies from realizing liquidity events and impede our exit from these investments. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We will generally have little, if any, control over the timing of any gains we may realize from our equity investments unless and until the portfolio companies in which we invest become publicly traded. In addition, the portfolio companies in which we invest may have substantial debt loads. In such cases, we would typically be last in line behind any creditors in a bankruptcy or liquidation and would likely experience a complete loss on our investment.

The lack of liquidity in, and potentially extended holding period of, many of our investments may adversely affect our business and will delay any distributions of gains, if any.

Our investments will generally not be in publicly traded securities. Although we expect that some of our equity investments will trade on private secondary marketplaces, certain of the securities we hold will be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. In addition, while some portfolio companies may trade on private secondary marketplaces, we can provide no assurance that such a trading market will continue or remain active, or that we will be able to sell our position in any portfolio company at the time we desire to do so and at the price we anticipate. The illiquidity of our investments, including those that are traded on private secondary marketplaces, will make it difficult for us to sell such investments if the need arises. Also, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. We have no limitation on the portion of our portfolio that may be invested in illiquid securities, and a substantial portion or all of our portfolio may be invested in such illiquid securities from time to time.

In addition, because we generally invest in equity and equity-related securities, with respect to the majority of our portfolio companies, we do not expect regular realization events, if any, to occur in the near term. We expect that our holdings of equity securities may require several years to appreciate in value, and we can offer no assurance that such appreciation will occur.

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Technology-related industries in which we invest are subject to risks

Technology-related industries in which we invest are subject to risks, including volatility, intense competition, decreasing life cycles, product obsolescence, changing consumer preferences, periodic downturns, regulatory concerns and litigation risks. The revenue, income (or losses) and valuations of technology-related companies can and often do fluctuate suddenly and dramatically. In addition, because of rapid technological change, the average selling prices of products and some services provided by companies in technology-related sectors have historically decreased over their productive lives.

In addition, we expect our portfolio companies will face intense competition since their businesses are rapidly evolving, intensely competitive and subject to changing technology, shifting user needs and frequent introductions of new products and services. Potential competitors to our portfolio companies in the technology industry range from large and established companies to emerging start-ups. Further, such portfolio companies are, in many cases, subject to laws that were adopted prior to the advent of the Internet and related technologies and, as a result, may not contemplate or address the unique issues of the Internet and related technologies. The laws that do reference the Internet are being interpreted by the courts, but their applicability and scope remain uncertain. Claims have been threatened and filed under both U.S. and foreign laws for defamation, invasion of privacy and other tort claims, unlawful activity, copyright and trademark infringement, or other theories based on the nature and content of the materials searched and the ads posted by a company’s users, a company’s products and services, or content generated by a company’s users. Further, the growth of technology-related companies into a variety of new fields implicate a variety of new regulatory issues and may subject such companies to increased regulatory scrutiny, particularly in the United States and Europe. Any of these factors could materially and adversely affect the business and operations of a portfolio company in the technology industry and, in turn, adversely affect the value of these portfolio companies and the value of any securities that we may hold.

We will generally not hold controlling equity interests in our portfolio companies

Generally, we will not take controlling equity positions in our portfolio companies. As a result, we will be subject to the risk that a portfolio company may make business decisions with which we disagree, and the stockholders and management of a portfolio company may take risks or otherwise act in ways that are adverse to our interests. In addition, other stockholders, such as venture capital and private equity sponsors, that have substantial investments in our portfolio companies may have interests that differ from that of the portfolio company or its minority stockholders, which may lead them to take actions that could materially and adversely affect the value of our investment in the portfolio company. Due to the lack of liquidity for the equity and equity-related investments that we will typically hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company or its substantial stockholders, and may therefore suffer a decrease in the value of our investments.

Reliance on portfolio company management

The day-to-day operations of the portfolio companies in which we will invest will be the responsibility of such portfolio company’s management team. We do not intend to seek representation on the board of directors of portfolio companies or otherwise provide management or strategic planning assistance, and will not have an active role in the day-to-day management of the companies in which we invest. Although the Adviser will be responsible for monitoring the performance of each investment, there can be no assurance that the existing management team, or any successor, will be able to operate the company successfully, or in a way that is consistent with our investment objective. To the extent that the senior management of a portfolio company performs poorly, or if a key manager of a portfolio company terminates employment, our investment in such company could be adversely affected. There are many challenges faced by leaders of venture-funded private companies, including resignations or dismissals of senior executive officers and other top managers, disputes among investors and board members, regulatory hurdles, bad press, allegedly unethical or illegal business practices, competition from larger companies with better resources and experience, and management complicity in discrimination and hostile workplace environments on account of race or gender. Our returns will depend in large part on the performance of these unrelated individuals and could be substantially adversely affected by the unfavorable performance of a small number of such individuals.

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In addition, we will generally participate in the capital structure of the portfolio companies on the basis of financial projections for such portfolio companies. Projected operating results will normally be based in part on the judgment of the management of the portfolio company. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. There can be no assurance that the projected results will be obtained, and actual results may vary significantly from the projections. In circumstances in which the Adviser relies on information from corporate management, the Company may be subject to the risk of dysfunctional or fraudulent management and/or accounting irregularities.

Limited information

Only limited information may be made available to us regarding our investments in potential portfolio companies. There generally will be little or no publicly available information regarding the status and prospects of the portfolio company. Investment decisions may depend on the ability to obtain relevant information from non-public sources, and we may be required to make decisions without complete information or in reliance upon information provided by third parties that is impossible or impracticable to verify. There is a risk that: (i) there are facts or circumstances pertaining to a portfolio company that the public (including us) are not aware of; and (ii) publicly available information concerning the a portfolio company upon which we rely may prove to be inaccurate, and, as a result of (i) or (ii), the investor may suffer a partial or complete loss on its investment.

No guarantee of future access to information

Each portfolio company is under no obligation to furnish, or may generally resist providing, information to us with respect to any securities of the portfolio company, and we may waive or have contractual limitations with respect to such securities. Exercise and use of any information rights with respect to the portfolio company shall be at our sole discretion.

Environmental Liability

We may be exposed to substantial risk of loss from environmental claims arising from investments made in companies with undisclosed or unknown environmental problems or with inadequate reserves, as well as from occupational safety issues and concerns. Under various laws, ordinances and regulations, an owner of assets may be liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner’s liability, therefore, as to any property are generally not limited under such laws and could exceed the value of the property and/or the aggregate assets of the owner. The presence of such substances, or the failure to properly remediate contamination from such substances, may adversely affect the owner’s ability to sell the assets or to borrow funds using such assets as collateral, which could have an adverse effect on our return from such investments. Environmental claims with respect to a specific investment may exceed the value of such investment, and under certain circumstances, subject our other assets to such liabilities.

Contingent Liabilities

Our investments will be in private securities. In connection with the disposition of an investment in private securities, we may be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to potential liabilities. These arrangements may result in contingent liabilities that ultimately result in funding obligations that we must satisfy through our return of distributions previously made to us.

Risks Associated with the Transaction Structures in which we Invest

We may use a variety of structures to gain exposure to the economic benefits of stock ownership in underlying portfolio companies. The following sets out some of the risk factors associated with the structures of our investments.

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Risks associated with forward security transactions

Forward shareholder performance

We may invest in “forward contracts” that involve shareholders (each a “counterparty”) of a potential portfolio company whereby such counterparties promise future delivery of such securities upon transferability or other removal of restrictions.

These may involve counterparty promises of future performances, including among other things, transferring shares to us in the future, paying costs and fees associated with maintaining and transferring the shares, not transferring or encumbering their shares, and participating in further acts required of shareholders by the counterparty and their agreement with us. Should counterparties breach their agreement inadvertently, by operation of law, intentionally, or fraudulently, it could affect our performance. Our ability and right to enforce transfer and payment obligations, and other obligations, against counterparties could be limited by acts of fraud or breach on the part of counterparties, operation of law, or actions of third parties. Measures we take to mitigate these risks, including powers of attorney, specific performance and damages provisions, any insurance policy, and legal enforcement steps, may prove ineffective, unenforceable, or economically impractical to enact.

No direct relationship

In cases where we purchase a forward contract through a secondary marketplace, we may have no direct relationship with, or right to contact, enforce rights against, or obtain personal information or contact information concerning the counterparty(ies). In such cases, we will not be direct beneficiaries of the portfolio company’s securities or related instruments. Instead, we would rely on a third party to collect, settle, and enforce its rights with respect to the portfolio company’s securities. There is no guarantee that said party will be successful or effective in doing so.

Portfolio company may not be a party

In cases where we purchase a forward contract, because each underlying portfolio company may not have necessarily approved or endorsed the transaction, it offers no warranties or other promises as to the validity or value of thereof, and no promise that it will agree with, approve, or facilitate transfer of shares to us.

Complications may arise with respect to a corporate event

In cases where we purchase a forward contract, in the event of a public offering, sale, or other corporate event affecting a portfolio company, it could be complicated, uncertain, and require further legal review, negotiation, and other acts for us to work with brokers, transfer agents, and representatives of the portfolio company, its potential acquirer, and other parties.

Portfolio company may object

The portfolio company may not be a party to and may not have approved or been informed of the counterparty’s transactions with us, unless otherwise disclosed. The portfolio company may, upon learning of the counterparty’s transactions, take steps to invalidate or frustrate them, demand that we stop purchasing portfolio company’s securities, or seek redress or retaliation against counterparties, us, or others. Should the portfolio company object to the existence of the forward contract, it may take any number of steps to discourage or obstruct the transactions, including claiming that the counterparty transactions violate the portfolio company’s agreements, claiming causes of action against counterparties or us, defensive measures intended to discourage counterparties from selling the portfolio company’s securities to us, refusing to accept or process securities transfers, or claiming rights to rescind our transactions or trigger rights of refusal to purchase the portfolio company’s securities involved in our transactions. Should a portfolio company wish to prospectively discourage secondary transactions by us, it may adopt policies or securities-related documents that makes such transactions impractical. A portfolio company may also object to use of its name, intellectual property, or public or non-public information about it. A portfolio company may be under no obligation to approve or recognize transactions involving the portfolio company’s securities that occur as a result of forward transactions. Conversely, a portfolio company that does wish to endorse, approve, or participate in the transactions may face complex and costly regulatory requirements and exposure to risk for doing so, which could discourage it from approving or participating in the transaction.

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Forward shareholder death, bankruptcy, or incapacity

Should a counterparty to a forward transaction die, become bankrupt, disabled, or no longer have legal capacity, it may not honor its contractual obligations with respect to its shares, and in some cases, may be relieved of such obligations.

Operation of law

Due to divorce, bankruptcy, or for other reasons, counterparties may be subject to court orders or other legal requirements affecting their shares that are inconsistent with their obligations to us.

Insurance

To mitigate some of the risks inherent in purchasing forward contracts, we may purchase insurance (at additional cost to us). To the extent we purchase insurance for a given forward transaction, such insurance may be inadequate, and coverage may be limited or denied due to (among other things) liability limits, exclusions, the scope and limitations of coverage, the good faith and compliance of the insurer in honoring claims, the performance of the pool in making claims, among other things. If transacting through a secondary market intermediary, we may not be direct beneficiaries of such insurance policy, and in those cases will have no direct right to make claims or enforce policy provisions. Instead, the third party itself would be the insured, and will pass along a share of any insurance proceeds to us. In the event any insurance policy expires, is terminated, or reaches its policy limits, we or the third party may or may not be able to secure a new underwriter on a commercially reasonable basis, even if we or the third party attempts to do so.

Risks associated with investments in Private Funds

We may purchase units or shares of Private Funds or acquire shares in SPVs to gain economic exposure to private companies in the technology sector. Investing through such structure carries additional risk, as detailed below.

General Private Fund risks

Our investments in Private Funds will require us to bear a pro rata share of the vehicles’ expenses, including management and performance fees. The fees we pay to invest in a Private Fund may be higher than if the manager of the Private Fund managed our assets directly. The incentive fees charged by certain Private Funds may create an incentive for its manager to make investments that are riskier and/or more speculative than those it might have made in the absence of an incentive fee. Private Funds are not publicly traded and therefore may not be as liquid as other types of investments. Furthermore, Private Funds are subject to specific risks, depending on the nature of the vehicle and also may employ leverage such that their returns are more than one times that of their benchmark which will amplify losses suffered by us when compared to unleveraged investments. For example, Private Funds need not have independent boards, do not require shareholder approval of advisory contracts, may utilize leverage and may engage in joint transactions with affiliates. These characteristics present additional risks for stockholders.

Risk inherent in investing through a Delaware Series LLC

Under Delaware law, an LLC may be composed of individual series of membership interests. This type of entity is referred to as a Series LLC. Each series effectively is treated as a separate entity, meaning the debts; liabilities, obligations and expenses of one series cannot be enforced against another series of the LLC or against the LLC as a whole. Each series can hold its own assets, have its own members, conduct its own operations and pursue different business objectives, but remain insulated from claims of members, creditors or litigants pursuing the assets of or asserting claims against another series. There is a certain degree of uncertainty surrounding the Series LLC form. For example, although Delaware law clearly provides for legal separation of series, it is unclear whether courts in other states and/or jurisdictions would recognize a legal separation of assets and liabilities within what is technically a single entity. Federal courts, and those of different states, may not have significant experience or legal precedent in resolving the associated legal issues. Therefore, even if a Delaware Series LLC were properly operated with distinct records relating to the assets and liabilities of each series, a court in another jurisdiction could determine not to recognize the legal separation afforded under Delaware law. As a further concern, in July 2017 the Uniform Law Commission approved the Uniform Limited Liability Company Protected Series Act that, if adopted by the various states, would establish new, uniform state laws concerning Series LLCs.

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No audited financials

A Private Fund may not provide audited financials to us. In the absence of audited financials, we will not have an independent third party verifying financial reports.

Limited liquidity of Fund interests

No market for the interests in a Private Fund exists or is expected to develop, and it may be difficult or impossible to transfer the interests in such Private Fund, even in an emergency. In addition, we will not have the right to withdraw or transfer any amount of our investment in a Private Fund without the prior consent of its manager, which consent may be withheld for any or no reason. As a result, we may need to hold the Private Fund interest indefinitely.

Management of a Private Fund

We will have no right or power to take part in the management of a Private Fund. Accordingly, we will have no opportunity to control the day-to-day operations, including investment and disposition decisions, of the underlying Private Fund. We will not receive the detailed financial information issued by the underlying portfolio company(ies) that may be available to the manager of the Private Fund. Accordingly, in purchasing a Private Fund interest, we entrust all aspects of the management of the Private Fund to its manager.

Risk inherent in reliance on a third party manager

The manager of a Private Fund may make decisions, which result in a loss for the Private Fund. There can be no assurance that a Private Fund’s manager will make decisions that improve the Private Fund’s performance or lead to a profitable outcome for us.

Litigation risks

Each Private Fund will be subject to a variety of litigation risks. In the event of a dispute arising from any activities relating to the operation of the Private Fund it is possible that the Private Fund, its manager, the Private Fund’s members, and persons associated or affiliated with such parties may be named as defendants. Under most circumstances, the Private Fund will indemnify its manager and their personnel against any costs they incur in connection with such disputes. Beyond direct costs, such disputes may adversely affect a Private Fund in a variety of ways, including by distracting the manager and harming relationships between the Private Fund and its portfolio company or other investors in the portfolio company.

Recourse to the Private Fund’s assets

A Private Fund’s assets, including any investments made by the Private Fund and the portfolio companies held by the Private Fund, are available to satisfy all liabilities and other obligations of the Private Fund. If the Private Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Private Fund’s assets generally and will not be limited to any particular assets, such as the asset representing the investment giving rise to the liability. Accordingly, we could find our interest in the Private Fund’s assets adversely affected by a liability arising out of an investment of the Private Fund.

General SPV Risks

Our investments in SPVs will typically require us to bear a pro rata share of the vehicles’ expenses, including operating and offering-related costs, which could result in higher expenses than if we invested in the single underlying portfolio company directly. Because SPVs are organized by managers unaffiliated with us and we will typically be one of many investors in the SPV, in purchasing an SPV interest, we entrust all aspects of the management of the SPV to its manager. SPVs are generally organized as limited liability companies, and to the extent an SPV is organized as a Delaware Series LLC, we would be subject to the risks inherent in investing in a Delaware Series LLC discussed above. Some SPVs in which we invest may impose restrictions on when investors may withdraw their investment or limit the amounts investors may withdraw. To the extent we seek to reduce or sell out our investment at a time or in an amount that is prohibited, we may not have the liquidity necessary to participate in other investment opportunities or may need to sell other investments that we may not have otherwise sold. Additionally, SPVs are not publicly traded and therefore may not be as liquid as other types of investments. These characteristics present additional risks for stockholders.

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General Market and Regulatory Risks

Political and economic risks

Downgrades by rating agencies to the U.S. government’s credit rating or concerns about its credit and deficit levels in general could cause interest rates and borrowing costs to rise, which may negatively impact our ability to access the debt markets on favorable terms. In addition, a decreased U.S. government credit rating could create broader financial turmoil and uncertainty, which may weigh heavily on our financial performance and the value of our common stock.

Deterioration in the economic conditions in the Eurozone and other regions or countries globally and the resulting instability in global financial markets may pose a risk to our business. Financial markets have been affected at times by a number of global macroeconomic events, including the following: large sovereign debts and fiscal deficits of several countries in Europe and in emerging markets jurisdictions, levels of non-performing loans on the balance sheets of European banks, the effect of the United Kingdom (the “U.K.”) leaving the European Union (the “EU”), instability in the Chinese capital markets and the COVID-19 pandemic. Global market and economic disruptions have affected, and may in the future affect, the U.S. capital markets, which could adversely affect our business, financial condition or results of operations. We cannot assure you that market disruptions in Europe and other regions or countries, including the increased cost of funding for certain governments and financial institutions, will not impact the global economy, and we cannot assure you that assistance packages will be available, or if available, be sufficient to stabilize countries and markets in Europe or elsewhere affected by a financial crisis. To the extent uncertainty regarding any economic recovery in Europe or elsewhere negatively impacts consumer confidence and consumer credit factors, our and our portfolio companies’ business, financial condition and results of operations could be significantly and adversely affected. Moreover, there is a risk of both sector-specific and broad-based corrections and/or downturns in the equity and credit markets. Any of the foregoing could have a significant impact on the markets in which we operate and could have a material adverse impact on our business prospects and financial condition.

Various social and political circumstances in the United States and around the world (including wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may also contribute to increased market volatility and economic uncertainties or deterioration in the United States and worldwide. Such events, including rising trade tensions between the United States and China, other uncertainties regarding actual and potential shifts in U.S. and foreign, trade, economic and other policies with other countries, the war between Russia and Ukraine, and the COVID-19 pandemic, could adversely affect our business, financial condition or results of operations. These market and economic disruptions could negatively impact the operating results of our portfolio companies.

Additionally, the Federal Reserve has raised interest rates multiple times since March 2022 and may continue to do so throughout the remainder of 2023. These developments, along with the United States government’s credit and deficit concerns, global economic uncertainties and market volatility, could cause interest rates to be volatile, which may negatively impact our performance.

Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.

Certain of our portfolio companies may be impacted by inflation. If such portfolio companies are unable to pass any increases in their costs along to their customers, it could adversely affect their results, which could in turn adversely impact our results of operations. In addition, any projected future decreases in our portfolio companies’ operating results due to inflation could adversely impact the fair value of our investments. Any decreases in the fair value of our investments could result in future unrealized losses and therefore reduce our net assets resulting from operations. Additionally, the Federal Reserve has raised, and has indicated its intent to continue raising, certain benchmark interest rates in an effort to combat inflation. There is no guarantee that the actions taken by the Federal Reserve will reduce or eliminate inflation.

Legal and regulatory risks

Government counterparties may have the discretion to change or increase regulation of a portfolio company’s operations, or implement laws or regulations affecting the portfolio company’s operations, separate from any contractual rights it may have. A portfolio company also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such company. Governments have considerable discretion in implementing regulations that could impact a portfolio company’s business, and because its business may provide basic, everyday services, and face limited competition, governments may be influenced by political considerations and may make decisions that adversely affect a portfolio company’s business. There can be no assurance that the relevant governmental entities will not legislate, impose regulations or change applicable laws or act contrary to the law in a way that would materially and adversely affect the business of our investments.

We may seek to acquire a significant stake in certain securities or instruments and may invest in certain sectors that are subject to special regulatory oversight. In such event, we may be required to file a notification with a governmental agency, seek regulatory approval or comply with other regulatory requirements. These requirements may result in a delay in, or prohibit, the acquisition of an investment. Compliance with regulatory requirements may result in additional costs to us. Such restrictions may also restrict or delay our ability to liquidate an investment.

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Investment and trading risks

All investments risk the loss of capital. No guarantee or representation is made that our investment program will be successful. There is no assurance that we will be able to generate positive returns for our investors or that the returns will be commensurate with the risks of investing in companies, securities and instruments and strategies described herein. There can be no assurance that our returns will not be correlated with a traditional portfolio of stocks or bonds. Our investment program may utilize such investment techniques as leverage, limited diversification and forward contracts, which practices can, in certain circumstances, magnify the adverse impact of market moves to which we may be subject or cause our net assets to appreciate or depreciate at a greater rate. We may invest in highly volatile securities or markets, which could impair our profitability or result in losses.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions, could adversely affect our portfolio companies’ current and projected business, financial condition and results of operations and result in a decline in the valuation of our investments.

Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank (SVB) was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (FDIC) as receiver. Similarly, on March 12, 2023, Signature Bank and Silvergate Capital Corp. were each swept into receivership. Although a statement by the Department of the Treasury, the Federal Reserve and the FDIC indicated that all depositors of SVB would have access to all of their money after only one business day of closure, including funds held in uninsured deposit accounts, borrowers under credit agreements, letters of credit and certain other financial instruments with SVB, Signature Bank or any other financial institution that is placed into receivership by the FDIC may be unable to access undrawn amounts thereunder. Although we are not a borrower or party to any such instruments with SVB, Signature Bank or any other financial institution currently in receivership, if any of our portfolio companies are parties to such instruments and are unable to access funds pursuant to such instruments or lending arrangements with such a financial institution, such portfolio companies’ business, financial condition and results of operations could be adversely affected, which could, in turn, result in a decline in the valuation of our investments.

Risks Related to Investing in the Company

Difficulty of asset valuations or appraisals

We hold investments that are not listed on any stock exchange and/or which may be illiquid without a readily independent market valuation. We are required to fair value such investments and expect to conduct our own fair valuations consistent with valuation policies and procedures adopted by the Board. The Adviser also utilizes alternative valuation methods, such as engaging third-party valuation providers or pricing services, as it determines is necessary in order to fair value such investments. All valuation methods necessarily involve a level of subjectivity for which objective support is unavailable. If a third party is used to assist with asset valuations, we will ultimately be responsible for the valuation of such assets notwithstanding the assistance from an independent third party provider.

Indemnification

We have indemnification obligations. Such liabilities may be material and have an adverse effect on the returns to investors. Our indemnification obligations would be payable from our assets, and such indemnification obligations will survive the winding-up and dissolution of the Company.

Potential conflicts of interest

Instances may arise where the interests of the Adviser and its affiliates may potentially or actually conflict with our interests and the interests of our shareholders. The following discussion enumerates certain potential conflicts of interest that should be carefully evaluated before making an investment in our shares. The discussion below does not seek to exhaustively describe all potential conflicts of interest.

The Adviser’s team of investment professionals will have substantial responsibilities in connection with the management of other investment funds, accounts and investment vehicles. Certain members of the Adviser’s investment team serve, or may serve, as officers, directors, members, or principals of entities that operate in the same or a related line of business as we do, or of investment funds, accounts, or investment vehicles managed by the Adviser. Similarly, the principals of Destiny XYZ Inc., our sponsor, and their respective affiliates may have other funds with similar, different or competing investment objectives, and such funds may not all be affiliated. For example, Mr.Prasad co-founded S2 Capital, which has invested in early stage technology companies and, subject to the Adviser’s conflicts of interest procedures, we may seek to invest in the same companies. In serving in these multiple capacities, they may have obligations to other investors in those entities, the fulfillment of which may not be in the best interests of us or our shareholders. These activities also may distract them from sourcing or servicing new investment opportunities for us or slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The principals of the Adviser, employees of Destiny XYZ Inc., and other funds sponsored by Destiny XYZ Inc., as passive investors in venture funds or other investment vehicles, may receive opportunities to invest in funds comprised of securities of late-stage private companies, that we may not have access to or which may not be appropriate for us to consider.

In addition, Mr.Prasad is a shareholder of Forge and SharesPost, preeminent private securities marketplaces, which we may utilize as a means to acquire equity and equity-related interests, subject to our best execution policy.

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Possession of Material Non-Public Information

The investment team of the Adviser may have access to material nonpublic information of portfolio companies in which we invest. In the event that we become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, we could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have an adverse effect on our ability to achieve our investment objective.

Exemptive Relief

We may be prohibited under the 1940 Act from conducting certain transactions with our affiliates without the prior approval of our Directors who are not interested persons and, in some cases, the prior approval of the SEC. We may co-invest with our Adviser or our officers and directors in a manner consistent with guidance promulgated under the no-action position of the SEC set forth in Mass Mutual Life Ins. Co. (SEC No-Action Letter, June 7, 2000), on which similarly situated funds like us rely in order to co-invest in a single class of privately placed securities so long as certain conditions are met, including that our investment adviser or an affiliate, acting on our behalf and on behalf of other clients, negotiates no term other than price. We, the Adviser and certain of its affiliates intend to submit an exemptive application to the SEC to permit us to co-invest with other funds managed by the Adviser or its affiliates to the extent we are unable to rely on the MassMutual No Action Letter. There can be no assurance that this exemptive order would be granted. If such relief is granted, then we would be permitted to co-invest with our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching of us or our shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of our shareholders and is consistent with our investment objective and strategies. The Adviser’s allocation policy will seek to ensure equitable allocation of investment opportunities between us and/or other funds managed by the Adviser or its affiliates over time.

Risks Related to the Listing of Our Shares

Our listing differs significantly from an underwritten initial public offering.

Prior to the opening of trading on the NYSE, there will be no book building process and no price at which underwriters initially sell shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on the NYSE. This listing of our shares of common stock on the NYSE differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

•	There are no underwriters. Therefore, buy and sell orders submitted prior to and at the opening of trading of our common stock on the NYSE will not have the benefit of being informed by a published price range or a price at which the underwriters initially sell shares to the public, as would be the case in an underwritten initial public offering. Moreover, there will be no underwriters assuming risk in connection with the initial resale of shares of our common stock. Unlike in a traditional underwritten offering, this registration statement does not include the registration of additional shares that may be used at the option of the underwriters in connection with overallotment activity. Moreover, we will not engage in, and have not and will not, directly or indirectly, engage in any special selling efforts or stabilization or price support activities in connection with any sales made pursuant to this registration statement. In an underwritten initial public offering, the underwriters may engage in “covered” short sales in an amount of shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the trading price of shares of common stock following the underwritten offering. Given that there will be no underwriters’ option to purchase additional shares and no underwriters engaging in stabilizing transactions with respect to the trading of our common stock on the NYSE, there could be greater volatility in the trading price of our common stock during the period immediately following the listing. See also “—Our stock price may be volatile, and could decline significantly and rapidly.”

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•	There is not a fixed or determined number of shares of common stock available for sale in connection with the registration and the listing of our shares of common stock. Therefore, there can be no assurance that the Selling Stockholder or other existing stockholders that may seek to sell their shares pursuant to Rule 144 of the Securities Act will sell any of their shares of common stock, and there may initially be a lack of supply of, or demand for, shares of our common stock on the NYSE. Alternatively, the Selling Stockholder or existing stockholders may choose to sell a large number of shares of common stock in the near term, resulting in potential oversupply of our common stock, which could adversely impact the trading price of our common stock once listed on the NYSE and thereafter.

•	We will not conduct a traditional “roadshow” with underwriters or host an “investor day” prior to the opening of trading of our common stock on the NYSE. Unlike firm commitment underwritten offerings, we do not intend to conduct a traditional roadshow to potential investors, and unlike other direct listings of shares, we do not intend to host an “investor day” or engage in investor education meetings that may aid in determining the appropriate price at which our shares are initially offered on the NYSE when they begin trading. We will instead rely on one or more designated market makers to determine the appropriate price at which our shares will initially trade. As a result, there may not be efficient or sufficient price discovery with respect to our common stock or sufficient demand among potential investors immediately after our listing, which could result in a more volatile trading price of our common stock.

Such differences from an underwritten initial public offering could result in a volatile trading price for our common stock and uncertain trading volume, which may adversely affect your ability to sell any shares of common stock that you may purchase.

Our stock price may be volatile, and could decline significantly and rapidly.

The listing of our common stock and the registration of the Selling Stockholder’s shares of common stock is a novel process that is not an underwritten initial public offering.

Prior to the opening trade, there will not be a price at which underwriters initially sell shares of common stock to the public as there would be in an underwritten initial public offering. The absence of a predetermined initial public offering price could impact the range of buy and sell orders collected by the NYSE from various broker-dealers. Consequently, upon listing on the NYSE, the trading price of our common stock may be more volatile than in an underwritten initial public offering and could decline significantly and rapidly.

Further, if the trading price of our common stock is above the level that investors determine is reasonable for our common stock, some investors may attempt to short our common stock after trading begins, which would create additional downward pressure on the trading price of our common stock, and there will be more ability for such investors to short our common stock in early trading than is typical for an underwritten public offering given the limited amount of contractual lock-up agreements or other restrictions on transfer.

The trading price of our common stock following the listing also could be subject to wide fluctuations in response to numerous factors in addition to the ones described in the preceding risk factors, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our financial condition, results of operations, or operating metrics and those of our competitors;

•	the number of shares of our common stock made available for trading;

•	failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or variance in our financial performance from expectations of securities analysts;

•	changes in our projected operating and financial results;

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•	future sales of our common stock by us or our stockholders;

•	changes in our board of directors, senior management, or key personnel;

•	the trading volume of our common stock;

•	general economic and market conditions; and

•	other events or factors, including those resulting from war, incidents of terrorism, pandemics (including the COVID-19 pandemic), elections, or responses to these events.

An active, liquid, and orderly market for our common stock may not develop or be sustained. You may be unable to sell your shares of common stock at or above the price at which you purchased them.

We currently expect our common stock to be listed and traded on the NYSE within 60 days following the effectiveness of this Registration Statement on Form N-2. Prior to listing on the NYSE, there has been no public market for our common stock. Moreover, consistent with Regulation M and other federal securities laws applicable to our listing, the Selling Stockholder has no specific plans to sell shares in the public market following the listing, and we have not discussed with potential investors their intentions to buy our common stock in the open market. While our common stock may be sold after our listing on the NYSE by the Selling Stockholder pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), unlike an underwritten initial public offering, there can be no assurance that the Selling Stockholder or other existing stockholders will sell any of their shares of common stock, and there may initially be a lack of supply of, or demand for, common stock on the NYSE. Conversely, there can be no assurance that the Selling Stockholder and other existing stockholders will not sell all of their shares of common stock, resulting in an oversupply of our common stock on the NYSE. In the case of a lack of supply of our common stock, the trading price of our common stock may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our common stock if they are unable to purchase a block of our common stock in the open market in a sufficient size for their investment objectives due to a potential unwillingness of our existing stockholders to sell a sufficient amount of common stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our common stock in a sufficient amount for their investment objectives, the market for our common stock may be more volatile without the influence of long-term institutional investors holding significant amounts of our common stock. In the case of a lack of demand for our common stock, the trading price of our common stock could decline significantly and rapidly after our listing. Therefore, an active, liquid, and orderly trading market for our common stock may not initially develop or be sustained, which could significantly depress the trading price of our common stock and/or result in significant volatility, which could affect your ability to sell your shares of common stock.

Risks Related to Our Securities and This Offering

Common stock of closed-end management investment companies have in the past frequently traded at discounts to their NAVs, and we cannot assure you that the market price of our shares will not decline below our NAV per share.

Common stock of closed-end management investment companies have in the past frequently traded at discounts to their respective NAVs and our common stock may also be discounted in the market. This characteristic of closed-end management investment companies is separate and distinct from the risk that our NAV per share may decline. We cannot predict whether shares of our common stock will trade above, at or below our NAV per share. In addition, if our common stock trades below our NAV per share, we will generally not be able to sell additional common stock to the public at market price except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our common stockholders, (3) upon the conversion of a convertible security in accordance with its terms or (4) under such circumstances as the SEC may permit.

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If we issue preferred stock, the NAV and market value of our common stock will likely become more volatile.

We cannot assure you that the issuance of preferred stock would result in a higher yield or return to our stockholders. The issuance of preferred stock would likely cause the NAV and market value of our common stock to become more volatile. If the dividend rate on the preferred stock were to approach the net rate of return on our investment portfolio, the benefit of leverage to the holders of our common stock would be reduced. If the dividend rate on the preferred stock were to exceed the net rate of return on our portfolio, the leverage would result in a lower rate of return to the holders of our common stock than if we had not issued preferred stock. Any decline in the NAV of our investments would be borne entirely by the holders of our common stock. Therefore, if the market value of our portfolio were to decline, the leverage would result in a greater decrease in NAV to the holders of our common stock than if we were not leveraged through the issuance of preferred stock. This greater NAV decrease would also tend to cause a greater decline in the market price for our common stock. We might be in danger of failing to maintain the required asset coverage of the preferred stock or of losing our ratings, if any, on the preferred stock or, in an extreme case, our current investment income might not be sufficient to meet the dividend requirements on the preferred stock. In order to counteract such an event, we might need to liquidate investments in order to fund a redemption of some or all of the preferred stock. In addition, we would pay (and the holders of our common stock would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred stock, including higher advisory fees if our total return exceeds the dividend rate on the preferred stock.

Risks Related to Leverage

We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.

As part of our business strategy, we may borrow from and issue senior debt securities to banks, insurance companies and other lenders or investors. Holders of these senior securities will have fixed-dollar claims on our assets that are superior to the claims of our shareholders. If the value of our assets decreases, leverage would cause our net asset value to decline more sharply than it otherwise would have if we did not employ leverage. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common stock dividend payments.

Our ability to service any borrowings that we incur will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures. Moreover, the Management Fee will be payable based on our average gross assets including assets purchased with borrowed amounts, if any, which may give our Adviser an incentive to use leverage to make additional investments. The amount of leverage that we employ will depend on our Adviser’s and our Board’s assessment of market and other factors at the time of any proposed borrowing. We cannot assure you that we will be able to obtain credit at all or on terms acceptable to us, which could affect our return on capital.

In addition to having fixed-dollar claims on our assets that are superior to the claims of our common shareholders, obligations to lenders may be secured by a first priority security interest in our portfolio of investments and cash.

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Regulations governing our operation as a registered closed-end management investment company affect our ability to raise additional capital and the way in which we do so. The raising of debt capital may expose us to risks, including the typical risks associated with leverage.

We may in the future issue debt securities or additional preferred stock and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, we are permitted, as a registered closed-end management investment company, to issue senior securities provided we meet certain asset coverage ratios (i.e., 300% for senior securities representing indebtedness and 200% in the case of the issuance of preferred stock under current law). If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such sales may be disadvantageous. Also, any amounts that we use to service our indebtedness would not be available for distributions to our stockholders. Furthermore, if we issue senior securities, we will be exposed to typical risks associated with leverage, including an increased risk of loss. If we issue preferred stock, such stock would rank “senior” to our shares of common stock, preferred stockholders would have separate voting rights on certain matters and have other rights, preferences and privileges more favorable than those of our stockholders, and we could be required to delay, defer or prevent a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in your best interest.

We are not generally able to issue and sell our common stock at a price below the then current NAV per share (exclusive of any distributing commission or discount). We may, however, sell our common stock at a price below the then current NAV per share if the Board determines that such sale is in our best interests and a majority of our stockholders approves such sale. In addition, we may generally issue additional shares of common stock at a price below NAV in rights offerings to existing stockholders, in payment of dividends and in certain other limited circumstances. If we raise additional funds by issuing more common stock, then the percentage ownership of our stockholders at that time will decrease, and you may experience dilution.

Risks Related to U.S. Federal Income Tax

We will be subject to U.S. federal income tax at corporate rates if we are unable to qualify and maintain our tax treatment as a RIC under Subchapter M of the Code

To maintain RIC tax treatment under the Code, we must meet the following minimum annual distribution, income source and asset diversification requirements. See “Certain U.S. Federal Income Tax Considerations.”

The Annual Distribution Requirement for a RIC will be satisfied if we timely distribute to our shareholders on an annual basis at least the sum of (i) 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess, if any, of realized net short term capital gains over realized net long term capital losses, and (ii) 90% of our net tax-exempt income for that taxable year. In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillback dividend” provisions of Subchapter M. We would be taxed, at U.S. federal corporate rates, on retained income and/or gains, including any short term capital gains or long term capital gains. Because we may use debt financing, we are subject to (i) an asset coverage ratio requirement under the 1940 Act and may, in the future, be subject to (ii) certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirements. If we are unable to obtain cash from other sources, or choose or are required to retain a portion of our taxable income or gains, we could (1) be required to pay excise taxes and (2) fail to qualify for RIC tax treatment, and thus become subject to U.S. federal income tax at corporate rates on our taxable income (including gains).

The income source requirement will be satisfied if we obtain at least 90% of our annual income from dividends, interest, payments with respect to securities loans, gains from the sale of stock or securities, net income from an interest in a qualified publicly traded partnership, or other income derived from the business of investing in stock or securities.

The asset diversification requirement will be satisfied if we meet certain asset diversification requirements at the end of each quarter of our taxable year. Specifically, at least 50% of the value of our assets must consist of cash, cash equivalents (including receivables), U.S. government securities, securities of other RICs, and other acceptable securities if such securities or any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and no more than 25% of the value of our assets can be invested in (i) the securities, other than U.S. government securities or securities of other RICs, of one issuer, (ii) the securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses, or (iii) the securities of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. If we are unable to dispose of investments quickly enough to meet the asset diversification requirement at the end of a quarter or obtain cash from other sources in order to meet the annual distribution requirement, we may fail to qualify for special tax treatment accorded to RICs and, thus, be subject to U.S. federal income tax at corporate rates.

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If we fail to qualify for or maintain RIC tax treatment for any reason and are subject to U.S. federal income tax at corporate rates, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution, and the amount of our distributions.

We may invest in certain foreign debt and equity investments that could be subject to foreign taxes (such as income tax, withholding, and value added taxes).

A portion of our income and fees may not be qualifying income for purposes of the income source requirement

Some of the income and fees that we may recognize will not satisfy the qualifying income requirement applicable to RICs. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy such requirement, we may be required to recognize such income and fees indirectly through one or more entities classified as corporations for U.S. federal income tax purposes. Such corporations will be required to pay U.S. corporate income tax on their earnings, which ultimately will reduce our return on such income and fees.

We cannot predict how tax reform legislation will affect us or our stockholders

Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. We cannot predict with certainty how any changes in the tax laws might affect us or our stockholders. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect us and our stockholders. Stockholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals.

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DISTRIBUTIONS

The timing and amount of our dividends, if any, will be determined by our Board. Any dividends to our shareholders will be declared out of assets legally available for distribution. We intend to focus on making capital gains-based investments from which we will derive primarily capital gains. As a consequence, we do not anticipate that we will pay distributions on a quarterly basis or become a predictable distributor of distributions, and we expect that our distributions, if any, will be much less consistent than the distributions of other registered investment companies that primarily make debt investments. The specific tax characteristics of our distributions will be reported to shareholders after the end of the calendar year. Future dividends, if any, will be determined by our Board.

To qualify as a RIC, we must timely distribute (or be treated as distributing) in each taxable year dividends of an amount equal to at least the sum of (i) 90% of our investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gains over net long-term capital losses, as well as other taxable income, excluding any net capital gains reduced by deductible expenses) and (ii) 90% of our net tax-exempt income for that taxable year. As a RIC, we generally will not be subject to U.S. federal income tax on our investment company taxable income and net capital gains that we distribute to shareholders. In addition, to avoid the imposition of a nondeductible 4% U.S. federal excise tax, we must distribute (or be treated as distributing) in each calendar year an amount at least equal to the sum of:

•	98% of our net ordinary income, excluding certain ordinary gains and losses, recognized during a calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of such calendar year; and

•	100% of any ordinary income and capital gain net income that we recognized in preceding years, but were not distributed in such years, and on which we paid no U.S. federal income tax.

We may incur in the future such excise tax on a portion of our income and gains. While we intend to distribute income and capital gains to minimize exposure to the 4% U.S. federal excise tax, we may not be able to, or may not choose to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

Dividend Reinvestment Plan

We have adopted an “opt out” dividend reinvestment plan for our shareholders. See “Dividend Reinvestment Plan.”

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THE COMPANY’S INVESTMENTS

Investment Objective and Investment Strategy

We intend to invest in a portfolio of what we believe to be 100 of the top venture-backed private technology companies. Our investment objective is to maximize our portfolio’s total return, principally by seeking capital gains on our equity and equity-related investments. Under normal market conditions, we will invest at least 80% of our total assets in equity and equity-linked securities of companies principally engaged in the technology sector. Equity-linked securities mean any debt or equity securities that are convertible, exercisable or exchangeable for equity securities of the issuer, or that provide us with economic exposure to the equity securities of such issuer. We will invest principally in the equity and equity-linked securities of what we believe to be rapidly growing venture-capital-backed emerging companies, located primarily in the United States. We may also invest on an opportunistic basis in select U.S. publicly traded equity securities or certain non-U.S. companies that otherwise meet our investment criteria. There can be no assurance that our investment objectives will be achieved or that our investment program will be successful. Our investment objective may be changed by our Board of Directors without prior shareholder approval.

To achieve our investment objective, we will leverage the Adviser’s extensive network of relationships with other sophisticated institutions to source and evaluate investments.

We will seek to deploy capital primarily in the form of non-controlling equity and equity-related investments, including common stock, warrants, preferred stock and similar forms of senior equity, which may or may not be convertible into a portfolio company’s common equity, and convertible debt securities with a significant equity component. In addition, we may purchase units or shares of Private Funds to gain economic exposure to private companies in the technology sector. We will limit our investments in such Private Funds to no more than 15% of our net assets. Nevertheless, as of the date of this prospectus, we have not invested in any Private Funds, and will provide notice to investors 60 days before making any such investments.

To maximize our portfolio’s total return, we will take a structure-agnostic approach to investing and also will deploy capital into equity-related and equity-linked investments such as forward contracts for future delivery of stock, swaps or other synthetic equity agreements, and purchases of units or other ownership of limited liability companies, limited partnerships, or other special purpose vehicles that serve to provide us with financial exposure to the equity of a single issuer or portfolio company.

We intend to achieve our investment objective by adopting the following investment strategies:

•	Identify high quality growth companies. Based on our experience in analyzing technology trends and markets, we have identified growth-stage and mid-stage venture-backed companies as opportunities where we believe companies are capable of producing substantial growth.

We will further rely on our collective industry knowledge as well as an understanding of where leading venture capitalists and other institutional investors are investing. We will leverage a combination of our relationships throughout Silicon Valley and our independent research to identify companies that we believe are differentiated and best positioned for sustained growth. We will continue to expand our sourcing network in order to evaluate a wide range of investment opportunities in companies that demonstrate strong operating fundamentals. We will be targeting businesses that have been shown to provide scaled valuation growth before a potential IPO or strategic exit.

•	Acquire positions in targeted investments. We will seek to selectively add to our portfolio by sourcing investments at an acceptable price through our disciplined investing strategy. To this end, we will utilize multiple methods to acquire equity stakes in private companies that are not available to most individual investors.

•	Create access to a varied investment portfolio. We will seek to hold a varied portfolio of non-controlling equity investments, which we believe will minimize the impact on our portfolio of a negative downturn at any one specific company or industry. We believe that our relatively varied portfolio will provide a convenient means for accredited and non-accredited individual investors to obtain access to an asset class that has generally been limited to venture capital, private equity and similar large institutional investors.

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Direct equity investments.   We will seek direct investments in private companies. There is a large market among emerging private companies for equity capital investments. Many of these companies, particularly within the technology sector, lack the necessary cash flows to sustain substantial amounts of debt, and therefore have viewed equity capital as a more attractive long-term financing tool. We will seek to be a source of such equity capital as a means of investing in these companies and look for opportunities to invest alongside other venture capital and private equity investors with whom we have established relationships.

Private secondary marketplaces and direct share purchases.   We also will utilize private secondary marketplaces, such as Forge, SharesPost and CartaX, as a means to acquire equity and equity-related interests in privately held companies that meet our investment criteria. We believe that such markets offer new channels for access to equity investments in private companies and provide a potential source of liquidity should we decide to exit an investment. In addition, we also will purchase shares directly from stockholders, including current or former employees, of privately-held companies that meet our investment criteria. As certain companies grow and experience significant increased value while remaining private, employees and other stockholders may seek liquidity by selling shares directly to a third party or to a third party via a secondary marketplace. Sales of shares in private companies are typically restricted by contractual transfer restrictions and may be further restricted by provisions in company charter documents, investor rights of first refusal and co-sale and company employment and trading policies, which may impose strict limits on transfer. We believe that the reputation of our investment professionals within the industry and established history of investing affords us a favorable position when seeking approval for a purchase of shares subject to such limitations.

Some of our investments may be held through SPVs which are private investment vehicles formed to invest in a particular portfolio company. Investments in SPVs are common in the venture capital industry and are an efficient way to pool capital with other investors in order to invest in a single issuer. SPVs that we may invest in are not controlled by us and are not subsidiaries.

Investment Process

Concentrated Technology-related Focus

We believe that the world is in the midst of a revolution driven by technology. Technology’s impact today has extended into every sector, market, and geography. Thus, the opportunity for high-growth venture-backed technology companies extends across a broad spectrum. These broad markets have the potential to produce disruptive technologies, reach a large addressable market, and provide significant commercial opportunities. Thus, the Adviser will actively seek out promising investments across a diverse selection of new technology subsectors.

Investment Targeting and Screening

We will identify prospective portfolio companies by ranking venture-backed private technology companies worth approximately $750 million or more (“unicorns”) by market capitalization, then filtering and weighting by a set of growth and health metrics.

We will look at the following key growth and health metrics for prospective portfolio companies:

•	company must have recently raised over $50 million in capital from what we believe to be reputable U.S. institutional investors;
•	any outstanding preferred stock liquidation preference must be strong relative to market capitalization;
•	company’s financial structure must not overly complex (e.g. ratchets with significant penalties, heavy debt loads) that would create undue risk of impending financial distress;
•	company’s corporate structure and governance must be transparent and comparable with standard corporate structures; and
•	company’s executive team must not have had relatively high turnover over the past 18 months.

We will further identify prospective portfolio companies through an extensive network of relationships developed by the Adviser. Investment opportunities that meet our key health criteria will be validated against the observed behavior of leading venture capitalists and institutional investors, as well as through our own internal and external research.

Based on our key growth and health criteria, we will identify a select set of companies that we evaluate in greater depth.

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Research and Due Diligence Process

Once we identify those companies that we believe warrant more in-depth analysis, we will focus on evaluating potential portfolio companies across a spectrum of metrics that assess key indicators of each company’s health and growth among several other factors, which collectively characterize our proprietary investment process.

Indicators that will be used include the company’s total addressable market, market growth rate, recent financing rounds, company growth rate, competitive positioning, asset-light software and platform business models, network effects and economies of scale, any regulatory and legal concerns, as well as other indicators that may be strongly correlated with higher or lower valuations.

We also will look at indicators of company culture, including healthy diversity metrics, strong cultural health and employee reviews, and positive environmental, social, corporate governance impact.

As part of the due diligence process, we will also look at the transparency of financial disclosures, structure of contemplated transactions (including class of stock being purchased), recent and historical secondary market transaction pricing, and other investment-specific due diligence.

Each prospective portfolio company that will pass our initial due diligence review is given a qualitative ranking to allow us to evaluate it against others in our pipeline, and we will review and update these companies on a regular basis.

Our due diligence process will vary depending on whether we are investing through a private secondary transaction on a marketplace or with a selling stockholder or by a direct equity investment. We will access information on our potential investments through a variety of sources, including information made available on secondary marketplaces, publications by private company research firms, industry publications, commissioned analysis by third-party research firms, and, to a limited extent, directly from the company or financial sponsor. We will utilize a combination of each of these sources to help us set a target price and valuation for the companies we ultimately select for investment.

Portfolio Construction and Sourcing

Upon completion of our research and due diligence process, we will select investments for inclusion in our portfolio based on their value proposition, addressable market, fundamentals and valuation. We will seek to create a relatively varied portfolio that we expect will include investments in companies representing a broad range of investment themes. We generally will choose to pursue specific investments based on the availability of shares and valuation expectations. We will utilize a combination of secondary marketplaces, direct purchases from stockholders and direct equity investments in order to make investments in our portfolio companies. Once we have established an initial position in a portfolio company, we may choose to increase our stake through subsequent purchases. Maintaining a balanced portfolio is a key to our success, and as a result we constantly will evaluate the composition of our investments and our pipeline to ensure we are exposed to a diverse set of companies within our target segments.

Transaction Execution

We will enter into purchase agreements for substantially all of our private company portfolio investments. Private company securities are typically subject to contractual transfer limitations, which may, among other things, give the issuer, its assignees and/or its stockholders a particular period of time, often 30 days or more, in which to exercise a veto right, or a right of first refusal over, the sale of such securities. Accordingly, the purchase agreements that we enter into for secondary transactions typically will require the lapse or satisfaction of these rights as a condition to closing. Under these circumstances, we may be required to deposit the purchase price into escrow upon signing, with the funds released to the seller at closing or returned to us if the closing conditions are not met.

Risk Management and Monitoring

We will monitor the financial trends of each portfolio company to assess our exposure to individual companies as well as to evaluate overall portfolio quality. We will establish valuation targets at the portfolio level and for gross and net exposures with respect to specific companies and industries within our overall portfolio. In cases where we make a direct investment in a portfolio company, we may also obtain board positions, board observation rights and/or information rights from that portfolio company in connection with our equity investment.

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Portfolio Contents and Techniques

Our portfolio will be composed principally of the following investments.

Equity Securities

We invest in equity securities, including common stocks, preferred stocks, convertible securities, warrants and depositary receipts. Common stock represents an equity ownership interest in a company. We may hold or have exposure to common stocks of issuers of any size, including small and medium capitalization stocks. Because we will ordinarily have exposure to common stocks, historical trends would indicate that our portfolio and investment returns will be subject at times, and over time, to higher levels of volatility and market and issuer-specific risk than if it invested exclusively in debt securities.

Some of our investments in equity securities may be held through SPVs, which are private investment vehicles designed to provide investors access to securities of private companies. SPVs are organized by managers unaffiliated with us and offer investors the opportunity to pool their collective capital to invest in a single private company’s securities. SPVs are generally organized as limited liability companies, and the investors are members of the limited liability company, and, for that reason, the rights of SPV investors are documented in the individual SPV’s operating agreement, subject to the terms of any side letters entered into between an SPV investor and the manager.

SPV offerings are private placements conducted pursuant to Regulation D under the Securities Act to a limited number of accredited investors. In connection with an investment in an SPV, we would be one of many investors and not privy to the identity of other investors. The underlying assets of an SPV are the securities of the single private company the SPV was formed to invest in, and, consequently, the value of an SPV investment generally equals the fair value of those underlying securities, after discounting to take into account any fees paid to the SPV. SPV investors typically pay fees to the SPV manager to cover necessary operating and offering-related costs; however, as a result of our Adviser’s relationships with a number of SPV sponsors, we have often been able to negotiate favorable fee terms in side letters, which, in some cases, entirely eliminates the fees that we would otherwise pay.

Restricted and Illiquid Investments

We may invest without limitation in illiquid or less liquid investments or investments in which no secondary market is readily available or which are otherwise illiquid, including private placement securities. Liquidity of an investment relates to the ability to dispose easily of the investment and the price to be obtained upon disposition of the investment, which may be less than would be obtained for a comparable more liquid investment.

Illiquid investments may trade at a discount from comparable, more liquid investments. Illiquid investments are subject to legal or contractual restrictions on disposition or lack an established secondary trading market. Investment of our assets in illiquid investments may restrict our ability to dispose of our investments in a timely fashion and for a fair price as well as our ability to take advantage of market opportunities.

Private Company Investments

At any given time we anticipate making significant investments in private companies that we may need to hold for several years or longer. We expect certain of such investments to be in “late-stage private securities,” which are securities of private companies that have demonstrated sustainable business operations and generally have a well-known product or service with a strong market presence. Late-stage private companies have generally had large cash flows from their core business operations and are expanding into new markets with their products or services. Late-stage private companies may also be referred to as “pre-IPO companies.” We may invest in equity securities or debt securities, including debt securities issued with warrants to purchase equity securities or that are convertible into equity securities, of private companies. We may enter into private company investments identified by the Adviser or may co-invest in private company investment opportunities owned or identified by other third party investors, such as private equity firms, with which neither we nor the Adviser is affiliated.

Preferred Equity

We may invest in preferred securities. There are two basic types of preferred securities. The first type, sometimes referred to as traditional preferred securities, consists of preferred stock issued by an entity taxable as a corporation. The second type, sometimes referred to as trust preferred securities, are usually issued by a trust or limited partnership and represent preferred interests in deeply subordinated debt instruments issued by the corporation for whose benefit the trust or partnership was established.

Traditional Preferred Securities. Traditional preferred securities generally pay fixed or adjustable rate dividends to investors and generally have a “preference” over common stock in the payment of dividends and the liquidation of a company’s assets. This means that a company must pay dividends on preferred stock before paying any dividends on its common stock. In order to be payable, distributions on such preferred securities must be declared by the issuer’s board of directors. Income payments on typical preferred securities currently outstanding are cumulative, causing dividends and distributions to accumulate even if not declared by the board of directors or otherwise made payable. In such a case all accumulated dividends must be paid before any dividend on the common stock can be paid. However, some traditional preferred stocks are non-cumulative, in which case dividends do not accumulate and need not ever be paid. A portion of the portfolio may include investments in non-cumulative preferred securities, whereby the issuer does not have an obligation to make up any arrearages to its shareholders. Should an issuer of a non-cumulative preferred stock held by us determine not to pay dividends on such stock, the amount of dividends we pay may be adversely affected. There is no assurance that dividends or distributions on the preferred securities in which we invest will be declared or otherwise made payable.

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Preferred stockholders usually have no right to vote for corporate directors or on other matters. Shares of preferred stock have a liquidation value that generally equals the original purchase price at the date of issuance. The market value of preferred securities may be affected by favorable and unfavorable changes impacting companies in the utilities and financial services sectors, which are prominent issuers of preferred securities, and by actual and anticipated changes in tax laws, such as changes in corporate income tax rates or the “Dividends Received Deduction.” Because the claim on an issuer’s earnings represented by preferred securities may become onerous when interest rates fall below the rate payable on such securities, the issuer may redeem the securities. Thus, in declining interest rate environments in particular, our holdings, if any, of higher rate-paying fixed rate preferred securities may be reduced and we may be unable to acquire securities of comparable credit quality paying comparable rates with the redemption proceeds.

Trust Preferred Securities. Trust preferred securities are typically issued by corporations, generally in the form of interest-bearing notes with preferred security characteristics, or by an affiliated business trust of a corporation, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. The trust preferred securities market consists of both fixed and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates.

Trust preferred securities are typically junior and fully subordinated liabilities of an issuer or the beneficiary of a guarantee that is junior and fully subordinated to the other liabilities of the guarantor. In addition, trust preferred securities typically permit an issuer to defer the payment of income for eighteen months or more without triggering an event of default. Generally, the deferral period is five years or more. Because of their subordinated position in the capital structure of an issuer, the ability to defer payments for extended periods of time without default consequences to the issuer, and certain other features (such as restrictions on common dividend payments by the issuer or ultimate guarantor when full cumulative payments on the trust preferred securities have not been made), these trust preferred securities are often treated as close substitutes for traditional preferred securities, both by issuers and investors. Trust preferred securities have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.

Warrants

Warrants are instruments issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Warrants normally have a short life span to expiration. The purchase of warrants involves the risk that we could lose the purchase value of a warrant if the right to subscribe to additional shares is not exercised prior to the warrants’ expiration. Also, the purchase of warrants involves the risk that the effective price paid for the warrant added to the subscription price of the related security may exceed the subscribed security’s market price such as when there is no movement in the level of the underlying security.

Private Investment Companies

Investments in private investment companies are subject to additional risks beyond the securities held by such funds. For example, no market for the interests in a Private Fund exists or is expected to develop, and it may be difficult or impossible to transfer the interests in such Private Fund, even in an emergency. In addition, we will not have the right to withdraw or transfer any amount of our investment in a Private Fund without the prior consent of its manager, which consent may be withheld for any or no reason. As a result, we may need to hold the Private Fund interest indefinitely.

A Private Fund may also not provide audited financials to us. In the absence of audited financials, we will not have an independent third party verifying financial reports. We will have no right or power to take part in the management of a Private Fund. Accordingly, we will have no opportunity to control the day-to-day operations, including investment and disposition decisions, of the underlying Private Fund. We will not receive the detailed financial information issued by the portfolio company that may be available to the manager of the fund. Accordingly, in purchasing a Private Fund interest, we entrust all aspects of the management of the Private Fund to its manager.

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In addition, the manager of a Private Fund may make decisions, which result in a loss for the Private Fund. There can be no assurance that a Private Fund’s manager will make decisions that improve the Private Fund’s performance or lead to a profitable outcome for us.

Each Private Fund will be subject to a variety of litigation risks. In the event of a dispute arising from any activities relating to the operation of the Private Fund, it is possible that the Private Fund, its manager, the Private Fund’s members, and persons associated or affiliated with such parties may be named as defendants. Under most circumstances, the Private Fund will indemnify its manager and their personnel against any costs they incur in connection with such disputes. Beyond direct costs, such disputes may adversely affect a Private Fund in a variety of ways, including by distracting the manager and harming relationships between the Private Fund and its portfolio company or other investors in the portfolio company.

A Private Fund’s assets, including any investments made by the Private Fund and the portfolio companies held by the Private Fund, are available to satisfy all liabilities and other obligations of the Private Fund. If the Private Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Private Fund’s assets generally and will not be limited to any particular assets, such as the asset representing the investment giving rise to the liability. Accordingly, we could find our interest in the Private Fund’s assets adversely affected by a liability arising out of an investment of the Private Fund.

We will limit our investments in such Private Funds to no more than 15% of our net assets. Nevertheless, as of the date of this prospectus, we have not invested in any Private Funds, and will provide notice to investors 60 days before making any such investments.

Forward contracts

We may invest in “forward contracts” that involve shareholders (each a “counterparty”) of a potential portfolio company, whereby such counterparties promise future delivery of equity securities upon transferability or other removal of restrictions. These may involve counterparty promises of future performances, including among other things transferring shares to us in the future, paying costs and fees associated with maintaining and transferring the shares, not transferring or encumbering their shares, and participating in further acts required of shareholders by the counterparty and their agreement with us. Should counterparties breach their agreement inadvertently, by operation of law, intentionally, or fraudulently, it could affect our performance. Our ability and right to enforce transfer and payment obligations, and other obligations, against counterparties could be limited by acts of fraud or breach on the part of counterparties, operation of law, or actions of third parties. Measures we take to mitigate these risks, including powers of attorney, specific performance and damages provisions, any insurance policy, and legal enforcement steps, may prove ineffective, unenforceable, or economically impractical to enact.

In cases where we purchase a forward contract through a secondary marketplace, we may have no direct relationship with, or right to contact, enforce rights against, or obtain personal information or contact information concerning a counterparty. In such cases, we will not be direct beneficiaries of the portfolio company’s securities or related instruments. Instead, we would rely on a third party to collect, settle, and enforce its rights with respect to the portfolio company’s securities. There is no guarantee that said party will be successful or effective in doing so.

In cases where we purchase a forward contract, because each underlying portfolio company may not have necessarily approved or endorsed the transaction, it offers no warranties or other promises as to the validity or value thereof, and no promise that it will agree with, approve, or facilitate transfer of shares to us.

In cases where we purchase a forward contract, in the event of a public offering, sale, or other corporate event affecting a portfolio company, it could be complicated, uncertain, and require further legal review, negotiation, and other acts for us to work with brokers, transfer agents, and representatives of the portfolio company, its potential acquirer, and other parties.

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Swaps

Swaps are a type of derivative. Swap agreements involve the risk that the party with which we have entered into the swap will default on its obligation to pay us and the risk that we will not be able to meet our obligations to pay the other party to the agreement. In order to seek to hedge the value of our portfolio, to hedge against increases in our cost associated with interest payments on any outstanding borrowings or to seek to increase our return, we may enter into swaps, including interest rate swap, total return swap (sometimes referred to as a “contract for difference”) and/or credit default swap transactions. In interest rate swap transactions, there is a risk that yields will move in the direction opposite of the direction anticipated by us, which would cause us to make payments to our counterparty in the transaction that could adversely affect our performance. In addition to the risks applicable to swaps generally (including counterparty risk, high volatility, illiquidity risk and credit risk), credit default swap transactions involve special risks because they are difficult to value, are highly susceptible to liquidity and credit risk, and generally pay a return to the party that has paid the premium only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial difficulty).

Historically, swap transactions have been individually negotiated non-standardized transactions entered into in OTC markets and have not been subject to the same type of government regulation as exchange-traded instruments. However, since the global financial crisis, the OTC derivatives markets have become subject to comprehensive statutes and regulations. In particular, in the United States, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), signed into law by President Obama on July 21, 2010, requires that certain derivatives with U.S. persons must be executed on a regulated market and a substantial portion of OTC derivatives must be submitted for clearing to regulated clearinghouses. As a result, swap transactions entered into by us may become subject to various requirements applicable to swaps under the Dodd-Frank Act, including clearing, exchange-execution, reporting and recordkeeping requirements, which may make it more difficult and costly for us to enter into swap transactions, and may also render certain strategies in which we might otherwise engage impossible or so costly that they will no longer be economical to implement. Furthermore, the number of counterparties that may be willing to enter into swap transactions with us may also be limited if the swap transactions with us are subject to the swap regulation under the Dodd-Frank Act.

Credit default and total return swap agreements may effectively add leverage to our portfolio because, in addition to our portfolio, we would be subject to investment exposure on the notional amount of the swap. Total return swap agreements are subject to the risk that a counterparty will default on its payment obligations to us thereunder. We are not required to enter into swap transactions for hedging purposes or to enhance income or gain and may choose not to do so. In addition, the swaps market is subject to a changing regulatory environment. It is possible that regulatory or other developments in the swaps market could adversely affect our ability to successfully use swaps.

We rely on the "limited derivatives user" exception in Rule 18f-4 under the 1940 Act to enter into derivatives transactions, such as forward contracts and swaps, and certain other transactions, notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act. To maintain our qualification as a limited derivatives user, our “derivatives exposure” is limited to 10% of our net assets subject to exclusions for certain currency or interest rate hedging transactions (as calculated in accordance with Rule 18f-4). If we fail to maintain our qualification as a “limited derivatives user” as defined in Rule 18f-4 and seek to enter into derivatives transactions, we will be required to establish a comprehensive derivatives risk management program, to comply with certain value-at-risk based leverage limits, to appoint a derivatives risk manager and to provide additional disclosure both publicly and to the SEC regarding our derivatives positions.

Convertible Securities

A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock or other equity security of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible income securities in that they ordinarily provide a stable stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower yields than comparable nonconvertible securities. The value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. Convertible securities rank senior to common stock in a corporation’s capital structure but are usually subordinated to comparable nonconvertible securities. Convertible securities may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument.

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MANAGEMENT

We are managed by the Adviser. The Adviser is registered with the SEC as an investment adviser under the Advisers Act. Subject to the overall supervision of our Board, the Adviser manages our day-to-day operations, and provides investment advisory and management services to us. The Adviser or its affiliates may engage in certain origination activities activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring our investments, and monitoring our portfolio companies on an ongoing basis through a team of investment professionals.

Portfolio Managers

The management of our investment portfolio is the responsibility of the Adviser and the Investment Committee. We consider the members of the Investment Committee to be our portfolio managers. The Investment Committee is currently comprised of Sohail Prasad and Christine Healey. The Investment Team, under the Investment Committee’s supervision, sources investment opportunities, conducts research, performs due diligence on potential investments, structures our investments and will monitor our portfolio companies on an ongoing basis. The Investment Committee meets regularly to consider investment opportunities, direct its strategic initiatives and supervise the actions taken by the Adviser on our behalf. In addition, the Investment Committee reviews and determines whether to make prospective investments and monitors the performance of our investment portfolio. Each investment opportunity requires the unanimous approval of the members of the Investment Committee. Follow-on investments in existing portfolio companies may require the Investment Committee’s approval beyond that obtained when the initial investment in the portfolio company was made. In addition, temporary investments, such as those in cash equivalents, U. S. government securities and other high quality debt investments that mature in one year or less, may require approval by the Investment Committee. The Investment Committee’s members may change from time to time as designated by the Adviser.

None of the Adviser’s investment professionals receive any direct compensation from us in connection with the management of our portfolio. Certain members of the Investment Committee, through their financial interests in the Adviser, are entitled to a portion of the profits earned by the Adviser, which includes any fees payable to the Adviser under the terms of the Investment Advisory Agreement, less expenses incurred by the Adviser in performing its services under the Investment Advisory Agreement.

Our portfolio managers who are primarily responsible for the day-to-day management of our portfolio are as follows:

Sohail Prasad. Mr. Prasad is our Chairman of the Board and Chief Executive Officer and is Founder, Co-Chairman, & Chief Executive Officer of Destiny XYZ Inc. Prior to founding Destiny, Mr. Prasad founded and served as Co-CEO of Forge (NYSE:FRGE), a global private securities marketplace building trading, custody, and data infrastructure to meet the needs of high-growth unicorn companies, employees, and investors. In March 2022, Forge became the first dedicated trading platform for private shares to become a public company. As an eighteen-year-old, Mr. Prasad was among the youngest founders to go through Y Combinator, a start-up accelerator, and was later named a Thiel Fellow by the Thiel Foundation. Over the years, Mr. Prasad has advised and invested in over 200 startups, including as seed investor in notable startups such as Rippling, Rappi, Notion, Retool, Vise, Mercury, and Superhuman. He continues to invest in early stage technology companies through S2 Capital and serves as its Founding Partner. Prior to founding Forge, Mr. Prasad held roles in product management at Zynga, as an early engineer at mobile advertising firm Chartboost, and various other roles at Google and the MIT Media Lab. Mr. Prasad attended Carnegie Mellon University where he studied Electrical & Computer Engineering before dropping out.

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Christine Healey. Ms. Healey is Head of Private Markets of the Adviser and is a member of our Investment Committee.  She has extensive multifunctional experience in pre-IPO investments, having previously worked at Forge for more than three years. Christine worked at Forge in San Francisco and Hong Kong in roles across Business Development & Marketplace, Operations and APAC Expansion. Before Forge, Ms. Healey worked in Investment Banking at Jefferies and Credit Suisse, spending time in New York and San Francisco across Technology & Energy verticals. Ms. Healey is a University of Chicago alumnus.

The SAI provides additional information about our portfolio managers' compensation, other accounts managed and ownership of our shares.

Our Adviser

The Adviser serves as our investment adviser pursuant to the Investment Advisory Agreement between us and the Adviser. The Adviser is registered with the SEC as an investment adviser under the Advisers Act.. The Adviser has no operating history as a registered investment adviser. Subject to the overall supervision of the Board, the Adviser manages our day-to-day operations, and provides investment advisory and management services to us.

The Adviser and its affiliates may in the future provide management or investment advisory services to entities that have overlapping objectives with us. The Adviser and its affiliates may face conflicts in the allocation of investment opportunities to us and others. In order to address these conflicts, the Adviser intends to put in place an investment allocation policy that addresses the allocation of investment opportunities as well as co-investment restrictions under the 1940 Act. As a registered investment company, we are subject to certain regulatory restrictions in co-investing with individuals or entities with which we may be restricted from doing so under the 1940 Act unless we obtain an exemptive order from the SEC. We may co-invest with our Adviser or our officers and directors in a manner consistent with guidance promulgated under the no-action position of the SEC set forth in Mass Mutual Life Ins. Co. (SEC No-Action Letter, June 7, 2000), on which similarly situated funds like us rely in order to co-invest in a single class of privately placed securities so long as certain conditions are met, including that our investment adviser or an affiliate, acting on our behalf and on behalf of other clients, negotiates no term other than price. We, the Adviser and certain of its affiliates may also submit an exemptive application to the SEC to permit us to co-invest with other funds managed by the Adviser or its affiliates to the extent we are unable to rely on the MassMutual No Action Letter in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. There can be no assurance that this exemptive order will be granted. If such relief is granted, then we will be permitted to co-invest with our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transactions, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching of us or our shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of our shareholders and is consistent with our investment objective and strategies. The Adviser’s allocation policy will seek to ensure equitable allocation of investment opportunities between us and/or other funds managed by the Adviser or its affiliates over time.

The Adviser’s address is 1401 Lavaca Street, #144, Austin, TX 78701.

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Investment Advisory Agreement

The description below of the Investment Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Investment Advisory Agreement.

Under the terms of the Investment Advisory Agreement, the Adviser is responsible for the following:

•	managing our assets in accordance with our investment objective, policies and restrictions;

•	determining the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•	making investment decisions for us, including negotiating the terms of investments in, and dispositions of, portfolio securities and other instruments on its behalf;

•	monitoring our investments;

•	performing due diligence on prospective portfolio companies;

•	exercising voting rights in respect of portfolio securities and other investments for us;

•	serving on, and exercising observer rights for, boards of directors and similar committees of our portfolio companies; and

•	providing us with such other investment advisory and related services as we may, from time to time, reasonably require for the investment of capital.

The Adviser’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to us are not impaired.

Term

The Investment Advisory Agreement was approved by the Board on April 29, 2022. Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect for an initial two-year term and then from year-to-year if approved annually by a majority of the Board or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the independent directors.

The Investment Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. In accordance with the 1940 Act, without payment of penalty, we may terminate the Investment Advisory Agreement with the Adviser upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board or the shareholders holding a Majority of the Outstanding Shares of our common stock. In addition, without payment of penalty, the Adviser may generally terminate the Investment Advisory Agreement upon 60 days’ written notice.

 A discussion regarding the basis for the approval of the Investment Advisory Agreement by the Board was included in the Company’s semi-annual report to stockholders for the period ending June 30, 2022.

Removal of Adviser

The Adviser may be removed by the Board or by the affirmative vote of a majority of the outstanding shares.

Compensation of the Adviser

Under the Investment Advisory Agreement, upon the listing of our shares of common stock on the NYSE, we will pay the Adviser a Management Fee, payable quarterly, in an amount equal to 2.50% of our average gross assets, at the end of the two most recently completed calendar quarters. For purposes of the Investment Advisory Agreement, the term “gross assets” includes assets purchased with borrowed amounts, if any. The Management Fee for any partial month or quarter, as the case may be, will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant calendar months or quarters, as the case may be. Prior to the listing of our shares on the NYSE, the Adviser is entitled to a Management Fee equal to 2.00% per annum, payable monthly, calculated based on the value of the invested capital.

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Limitations of Liability and Indemnification

The Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its sole member, are not liable to us for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under the Investment Advisory Agreement or otherwise as our investment adviser (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services).

We will indemnify the Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner or managing member (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of us or our security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Investment Advisory Agreement or otherwise as our investment adviser. However, the Indemnified Parties shall not be entitled to indemnification in respect of, any liability to us or our shareholders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under the Investment Advisory Agreement.

Payment of Our Expenses under the Investment Advisory Agreement

Except as specifically provided below, we anticipate that all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. We incurred all organization and offering expenses in connection with our private offering of SAFEs. We will reimburse an affiliate of the Adviser for organizational and offering costs borne on our behalf. We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (i) investment advisory fees, including Management Fees, to the Adviser, pursuant to the Investment Advisory Agreement; (ii) our allocable portion of overhead and other expenses incurred by the Adviser or its affiliates in performing its administrative obligations under the Investment Advisory Agreement, and (iii) all other expenses of our operations and transactions including, without limitation, those relating to:

•	all expenses incurred in connection with our operations, including the purchase, holding, sale or proposed sale of any of our investments (including legal and accounting fees) unless paid for by the company which is the subject of the investment;

•	the cost of calculating our net asset value, including the cost of any third-party valuation services;

•	costs and fees relating to the preparation of our financial and tax reports, portfolio valuations and tax returns;

•	the costs of prosecuting or defending any legal action for or against us or our affiliates;

•	all costs related to our indemnification of the Adviser and our officers and any affiliates of the Adviser;

•	the costs of any litigation, director and officer liability or other insurance and indemnification or extraordinary expense or liability relating to our affairs;

•	all unreimbursed out-of-pocket costs relating to investment transactions that are not consummated, including legal, accounting and consulting fees, and all extraordinary professional fees incurred in connection with our business or management;

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•	all expenses associated with our liquidation;

•	any taxes, fees or other governmental charges levied against us and all expenses incurred in connection with any tax audit, investigation, settlement or review of us;

•	fees paid to consultants, custodians, outside counsel, accountants, agents, investment bankers and other similar outside advisors;

•	calculating our net asset value (including the cost and expenses of any independent valuation firm);

•	expenses, including travel, entertainment, lodging and meal expenses, incurred by members of our Investment Team, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing our rights;

•	any and all fees, costs and expenses incurred in connection with the incurrence of leverage and indebtedness of the Company, including borrowings, dollar rolls, reverse purchase agreements, credit facilities, securitizations, margin financing and derivatives and swaps, and including any principal or interest on our borrowings and indebtedness (including, without limitation, any fees, costs, and expenses incurred in obtaining lines of credit, loan commitments, and letters of credit for our account and in making, carrying, funding and/or otherwise resolving investment guarantees);

•	offerings, sales, and repurchases of our common stock and other securities;

•	fees and expenses payable under any underwriting, dealer manager or placement agent agreements, if any;

•	Management Fees under the investment advisory agreement, by and between the Company and the Adviser;

•	any applicable administrative agent fees or loan arranging fees incurred with respect to our portfolio investments;

•	any and all fees, costs and expenses incurred in implementing or maintaining third-party or proprietary software tools, programs or other technology for our benefit (including, without limitation, any and all fees, costs and expenses of any investment, books and records, portfolio compliance and reporting systems, general ledger or portfolio accounting systems and similar systems and services, including, without limitation, consultant, software licensing, data management and recovery services fees and expenses);

•	costs incurred in connection with investor relations, board of directors relations, and with preparing for and effectuating a listing of our securities on any securities exchange;

•	transfer agent, dividend agent and custodial fees and expenses;

•	federal and state registration fees;

•	U.S. federal, state and local taxes;

•	fees and expenses of the independent directors, including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the Independent Directors;

•	costs of preparing and filing reports or other documents required by the SEC or other regulators, and all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings related to our activities and/or other regulatory filings, notices or disclosures of the Adviser and its affiliates relating to our activities;

•	costs of any reports, proxy statements or other notices to shareholders, including printing costs;

•	fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

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•	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, tax preparers and outside legal costs;

•	proxy voting expenses;

•	all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board to or on account of holders of our securities, including in connection with any dividend reinvestment plan or direct stock purchase plan;

•	costs incurred in connection with the formation or maintenance of entities or vehicles to hold our assets for tax or other purposes;

•	allocable fees and expenses associated with marketing efforts on our behalf;

•	all fees, costs and expenses of any litigation involving us or our portfolio companies and the amount of any judgments or settlements paid in connection therewith, directors and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to our affairs;

•	any government or regulatory filings, returns or reports, including fees and expenses for annual reports and foreign qualification certificates; and

•	all other expenses incurred by us or the Adviser or its affiliates in connection with administering our business.

License Agreement

We also intend to enter into a license agreement (the “License Agreement”) with the Adviser, pursuant to which we will be granted a non-exclusive license to use the name “Destiny.” Under the License Agreement, we will have a right to use the Destiny name for so long as the Adviser or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we have no legal right to the “Destiny” name or logo.

Administrator

U.S. Bancorp Fund Services, LLC doing business as U.S. Bancorp Global Fund Services, LLC (the “Administrator”) serves as our administrator. Pursuant to the Fund Administration Servicing Agreement and the Fund Accounting Servicing Agreement, the Administrator maintains our general ledger and is responsible for calculating the NAV of our shares, and generally for managing our other administrative affairs. We pay the Administrator an administrative fee, computed and payable monthly at an annual rate based on our aggregate monthly total assets.

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DETERMINATION OF NET ASSET VALUE

The NAV of our shares of common stock will be computed based upon the value of our portfolio securities and other assets on a quarterly basis. We calculate NAV per share by subtracting our liabilities (including accrued expenses, dividends payable and any borrowings) from our total assets (the value of the securities we hold plus cash or other assets, including interest accrued but not yet received) and dividing the result by the total number of shares of our common stock outstanding.

Valuation of our securities is as follows:

Equity Investments. Equity securities traded on a recognized securities exchange (e.g., NYSE), separate trading boards of a securities exchange or through a market system that provides contemporaneous transaction pricing information (an “Exchange”) are valued via independent pricing services generally at an Exchange closing price or if an Exchange closing price is not available, the last traded price on that Exchange prior to the time as of which the assets or liabilities are valued; however, under certain circumstances other means of determining current market value may be used. If an equity security is traded on more than one Exchange, the current market value of the security where it is primarily traded generally will be used. In the event that there are no sales involving an equity security held by us on a day on which we value such security, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such security. If we hold both long and short positions in the same security, the last bid price will be applied to securities held long and the last ask price will be applied to securities sold short. If no bid or ask price is available on a day on which we value such security, the prior day’s price will be used, unless the Adviser determines that such prior day’s price no longer reflects the fair value of the security, in which case such asset would be treated as a fair value asset.

Fixed-Income Investments. Fixed-income securities for which market quotations are readily available are generally valued using such securities’ current market value. We value fixed-income portfolio securities and non-exchange traded derivatives using the last available bid prices or current market quotations provided by dealers or prices (including evaluated prices) supplied by our approved independent third-party pricing services, each in accordance with valuation procedures approved by the Board. The pricing services may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values, including transaction data (e.g., recent representative bids and offers), credit quality information, perceived market movements, news, and other relevant information and by other methods, which may include consideration of: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; general market conditions; and other factors and assumptions. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but we may hold or transact in such securities in smaller, odd lot sizes. Odd lots often trade at lower prices than institutional round lots. The amortized cost method of valuation may be used with respect to debt obligations with sixty days or less remaining to maturity unless the Adviser determines such method does not represent fair value. Loan participation notes are generally valued at the mean of the last available bid prices from one or more brokers or dealers as obtained from independent third-party pricing services. Certain fixed-income investments including asset-backed and mortgage related securities may be valued based on valuation models that consider the estimated cash flows of each tranche of the entity, establish a benchmark yield and develop an estimated tranche specific spread to the benchmark yield based on the unique attributes of the tranche.

Options, Futures, Swaps and Other Derivatives. Exchange-traded equity options for which market quotations are readily available are valued at the mean of the last bid and ask prices as quoted on an Exchange or the board of trade on which such options are traded. In the event that there is no mean price available for an exchange traded equity option held by us on a day on which we value such option, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such option. If no bid or ask price is available on a day on which we value such option, the prior day’s price will be used, unless the Adviser determines that such prior day’s price no longer reflects the fair value of the option in which case such option will be treated as a fair value asset. OTC derivatives may be valued using a mathematical model, which may incorporate a number of market data factors. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price or settle price as of the close of such exchanges. Swap agreements and other derivatives are generally valued daily based upon quotations from market makers or by a pricing service in accordance with the valuation procedures approved by the Board.

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Investments for which market quotations are readily available are typically valued at the bid price of those market quotations. To validate market quotations, we will utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Securities that are publicly-traded are generally valued at the close price on the valuation date; however, if they remain subject to lock-up restrictions, they are discounted accordingly. Securities that are not publicly-traded or whose market quotations are not readily available are valued at fair value as determined in good faith by the Board, based on, among other things, the input of the Adviser, the Audit Committee and independent third-party valuation firm(s) engaged at the direction of the Board.

In determining the market value of portfolio investments, we may employ independent third party pricing services, which may use, without limitation, a matrix or formula method that takes into consideration market indexes, matrices, yield curves and other specific adjustments. This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used. All cash, receivables and current payables are carried on our books at their face value. The price we could receive upon the sale of any particular portfolio investment may differ from our valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by us, and we could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. Our ability to value our investments may also be impacted by technological issues and/or errors by pricing services or other third party service providers.

Prices obtained from independent third party pricing services, broker-dealers or market makers to value our securities and other assets and liabilities are based on information available at the time we value our assets and liabilities. In the event that a pricing service quotation is revised or updated subsequent to the day on which we valued such security, the revised pricing service quotation generally will be applied prospectively. Such determination shall be made considering pertinent facts and circumstances surrounding such revision.

In the event that application of the methods of valuation discussed above result in a price for a security which is deemed not to be representative of the fair market value of such security, the security will be valued by, under the direction of or in accordance with a method specified by the Board as reflecting fair value. All other assets and liabilities (including securities for which market quotations are not readily available) held by us (including restricted securities) are valued at fair value as determined in good faith by the Board or by the Adviser (its delegate). Any assets and liabilities that are denominated in a foreign currency are translated into U.S. dollars at the prevailing rates of exchange.

Certain of the securities that we acquire may be traded on foreign exchanges or OTC markets on days on which our NAV is not calculated and our shares are not traded. In such cases, the NAV of our shares may be significantly affected on days when investors can neither purchase nor sell our shares.

Fair Value. When market quotations are not readily available or are believed by the Adviser to be unreliable, our investments are valued at fair value (“Fair Value Assets”) in accordance with ASC 820 and Rule 2a-5 under the 1940 Act. Fair Value Assets are valued by the Adviser in accordance with procedures approved by the Board. The Adviser may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its complete lack of trading, if the Adviser believes a market quotation from a broker-dealer or other source is unreliable (e.g., where it varies significantly from a recent trade, or no longer reflects the fair value of the security or other asset or liability subsequent to the most recent market quotation), where the security or other asset or liability is only thinly traded or due to the occurrence of a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if the Adviser determines, in its business judgment prior to or at the time of pricing our assets or liabilities, that it is likely that the event will cause a material change to the last exchange closing price or closing market price of one or more assets or liabilities held by us. On any date the NYSE is open and the primary exchange on which a foreign asset or liability is traded is closed, such asset or liability will be valued using the prior day’s price, provided that the Adviser is not aware of any significant event or other information that would cause such price to no longer reflect the fair value of the asset or liability, in which case such asset or liability would be treated as a Fair Value Asset. The fair value of forward contracts are based, in part, on recently observed transactions in the issuer's securities, adjusted for a number of factors, which may include credit risk of the underlying issuer, the share ratio and fees associated with the SPV, if any. For certain foreign securities, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign securities following the close of the local markets to the price that might have prevailed as of our pricing time.

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Fair value represents a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining our NAV. As a result, our sale or repurchase of our shares at NAV, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.

Our annual audited financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), follow the requirements for valuation set forth in Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), which defines and establishes a framework for measuring fair value under US GAAP and expands financial statement disclosure requirements relating to fair value measurements.

Generally, ASC 820 and other accounting rules applicable to investment companies and various assets in which they invest are evolving. Such changes may adversely affect us. For example, the evolution of rules governing the determination of the fair market value of assets or liabilities to the extent such rules become more stringent would tend to increase the cost and/or reduce the availability of third-party determinations of fair market value.

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DIVIDEND REINVESTMENT PLAN

Unless the registered owner of our shares of common stock elects to receive cash by contacting U.S. Bancorp Fund Services, LLC, d/b/a US Bank Global Fund Services (the “Plan Administrator”), all dividends, capital gain distributions and returns of capital, if any, declared on our shares will be automatically reinvested by the Plan Administrator for stockholders in the Company’s Dividend Reinvestment Plan (the “Plan”), in additional shares of common stock. Stockholders who elect not to participate in the Plan will receive all dividends and other distributions payable in cash directly to the stockholder of record (or, if the shares are held in street or other nominee name, then to such nominee) by the Plan Administrator as dividend disbursing agent. Participation in the Plan is completely voluntary and may be terminated or resumed at any time without penalty by providing notice in writing to the Plan Administrator at least 5 days prior to the dividend/distribution record date; otherwise such termination or resumption will be effective with respect to any subsequently declared dividend or other distribution.

Whenever we declare a dividend payable either in shares or cash, non-participants in the Plan will receive cash and participants in the Plan will receive a number of our shares of common stock, determined in accordance with the following provisions. The shares will be acquired by the Plan Administrator for the participants’ accounts, depending upon the circumstances described below, either (i) through receipt of additional unissued but authorized shares of our common stock (“Newly Issued Common Shares”) or (ii) by purchase of outstanding shares of our common stock on the open market (“Open-Market Purchases”) on the NYSE or elsewhere. If, on the payment date for any dividend, the market price per share plus estimated brokerage trading fees is equal to or greater than the NAV per share (such condition is referred to here as “market premium”), the Plan Administrator shall receive Newly Issued Common Shares, including fractions of shares from the Company for each Plan participant’s account. The number of Newly Issued Common Shares to be credited to each participant’s account will be determined by dividing the dollar amount of the dividend by the NAV per share on the date of issuance; provided that, if the NAV per share is less than or equal to 95% of the current market value on the date of issuance, the dollar amount of the dividend will be divided by 95% of the market price per share on the date of issuance for purposes of determining the number of shares issuable under the Plan. If, on the payment date for any dividend, the NAV per share is greater than the market value plus estimated brokerage trading fees (such condition being referred to here as a “market discount”), the Plan Administrator will seek to invest the dividend amount in our shares of common stock acquired on behalf of the Plan participants in Open-Market Purchases.

In the event of a market discount on the payment date for any dividend, the Plan Administrator will have until the last business day before the next date on which our shares trade on an “ex-dividend” basis or in no event more than 30 days after the record date for such dividend, whichever is sooner (the “Last Purchase Date”), to invest the dividend amount in our shares of common stock acquired in Open-Market Purchases. If, before the Plan Administrator has completed its Open-Market Purchases, the market price per share exceeds the NAV per share, the average per share purchase price paid by the Plan Administrator may exceed the NAV of the shares, resulting in the acquisition of fewer shares than if the dividend had been paid in Newly Issued Common Shares on the dividend payment date. The Plan provides that if the Plan Administrator is unable to invest the full dividend amount in Open-Market Purchases during the purchase period or if the market discount shifts to a market premium during the purchase period, the Plan Administrator may cease making Open-Market Purchases and may instead receive the Newly Issued Common Shares from the Company for each participant’s account, in respect of the uninvested portion of the dividend, at the NAV per share at the close of business on the Last Purchase Date provided that, if the NAV is less than or equal to 95% of the then current market price per share, the dollar amount of the dividend will be divided by 95% of the market price on the date of issuance for purposes of determining the number of shares issuable under the Plan.

The Plan Administrator maintains all registered stockholders’ accounts in the Plan and furnishes written confirmation of all transactions in the accounts, including information needed by shareholders for tax records. Shares of our common stock in the account of each Plan participant will be held by the Plan Administrator in non-certificated form in the name of the Plan participant, and each stockholder proxy will include those shares purchased or received pursuant to the Plan. The Plan Administrator will forward all proxy solicitation materials to participants and vote proxies for shares held under the Plan in accordance with the instructions of the participants.

In the case of our shares of common stock owned by a beneficial owner but registered with the Plan Administrator in the name of a nominee, such as a bank, a broker or other financial intermediary (each, a “Nominee”), the Plan Administrator will administer the Plan on the basis of the number of our shares certified from time to time by the Nominee as participating in the Plan. The Plan Administrator will not take instructions or elections from a beneficial owner whose shares are registered with the Plan Administrator in the name of a Nominee. If a beneficial owner’s shares are held through a Nominee and are not registered with the Plan Administrator as participating in the Plan, neither the beneficial owner nor the Nominee will be participants in or have distributions reinvested under the Plan with respect to those shares. If a beneficial owner of our shares of common stock held in the name of a Nominee wishes to participate in the Plan, and the Stockholder’s Nominee is unable or unwilling to become a registered stockholder and a Plan participant with respect to those shares on the beneficial owner’s behalf, the beneficial owner may request that the Nominee arrange to have all or a portion of his or her shares registered with the Plan Administrator in the beneficial owner’s name so that the beneficial owner may be enrolled as a participant in the Plan with respect to those shares. Please contact your Nominee for details or for other possible alternatives. Participants whose shares are registered with the Plan Administrator in the name of one Nominee may not be able to transfer the shares to another firm or Nominee and continue to participate in the Plan.

There will be no brokerage charges with respect to our shares of common stock issued directly by us as a result of dividends payable either in shares or in cash. However, each participant will pay a pro rata share of brokerage trading fees incurred in connection with Open-Market Purchases. The automatic reinvestment of dividends will not relieve Plan participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends. For additional discussion regarding the tax implications of participation in the Plan, see “Certain U.S. Federal Income Tax Considerations.” Participants that request a sale of our shares of common stock through the Plan Administrator are subject to brokerage commissions.

The Company reserves the right to amend or terminate the Plan. There is no direct service charge to participants with regard to purchases in the Plan; however, the Company reserves the right to amend the Plan to include a service charge payable by the participants by written notice provided directly or in the next report to stockholders.

All correspondence, questions, or requests for additional information concerning the Plan should be directed to the Plan Administrator by calling toll-free (855) 862-6092 or by writing to U.S. Bancorp Fund Services, LLC at P.O. Box 701, Milwaukee, WI 53201. Be sure to include your name, address, daytime phone number, Social Security or tax I.D. number and a reference to Destiny Tech100 Inc. on all correspondence.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in our common stock. This discussion does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, this discussion does not describe tax consequences that we have assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold our common stock as part of a straddle or a hedging, integrated or constructive sale transaction, persons subject to the alternative minimum tax, tax-exempt organizations, insurance companies, brokers or dealers in securities, pension plans and trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, regulated investment companies, real estate investment trusts, personal holding companies, persons who acquire an interest in the Company in connection with the performance of services, persons required to accelerate the recognition of any item of gross income as a result of such income being taken into account on an applicable financial statement, and financial institutions. Such persons should consult with their own tax advisers as to the U.S. federal income tax consequences of an investment in our common stock, which may differ substantially from those described herein. This discussion assumes that shareholders hold our common stock as capital assets (within the meaning of the Code).

The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (“IRS”) regarding any matter discussed herein. Prospective investors should be aware that, although we intend to adopt positions we believe are in accord with current interpretations of the U.S. federal income tax laws, the IRS may not agree with the tax positions taken by us and that, if challenged by the IRS, our tax positions might not be sustained by the courts. This summary does not discuss any aspects of U.S. estate, alternative minimum, or gift tax or foreign, state or local tax. It also does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

For purposes of this discussion, a “U.S. Shareholder” generally is a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or other entity treated as a corporation) organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	a trust that (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. Shareholder” is a beneficial owner of our common stock that is neither a U.S. Shareholder nor a partnership for U.S. tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Any partner of a partnership holding our common stock should consult its tax advisers with respect to the purchase, ownership and disposition of such shares.

In addition, we intend to take the position that transfers by Destiny XYZ Inc. of our shares to a limited number of individuals for no consideration constitutes taxable income to the recipient for U.S. federal income tax purposes. A shareholder receiving such shares should consult his, her or its tax advisor with respect to the receipt of such shares.

Tax matters are very complicated and the tax consequences to an investor of an investment in our common stock will depend on the facts of his, her or its particular situation.

Taxation as a Regulated Investment Company

We intend to elect to be treated, and intend to qualify each year, as a RIC beginning with our taxable year ending December 31, 2023. As a RIC, we generally will not be subject to U.S. federal income tax on any ordinary income or capital gains that we timely distribute to our shareholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax benefits, we must timely distribute to our shareholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).

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If we:

•	qualify as a RIC; and

•	satisfy the Annual Distribution Requirement,

then we will not be subject to U.S. federal income tax on the portion of our income and capital gains that we timely distribute (or are deemed to distribute) to our shareholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to our shareholders.

We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our net ordinary income for each calendar year, (ii) 98.2% of the amount by which our capital gains exceed our capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 in that calendar year and (iii) any ordinary income and net capital gain income that we recognized in preceding years, but were not distributed during such years, and on which we paid no corporate-level U.S. federal income tax (the “Excise Tax Avoidance Requirement”). While we intend to distribute any income and capital gains in order to avoid imposition of this 4% U.S. federal excise tax, we may not be successful in avoiding entirely the imposition of this tax. In that case, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

•	derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to our business of investing in such stock or securities (the “90% Income Test”); and

•	diversify our holdings so that at the end of each quarter of the taxable year:

•	at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

•	no more than 25% of the value of our assets is invested in the (i) securities, other than U.S. government securities or securities of other RICs, of one issuer, (ii) securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more “qualified publicly traded partnerships” (the “Diversification Tests”).

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as PIK interest and deferred loan origination fees that are paid after origination of the loan. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our shareholders in order to satisfy the Annual Distribution Requirement, even though we will not have received the corresponding cash amount.

Although we do not presently expect to do so, we are authorized to borrow funds, to sell assets and to make taxable distributions of our stock and debt securities in order to satisfy distribution requirements. Our ability to dispose of assets to meet our distribution requirements may be limited by (i) the illiquid nature of our portfolio and/or (ii) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous. If we are unable to obtain cash from other sources to satisfy the Annual Distribution Requirement, we may fail to qualify for tax treatment as a RIC and become subject to U.S. federal income tax at corporate rates.

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Under the 1940 Act, we are not permitted to make distributions to our shareholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. If we are prohibited from making distributions, we may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test described above. We will monitor our transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions.

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If our expenses in a given year exceed investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may, for tax purposes, have aggregate taxable income for several years that we are required to distribute and that is taxable to our shareholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, a shareholder may receive a larger capital gain distribution than it would have received in the absence of such transactions.

Investment income received from sources within foreign countries, or capital gains earned by investing in securities of foreign issuers, may be subject to foreign income taxes withheld at the source. In this regard, withholding tax rates in countries with which the United States does not have a tax treaty can be as high as 35% or more. The United States has entered into tax treaties with many foreign countries that may entitle us to a reduced rate of tax or exemption from tax on this related income and gains. The effective rate of foreign tax cannot be determined at this time since the amount of our assets to be invested within various countries is not now known. We do not anticipate being eligible for the special election that allows a RIC to treat foreign income taxes paid by such RIC as paid by its shareholders.

If we purchase shares in a “passive foreign investment company,” or PFIC, we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. This additional tax and interest may apply even if we make a distribution in an amount equal to any “excess distribution” or gain from the disposition of such shares as a taxable dividend by us to our shareholders. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code, or QEF, in lieu of the foregoing requirements, we will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we can elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Under either election, we may be required to recognize in a year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax. We intend to limit and/or manage our holdings in PFICs to minimize our liability for any taxes and related interest charges.

If we hold more than 10% of the shares in a foreign corporation that is treated as a controlled foreign corporation (“CFC”), we may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to our pro rata share of the corporation's income for the tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such year. This deemed distribution is required to be included in the income of a U.S. Shareholder (as defined below) of a CFC. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power of all classes of shares of a corporation or 10% or more of the total value of shares of all classes of shares of such corporation. If we are treated as receiving a deemed distribution from a CFC, we will be required to include such distribution in our investment company taxable income regardless of whether we receive any actual distributions from such CFC, and we must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement.

Income inclusions from a QEF or CFC will be “good income” for purposes of the 90% Income Test provided that they are derived in connection with our business of investing in stocks and securities or the QEF or the CFC distributes such income to us in the same taxable year to which the income is included in our income.

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Foreign exchange gains and losses realized by us in connection with certain transactions involving non-dollar debt securities, certain foreign currency futures contracts, foreign currency option contracts, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Code provisions that generally treat such gains and losses as ordinary income and losses and may affect the amount, timing and character of distributions to our shareholders. Any such transactions that are not directly related to our investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) could, under future Treasury regulations, produce income not among the types of “qualifying income” from which a RIC must derive at least 90% of its annual gross income.

In accordance with certain applicable Treasury regulations and guidance published by the IRS, a RIC may treat a distribution of its own stock as fulfilling its RIC distribution requirements if each shareholder may elect to receive his or her entire distribution in either cash or stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all shareholders must be at least 20% of the aggregate declared distribution. If too many shareholders elect to receive cash, the cash available for distribution must be allocated among shareholders electing to receive cash (with the balance of the distribution paid in stock). In no event will any shareholder, electing to receive cash, receive less than the lesser of (a) the portion of the distribution such shareholder elected to receive in cash, or (b) an amount equal to his or her entire distribution times the percentage limitation on cash available for distribution. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock. We have no current intention of paying dividends in shares of our stock in accordance with these Treasury regulations or published guidance.

Failure to Qualify as a RIC

If we fail to qualify for treatment as a RIC, and certain amelioration provisions are not applicable, we would be subject to U.S. federal tax on all of our taxable income (including our net capital gains) at corporate rates. We would not be able to deduct distributions to our shareholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our shareholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, our corporate shareholders would be eligible to claim a dividend received deduction with respect to such dividend; our non-corporate shareholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s adjusted tax basis, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all of our previously undistributed earnings attributable to the period we failed to qualify as a RIC by the end of the first year that we intend to requalify as a RIC. If we fail to requalify as a RIC for a period greater than two taxable years, we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five years.

The remainder of this discussion assumes that we qualify for RIC tax treatment for each taxable year.

Taxation of U.S. Shareholders

Distributions by us generally are taxable to U.S. Shareholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Shareholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our common stock. To the extent such distributions paid by us to our shareholders taxed at individual rates are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a current maximum tax rate of 20%. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of our net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of our shareholders taxed at individual rates, regardless of the U.S. Shareholder’s holding period for his, her or its shares of our common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. Shareholder’s adjusted tax basis in such shareholder’s shares of our common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Shareholder.

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We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. Shareholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. Shareholder, and the U.S. Shareholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. If the amount of tax that a U.S. Shareholder is treated as having paid exceeds the tax such shareholder owes on the capital gain distribution, such excess generally may be refunded or claimed as a credit against the U.S. Shareholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. Shareholder’s adjusted tax basis for his, her or its shares of our common stock. In order to utilize the deemed distribution approach, we must provide written notice to our shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a deemed distribution.

For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. Shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to our shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. Shareholders on December 31 of the year in which the dividend was declared.

With respect to the reinvestment of dividends, if a U.S. Shareholder owns shares of our common stock registered in its own name, the U.S. Shareholder will have all cash distributions automatically reinvested in additional shares of our common stock unless the U.S. Shareholder opts out of the reinvestment of dividends by delivering a written notice to our dividend paying agent prior to the record date of the next dividend or distribution. Any distributions reinvested will nevertheless remain taxable to the U.S. Shareholder. The U.S. Shareholder will have an adjusted tax basis in the additional shares of our common stock purchased through the reinvestment equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. Shareholder’s account.

If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution. However, the shareholder will be taxed on the distribution as described above, despite the fact that, economically, it may represent a return of his, her or its investment.

A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such U.S. Shareholder’s adjusted tax basis in our common stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short -term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

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In general, U.S. Shareholders taxed at individual rates currently are subject to a maximum U.S. federal income tax rate of 20% on their recognized net capital gain (i.e., the excess of recognized net long-term capital gains over recognized net short-term capital losses, subject to certain adjustments), including any long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by such U.S. Shareholders. In addition, individuals with modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly and $125,000 in the case of married individuals filing separately) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes gross income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses), reduced by certain deductions allocable to such income. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. Shareholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year. Any net capital losses of a non-corporate U.S. Shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U. S. Shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Under applicable Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to shares of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. Shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. Shareholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.

We (or the applicable withholding agent) will send to each of our U.S. Shareholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. Shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 20% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Shareholder’s particular situation.

We may be required to withhold U.S. federal income tax (“backup withholding”) from all distributions to certain U.S. Shareholders (i) who fail to furnish us with a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies us that such shareholder furnished an incorrect taxpayer identification number or failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number generally is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Shareholder’s federal income tax liability, provided that proper information is provided to the IRS.

U.S. Shareholders that hold their common stock through foreign accounts or intermediaries will be subject to U.S. withholding tax at a rate of 30% on dividends if certain disclosure requirements related to U.S. accounts are not satisfied.

A U.S. Shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”).

The direct conduct by a tax-exempt U.S. Shareholder of the activities we propose to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. Shareholder generally should not be subject to U.S. taxation solely as a result of the shareholder’s ownership of our common stock and receipt of dividends with respect to such common stock. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. Shareholder. Therefore, a tax-exempt U.S. Shareholder should not be treated as earning income from “debt-financed property” and dividends we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Legislation has been introduced in Congress in the past, and may be introduced again in the future, which would change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments if enacted. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax-exempt investors could be adversely affected. In addition, special rules would apply if we were to invest in certain real estate mortgage investment conduits or taxable mortgage pools, which we do not currently plan to do, that could result in a tax-exempt U.S. Shareholder recognizing income that would be treated as UBTI.

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Taxation of Non-U.S. Shareholders

The following discussion only applies to certain Non-U.S. Shareholders. Whether an investment in the shares is appropriate for a Non-U.S. Shareholder will depend upon that person’s particular circumstances. An investment in the shares by a Non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders should consult their tax advisers before investing in our common stock.

Distributions of our “investment company taxable income” to Non-U.S. Shareholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses) will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. No withholding is required with respect to certain distributions if (i) the distributions are properly reported as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be provided as to whether any of our distributions will be reported as eligible for this exemption. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder, we will not be required to withhold federal tax if the Non-U.S. Shareholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. Shareholder that is a foreign trust, and to a foreign partnership and such entities are urged to consult their own tax advisers.)

Actual or deemed distributions of our net capital gains to a Non-U.S. Shareholder, and gains realized by a Non-U.S. Shareholder upon the sale of our common stock, will generally not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U. S. Shareholder.

Under our reinvestment of dividends policy, if a Non-U.S. Shareholder owns shares of our common stock registered in its own name, the Non-U.S. Shareholder will have all cash distributions automatically reinvested in additional shares of our common stock unless the Non-U.S. Shareholder opts out of the reinvestment of dividends by delivering a written notice to our dividend paying agent prior to the record date of the next dividend or distribution. If the distribution is a distribution of our investment company taxable income, is not reported by us as a short-term capital gains dividend or interest-related dividend and it is not effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S. Shareholder), the amount distributed (to the extent of our current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in our common stock. The Non-U.S. Shareholder will have an adjusted tax basis in the additional shares of common stock purchased through the reinvestment equal to the amount reinvested. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. Shareholder’s account.

The tax consequences to Non-U.S. Shareholders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. Shareholders are urged to consult their tax advisers with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a refund claim even if the Non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. Shareholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares may not be advisable for a Non-U.S. Shareholder.

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We must generally report to our Non-U. S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Shareholder’s conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Shareholder resides or is established. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently 24%). Backup withholding, however, generally will not apply to distributions to a Non-U.S. Shareholder of our common stock, provided the Non-U.S. Shareholder furnishes to us the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. Shareholder’s federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any related laws or regulations implementing such IGA. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations on issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% that is a specified U.S. person owner or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which they hold their shares, Non-U.S. Shareholders could be subject to this 30% withholding tax with respect to distributions on their shares. Under certain circumstances, a Non-U.S. Shareholder might be eligible for refunds or credits of such taxes.

Non-U.S. Shareholders should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

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SELLING STOCKHOLDER

This prospectus covers the resale by the Selling Stockholder of up to an aggregate of 1,455,276 shares of common stock.

The private offering by which the Selling Stockholder acquired its securities from us was exempt from the registration provisions of the Securities Act.

The Selling Stockholder may sell some, all or none of its shares. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

The following table sets forth the shares beneficially owned, as of June 30, 2023, by the Selling Stockholder prior to the offering contemplated by this prospectus, the number of shares that the Selling Stockholder may offer and sell from time to time under this prospectus and the number of shares which the Selling Stockholder would own beneficially if all such offered shares are sold. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 10,879,905 shares of our common stock outstanding as of November 30, 2023.

The Selling Stockholder is not a registered broker-dealer or an affiliate of a registered broker-dealer. While the Selling Stockholder will be engaged in the distribution of certain of our shares held by it, as described below under “—Sponsor’s Share Distribution,” the Selling Stockholder acquired its shares solely for investment purposes and not with a view to or for resale or distribution of such securities.

Selling Stockholder	Beneficial Ownership Before the Offering	Number of Shares Being Offered		Beneficial Ownership After the Offering	Percentage of Ownership After the Offering

Destiny XYZ Inc.(1)	1,455,276	1,455,276	(2)	0	-%

(1)	Mr. Prasad controls Destiny XYZ Inc. through the ownership of 100% of the outstanding interests.
(2)	Up to 700,000 of the shares registered for resale pursuant to this Registration Statement owned by the Selling Stockholder are expected to be distributed in accordance with the Sponsor’s Share Distribution described below.

Material Relationships with Selling Stockholder

Destiny XYZ Inc. is the parent of the Adviser and is an entity wholly-owned by our President and Chief Executive Officer, Sohail Prasad.

In connection with the commencement of our operations, on January 25, 2021, Destiny XYZ Inc. purchased 2,500,000 shares of our common stock and was the sole owner of our common stock until the effective date of the SAFE Conversion on May 11, 2022.

From the commencement of our operations, we incurred and expensed organization costs of $70,202, which were paid by Destiny XYZ Inc. to be reimbursed by us. As of December 31, 2022, we incurred and expensed $216,510 in offering costs, which were paid by Destiny XYZ Inc. to be reimbursed by us.

Sponsor’s Share Distribution

Prior to the listing of our common stock on the NYSE, which we expect to occur within 90-120 days following the effectiveness of this Registration Statement on Form N-2, Destiny XYZ Inc., which is wholly-owned by Mr. Prasad, intends to distribute an aggregate of up to 700,000 of its shares of our common stock registered by this Registration Statement for no consideration to a limited number of individuals. Individual recipients of shares issued by Destiny XYZ will not be pre-selected based on any pre-existing relationship between the investor, Destiny XYZ, the Company or the Adviser. Following effectiveness of the Registration Statement, Destiny XYZ intends to broadly market its intention to issue shares to individuals who have a brokerage account and access the Destiny website on a first-come, first-serve basis. Any individuals that access the Destiny website will be required to first download an electronic copy of the Prospectus before being able to register to be eligible to receive shares held by Destiny XYZ. It is anticipated that no individual will be granted more than 100 shares, and most individuals will be granted a nominal number of shares, with most recipients only receiving a single share. The distribution of such shares by Destiny XYZ Inc. will constitute underwriting activities, and, therefore, Destiny XYZ Inc. and Mr. Prasad will be deemed to be “underwriters” as defined by Section 2(a)(11) of the Securities Act of 1933, as amended. Because Destiny XYZ Inc. and Mr. Prasad will be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

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Neither Destiny XYZ Inc. nor Mr. Prasad will receive any commissions or other payments or fees in connection with the distribution of shares.

We have advised Destiny XYZ Inc. and Mr. Prasad that they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Destiny XYZ Inc. and Mr. Prasad from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

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PLAN OF DISTRIBUTION

Aside from the securities registered for resale through this registration statement that will be distributed as part of the Sponsor’s Share Distribution, as described below, the Selling Stockholder may, from time to time, sell any or all of its securities covered hereby on the NYSE or any other trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that the Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

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Because the Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that the Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We intend to keep this prospectus effective until all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Company’s common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and are informing the Selling Stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Sponsor’s Share Distribution

Prior to the listing of our common stock on the NYSE, which we expect to occur within 90-120 days following the effectiveness of this Registration Statement on Form N-2, Destiny XYZ Inc., which is wholly-owned by Mr. Prasad, intends to distribute an aggregate of up to 700,000 of its shares of our common stock registered by this Registration Statement for no consideration to a limited number of individuals. Individual recipients of shares issued by Destiny XYZ will not be pre-selected based on any pre-existing relationship between the investor, Destiny XYZ, the Company or the Adviser. Following effectiveness of the Registration Statement, Destiny XYZ intends to broadly market its intention to issue shares to individuals who have a brokerage account and access the Destiny website on a first-come, first-serve basis. Any individuals that access the Destiny website will be required to first download an electronic copy of the Prospectus before being able to register to be eligible to receive shares held by Destiny XYZ. It is anticipated that no individual will be granted more than 100 shares, and most individuals will be granted a nominal number of shares, with most recipients only receiving a single share. The distribution of such shares by Destiny XYZ Inc. will constitute underwriting activities, and, therefore, Destiny XYZ Inc. and Mr. Prasad will be deemed to be “underwriters” as defined by Section 2(a)(11) of the Securities Act of 1933, as amended. Because Destiny XYZ Inc. and Mr. Prasad will be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

Neither Destiny XYZ Inc. nor Mr. Prasad will receive any commissions or other payments or fees in connection with the distribution of our shares.

We have advised Destiny XYZ Inc. and Mr. Prasad that they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Destiny XYZ Inc. and Mr. Prasad from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

Lock-Up Provisions

Investors who acquired shares of our common stock in connection with the SAFE Conversion (the “Lock-Up Shares”) are subject to limitations on their ability to offer, sell or otherwise dispose of the Lock-Up Shares during the “Lock-Up Period” as defined below. Specifically, during the Lock-Up Period, each of the investors that acquired Lock-Up Shares have agreed, with certain limited exceptions, not to directly or indirectly:

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•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or warrant to purchase any common stock;

•	purchase any option or warrant to sell any common stock;

•	grant any option or warrant for the sale of any common stock;

•	lend or otherwise transfer or dispose of any common stock;

•	exercise any right with respect to the registration of any common stock or other securities; or

•	enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any common stock whether any such swap, agreement or transaction is to be settled by the delivery of shares of common stock or other securities, in cash or otherwise.

Immediately following the date our shares are listed for trading on the NYSE, 25% of the Lock-Up Shares held by each investor will be freely transferable and not subject to the lock-up provisions set forth above. The “Lock-Up Period” for the remaining Lock-Up Shares is

•	with respect to the first 33.33% of the remaining Lock-Up Shares held by each investor, 60 days after the date our shares are listed for trading on the NYSE,
•	with respect to an additional 33.33% of the remaining Lock-Up Shares held by each investor, 120 days after the date our shares are listed for trading on the NYSE, and
•	with respect to the last 33.33% of the remaining Lock-Up Shares held by each investor, 180 days after the date our shares are listed for trading on the NYSE.

Notwithstanding the foregoing, if the closing price of our shares equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends reorganizations, recapitalizations and the like) for a 30-day period after our shares are listed for trading on the NYSE, 50% of the remaining Lock-Up Shares held by each investor as of such date shall be released from the lock-up provisions set forth herein.

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DESCRIPTION OF OUR CAPITAL STOCK

The following description is based on relevant portions of the Maryland General Corporation Law (the “MGCL”) and on our Articles of Amendment and Restatement (the “Charter”) and our Second Amended and Restated Bylaws (“Bylaws”). This summary may not contain all of the information that is important to you, and we refer you to the MGCL and our Charter and Bylaws for a more detailed description of the provisions summarized below.

General

Under the terms of our Charter, our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.00001 per share, and no shares of preferred stock, par value $0.00001 per share. There are no outstanding options or warrants to purchase our stock. Under Maryland law, our shareholders generally are not personally liable for our debts or obligations. Under our Charter, the Board is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock and authorize the issuance of the shares of stock without obtaining shareholder approval. As permitted by the MGCL, our Charter provides that the Board, without any action by our shareholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

The following presents our outstanding classes of securities as of November 30, 2023:

Title of Class	Amount Authorized	Amount Held by Us or for Our Account	Amount Outstanding Exclusive of Amount Held by Us or for Our Account
Common Stock	500,000,000	—	10,879,905

Common Stock

All shares of our common stock will have equal rights as to earnings, assets, voting, and distributions and other distributions and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by the Board and declared by us out of funds legally available therefor. The shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess exclusive voting power.

Preferred Stock

Our charter authorizes our Board to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. The cost of any such reclassification would be borne by our existing common stockholders. Prior to issuance of shares of each class or series, our Board is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our Board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our gross assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions. However, we do not currently have any plans to issue preferred stock.

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Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our Charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Our Charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our Bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our Bylaws also provide that, to the maximum extent permitted by Maryland law, with the approval of the Board and provided that certain conditions described in our Bylaws are met, we may pay certain expenses incurred by any such indemnified person in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of such indemnified person to repay amounts we have so paid if it is ultimately determined that indemnification of such expenses is not authorized under our Bylaws. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Maryland law requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either, case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

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Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that our present or former directors or officers have performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, we note that we do not expect to request our present or former directors or officers to serve another entity as a director, officer, partner or trustee unless we can obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.

Certain Provisions of the MGCL and Our Charter and Bylaws; Anti-Takeover Measures

The MGCL and our Charter and Bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with the Board. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our shareholders. These provisions could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over us. Such attempts could have the effect of increasing our expenses and disrupting our normal operations. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms. Our Board has considered these provisions and has determined that the provisions are in the best interests of us and our shareholders generally.

Classified Board of Directors

The Board is divided into three classes of directors serving staggered three-year terms. Directors of each class are elected to serve for three-year terms and until their successors are duly elected and qualify and each year one class of directors is elected by the shareholders. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board will help to ensure the continuity and stability of our management and policies.

Election of Directors

Our Bylaws provide that, subject to the special rights of the holders of any class or series of preferred stock to elect directors, each director is elected by a plurality of the votes cast with respect to such director’s election. There is no cumulative voting in the election of directors. Pursuant to our Charter, the Board may amend the Bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal

Our Charter provides that the number of directors will be set by the Board in accordance with our Bylaws. Our Bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors, provided however, that the number of directors may never be less than one nor more than nine. Our Bylaws provide that, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Our Charter provides that a director may be removed only for cause, as defined in our Charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

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Action by Shareholders

Under the MGCL, shareholder action can be taken only at an annual or special meeting of shareholders or by unanimous written consent in lieu of a meeting (unless the charter provides for shareholder action by less than unanimous written consent, which our Charter does not). These provisions, combined with the requirements of our Bylaws regarding the calling of a shareholder-requested special meeting of shareholders discussed below, may have the effect of delaying consideration of a shareholder proposal indefinitely.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals

Our Bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the Board and the proposal of business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by the Board or (3) by a shareholder who is entitled to vote at the meeting, who has complied with the advance notice procedures of our Bylaws and who is a shareholder of record at the time of the annual meeting and at the time of giving notice pursuant to the advance notice procedures of our Bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board or (3) provided that the Board has determined that directors will be elected at the meeting, by a shareholder who is entitled to vote at the meeting, who has complied with the advance notice provisions of the Bylaws and who is a shareholder of record at the time of the special meeting and at the time of giving notice pursuant to the advance notice procedures of our Bylaws.

The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our Bylaws do not give the Board any power to disapprove shareholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third-party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

Calling of Special Meetings of Shareholders

Our Bylaws provide that special meetings of shareholders may be called by the Board and certain of our officers. Additionally, our Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by the secretary of the corporation upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Charter generally provides for approval of charter amendments and extraordinary transactions by the shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our Charter also provides that certain charter amendments, any proposal for our conversion, whether by charter amendment, merger or otherwise, from a closed-end company to an open-end company and any proposal for our liquidation or dissolution requires the approval of the shareholders entitled to cast at least 80% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by a majority or more of our continuing directors (in addition to approval by the Board), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our Charter as (1) our current directors, (2) those directors whose nomination for election by the shareholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (3) any successor directors whose nomination for election by the shareholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.

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Our Charter and Bylaws provide that the Board will have the exclusive power to adopt, alter, amend or repeal any provision of our Bylaws and to make new Bylaws.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Maryland Control Share Acquisition Act discussed below, as permitted by the MGCL, our Charter provides that shareholders will not be entitled to exercise appraisal rights unless a majority of the Board determines such rights apply.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter (the “Control Share Acquisition Act”). Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

The requisite shareholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our Bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. We intend to amend our bylaws to be subject to the Control Share Acquisition Act upon our Board’s determination that it would be in our best interests, including in light of the Board’s fiduciary obligations, applicable federal and state laws, and the particular facts and circumstances surrounding the Board’s decision.

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Business Combinations

Under Maryland law, “business combinations” between a corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder (the “Business Combination Act”). These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested shareholder under this statute if the board of directors approved in advance the transaction by which the shareholder otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the corporation’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested shareholder becomes an interested shareholder. The Board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time. However, the Board will adopt resolutions so as to make us subject to the provisions of the Business Combination Act only if the Board determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Business Combination Act does not conflict with the 1940 Act. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflict with the 1940 Act

If and to the extent that any provision of the MGCL, including the Control Share Acquisition Act (if we amend our Bylaws to be subject to such Act) and the Business Combination Act, or any provision of our Charter or Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

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Exclusive Forum

Our Charter requires that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City (or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company (ii) any action asserting a claim of breach of any standard of conduct or legal duty owed by any of the Company’s director, officer or other agent to the Company or to its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL or the Charter or the Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum selection provision in our Charter does not apply to claims arising under the federal securities laws, including the Securities Act and the Exchange Act.

There is uncertainty as to whether a court would enforce such a provision, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, this provision may increase costs for stockholders in bringing a claim against us or our directors, officers or other agents. Any investor purchasing or otherwise acquiring our shares is deemed to have notice of and consented to the foregoing provision.

The exclusive forum selection provision in our Charter may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other agents, which may discourage lawsuits against us and such persons. It is also possible that, notwithstanding such exclusive forum selection provision, a court could rule that such provision is inapplicable or unenforceable.

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CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

Our securities are held by U.S. Bank, N.A. pursuant to a custodian agreement. The principal business address of U.S. Bank, N.A. is U.S. Bank Tower, 425 Walnut Street, Cincinnati, OH 45202. U.S. Bancorp Fund Services, LLC serves as our transfer agent, distribution paying agent and registrar. The principal business address of U.S. Bancorp Fund Services, LLC is 615 East Michigan Street, Milwaukee, WI 53202.

LEGAL MATTERS

Eversheds Sutherland (US) LLP, located at 700 Sixth Street, N.W., Suite 700, Washington, DC 20001, serves as our legal counsel. Certain legal matters regarding the validity of the shares offered hereby will be passed upon for us by Miles & Stockbridge P.C., 100 Light Street, Baltimore, Maryland 21202.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements for the Company have been included herein and in the registration statement in reliance upon the report of Marcum LLP, our independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

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AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the shares of our common stock offered by this prospectus. The registration statement contains additional information about us and the shares of our common stock being offered by this prospectus.

We file with or submit to the SEC annual, semi-annual, and monthly reports, proxy statements and other information meeting the informational requirements of the Exchange Act and the 1940 Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s website at http://www.sec.gov. This information will also be available free of charge by contacting us at Destiny Tech100 Inc., Attention: Mr. Sohail Prasad, by telephone at (415) 639-9966, or on our website at https://destiny.xyz/tech100.

NOTICE OF PRIVACY POLICY AND PRACTICES

FACTS	WHAT DOES DESTINY TECH100 INC. (THE “FUND”) DO WITH YOUR PERSONAL INFORMATION?
Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include:
•Name, Address, Social Security number
•Proprietary information regarding your beneficiaries
•Information regarding your earned wages and other sources of income
When you are no longer our customer, we continue to share your information as described in this notice.
How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Destiny Tech100 Inc. chooses to share; and whether you can limit this sharing.

	Does the	Can you
	Fund	limit this
Reasons we can share your personal information	share?	sharing?
For our everyday business purposes - such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes – to offer our products and services to you	No	We don’t share
For joint marketing with other financial companies	No	We don’t share
Fo our affiliates to support everyday business functions - information about your transactions supported by law	Yes	No
For our affiliates’ everyday business purposes – Information about your creditworthiness	No	We don’t share
For non-affiliates to market to you	No	We don’t share

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Questions?           Call us at: (415) 639-9966

Who are we
Who is providing this notice?	Destiny Tech100 Inc.
What we do
How does Destiny Tech100 Inc. protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.
Why does Destiny Tech100 Inc. collect my personal information?

We collect your personal information, for example

•   To know investors’ identities and thereby prevent unauthorized access to confidential information;

•    Design and improve the products and services we offer to investors;

•    Comply with the laws and regulations that govern us.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

•    sharing for affiliates’ everyday business purposes – information about your creditworthiness

•    affiliates from using your information to market to you

•    sharing for non-affiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and non-financial companies. • Destiny Tech100 Inc. has affiliates.
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. • Destiny Tech100 Inc. does not share with nonaffiliates so they can market to you.
Joint Marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • Destiny Tech100 Inc. doesn’t jointly market.
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DESTINY TECH100 INC.

1,455,276 Shares of Common Stock

PROSPECTUS

All dealers that effect transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Destiny Tech100 Inc.

1,455,276 Shares of Common Stock

STATEMENT OF ADDITIONAL INFORMATION

Destiny Tech100 Inc. (the “Company”) is a non-diversified, closed-end management investment company with a limited operating history. This Statement of Additional Information (“SAI”) relating to shares of common stock does not constitute a prospectus, but should be read in conjunction with the prospectus relating thereto dated December 22, 2023. This SAI, which is not a prospectus, does not include all information that a prospective investor should consider before purchasing common shares, and investors should obtain and read the prospectus prior to purchasing such shares. A copy of the prospectus may be obtained without charge by calling (415) 639-9966. You may also obtain a copy of the prospectus on the Securities and Exchange Commission’s (the “SEC”) website (http://www.sec.gov). Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the prospectus.

References to the Investment Company Act of 1940, as amended (the “Investment Company Act”), or other applicable law, will include any rules promulgated thereunder and any guidance, interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, including court interpretations, and exemptive, no-action or other relief or permission from the SEC, SEC staff or other authority.

This Statement of Additional Information is dated December 22, 2023.

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INVESTMENT OBJECTIVE AND POLICIES

Investment Restrictions

Our investment objective and our investment policies and strategies described in this prospectus, except for the seven investment restrictions designated as fundamental policies under this caption, are not fundamental and may be changed by the Board without stockholder approval.

As referred to above, the following seven investment restrictions are designated as fundamental policies and as such cannot be changed without the approval of the holders of a majority of our outstanding voting securities:

1.	We may not borrow money, except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction;

2.	We may not engage in the business of underwriting securities issued by others, except to the extent that we may be deemed to be an underwriter in connection with the disposition of portfolio securities;

3.	We may not purchase or sell physical commodities or contracts for the purchase or sale of physical commodities. Physical commodities do not include futures contracts with respect to securities, securities indices, currency or other financial instruments;

4.	We may not purchase or sell real estate, which term does not include securities of companies which deal in real estate or mortgages or investments secured by real estate or interests therein, except that we reserve freedom of action to hold and to sell real estate acquired as a result of our ownership of securities;

5.	We may not make loans, except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction;

6.	We may not issue senior securities, except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, the SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction; and

7.	We may not concentrate our investments in a particular industry, as that term is used in the Investment Company Act, except that we will concentrate our investments in companies operating in one or more industries within the technology group of industries.

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The latter part of certain of our fundamental investment restrictions (i.e., the references to “except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, the SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction”) provides us with flexibility to change our limitations in connection with changes in applicable law, rules, regulations or exemptive relief. The language used in these restrictions provides the necessary flexibility to allow our Board to respond efficiently to these kinds of developments without the delay and expense of a stockholder meeting.

Whenever an investment policy or investment restriction set forth in this prospectus states a maximum percentage of assets that may be invested in any security or other asset or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of our acquisition of such security or asset. Accordingly, any later increase or decrease resulting from a change in values, assets or other circumstances or any subsequent rating change made by a rating agency (or as determined by the Adviser if the security is not rated by a rating agency) will not compel us to dispose of such security or other asset. Notwithstanding the foregoing, we must always be in compliance with the borrowing policies set forth above.

Non-Fundamental Policy: We will not change our policy of investing, under normal market conditions, at least 80% of our total assets in equity and equity-linked securities of companies principally engaged in the technology sector unless we provide shareholders at least 60 days’ written notice before implementation of the change in compliance with U.S. Securities and Exchange Commission (“SEC”) rules.

INVESTMENT POLICIES AND TECHNIQUES

The following information supplements the discussion of our investment objective, policies and techniques that are described in the prospectus. We may invest in the following instruments and use the following investment techniques, subject to any limitations set forth in the prospectus. There is no guarantee we will acquire all of the types of securities or use all of the investment techniques that are described herein.

Transitional or restructuring situations

We may invest in companies involved in (or that are the target of) acquisition attempts or tender offers or in companies involved in work-outs, liquidations, spin-offs, reorganizations, bankruptcies, refinancing and similar circumstances involving material changes or events. In any investment opportunity involving any such type of transitional or restructuring situation, there exists the risk that the contemplated transaction or event will be unsuccessful, take considerable time or result in a distribution of cash or a new security the value of which is less than the purchase price of the original security or other financial instrument. Similarly, if an anticipated transaction or reorganization or event does not in fact occur, we may be required to sell our investment at a loss.

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MANAGEMENT OF THE COMPANY

Our Board of Directors

Board Composition

Our Board consists of three members. The Board is divided into three classes, with the members of each class serving staggered, three-year terms; however, the initial members of the three classes have initial terms of one, two and three years, respectively. The term of our Class I director will expire at the 2026 annual meeting of shareholders; the term of any Class II director will expire at the 2024 annual meeting of shareholders; and the terms of our Class III directors will expire at the 2025 annual meeting of shareholders.

Travis Mason serves as a Class I director (with a term expiring in 2026). Sohail Prasad and Lisa Nelson serve as Class III directors (with a term expiring in 2025).

Independent Directors

A majority of the Board consists of directors who are not “interested persons” of the Company, of the Adviser, or of any of their respective affiliates, as defined in Section 2(a)(19) of the 1940 Act (“independent directors”).

Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and the Company, the Adviser, or of any of their respective affiliates, the Board has determined that Travis Mason and Lisa Nelson qualify as independent directors. Each director who serves on the Audit Committee is an independent director for purposes of Rule 10A-3 under the Exchange Act.

Interested Directors

Sohail Prasad is considered an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company since he has an ownership interest in the Adviser.

Board Leadership Structure and Role in Risk Oversight

Overall responsibility for our oversight rests with the Board. We have entered into the Investment Advisory Agreement pursuant to which the Adviser will manage the Company on a day-to-day basis. The Board is responsible for overseeing the Adviser and our other service providers in accordance with the provisions of the 1940 Act, applicable provisions of state and other laws and our charter. The Board is composed of three members, two of whom are independent directors. The Board meets at regularly scheduled quarterly meetings each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. As described below, the Board has established a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board in fulfilling its oversight responsibilities.

The Board has appointed Sohail Prasad to serve in the role of Chairman of the Board. Mr. Prasad is considered an interested director because he is an officer of the Company and controls the Adviser. The Chairman’s role is to preside at all meetings of the Board and to act as a liaison with the Adviser, counsel and other directors generally between meetings. The Chairman serves as a key point person for dealings between management and the directors. The Chairman also may perform such other functions as may be delegated by the Board from time to time. The Board reviews matters related to its leadership structure annually. The Board believes that Mr. Prasad’s history with the Company, familiarity with the Adviser’s investment platform and extensive experience investing in and managing early-stage investments qualifies him to serve as Chairman of the Board. The Board does not have a lead independent director. However, Ms. Nelson, the chair of the Audit Committee, is an independent director and acts as a liaison between the independent directors and management. The Board believes that its leadership structure is appropriate in light of the Company’s characteristics and circumstances because the structure allocates areas of responsibility among the individual directors and the committees in a manner that encourages effective oversight. The Board also believes that its size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between the Adviser and the Board.

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We are subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the Board’s general oversight of the Company and is addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Adviser and other service providers (depending on the nature of the risk), which carry out our investment management and business affairs. The Adviser and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and to mitigate the effects of such events or circumstances if they do occur. Each of the Adviser and other service providers has their own independent interest in risk management, and their policies and methods of risk management will depend on their functions and business models. The Board recognizes that it is not possible to identify all of the risks that may affect the Company or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight of the Company, the Board interacts with and reviews reports from, among others, the Adviser, our Chief Compliance Officer, our independent registered public accounting firm and counsel, as appropriate, regarding risks faced by the Company and applicable risk controls. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Biographical Information

Brief biographies of our officers and directors are set forth below. Also included below following each biography is a brief discussion of the specific experience, qualifications, attributes or skills that led our Board to conclude that the applicable director should serve on our Board at this time.

Name and Age	Position(s) Held with Company	Term at Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director During Past 5 Years
Interested Directors
Sohail Prasad, 30	Director and Chief Executive Officer	Director since November 2020; Term expires 2025	Founder, Chairman of the Board and Chief Executive Officer, Destiny XYZ (2020 – present); Chief Executive Officer, Destiny Advisors LLC (2020 – present); Chief Executive Officer, Forge (2014 – 2018); Founding Partner, S2 Capital (2012 – present)	1	None
Independent Directors
Travis Mason, 38	Director	Director since April 2022; Term expires 2026	Operating Partner, 776 Fund Management (2021 – 2022); Fellow, Massachusetts Institute of Technology (2020 – 2021); Vice President, Certification and Regulation, Airbus (2017 – 2020)	1	None
Lisa Nelson, 47	Director	Director since August 2023; Term expires 2025	Director, Astra Space (2021-present); Director, Limeade, Inc. (2022-present); Director, Seattle Bank, Inc. (2021-present); Managing Director, Microsoft (2005-2019); Advisor, Brooks Running (2021-present); Advisor, Flying Fish (2020-present); Advisor, Movac (2020-present)	1	Director, Astra Space (NASDAQ: ASTR); Director, Limeade, Inc.(ASX: LME); Director, Seattle Bank, Inc.; Director, Envel, Inc.
Officers
Ethan Silver, 47	Chief Operating Officer	Chief Operating Officer since May 2021	Partner, Lowenstein Sandler LLP (2016 – present)	N/A	N/A
Peter Sattelmair, 45	Chief Financial Officer	Chief Financial Officer since April 2022	Director, PINE Advisor Solutions (2021 – present); Director of Fund Operations and Assistant Treasurer, Transamerica Asset Management (2015 – 2021)	N/A	N/A
Cory Gossard, 50	Chief Compliance Officer	Chief Compliance Officer since April 2022	Director, PINE Advisor Solutions (2021 – present); Chief Compliance Officer, SS&C ALPS	N/A	N/A

(1) The address for each Director and officer is c/o Destiny Tech100 Inc., 1401 Lavaca Street, #144, Austin, Texas 78701.

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Independent Directors

Travis Mason. Mr. Mason currently serves on the board of directors of the Maxwell School of Citizenship and Public Policy at Syracuse University, KinectAir and the BluPrint Collective. Mr. Mason previously served as Operating Partner of 776 Fund Management, a venture capital firm, from January 2021 to June 2022. Mr. Mason has 12 years of experience helping entrepreneurs navigate regulatory and public policy barriers to bring future technologies to market throughout North America, Europe, South America and Asia. Before Seven Seven Six, Mr. Mason served as a Fellow at Massachusetts Institute of Technology, from 2020 to 2021. Prior to that, from 2017 to 2020, Mr. Mason served as Vice President, Certification and Regulation, at Airbus, leading global policy for the company’s emerging technology investments in autonomous air taxis, unmanned aircraft and urban air mobility. Prior to Airbus, Mr. Mason worked at Alphabet’s Google X and Google on the engineering and public policy teams to help bring technologies like drone delivery and autonomous vehicles to market. Mr. Mason received his Bachelor’s Degree at Syracuse University, where he was recognized as a Harry S. Truman Scholar, one of the country’s most prestigious undergraduate awards. He earned his Master’s Degree at the University of Michigan and also studied at Princeton University’s School of Public Policy and Harvard University’s Kennedy School of Government as a Galbraith Scholar. Mr. Mason's knowledge of financial matters and experience working with rapidly developing technology qualifies him to serve on our Board and his independence from the Company, the Adviser and the Sponsor enhances his service as a member of our Audit, Compensation and Nominating and Corporate Governance Committees.

Lisa Nelson. Ms. Nelson has over 25 years of experience as a technology, financial and operational leader helping organizations across a variety of industries and stages execute their strategic priorities, including business, cultural and digital transformations. Ms. Nelson currently serves as a full-time board director and advisor. Through her diverse experience with startups and Fortune 500 companies (including Microsoft where she served as a senior finance and business development executive for nearly 15 years), Ms. Nelson has developed expertise in business growth strategies, scaling businesses effectively, managing risks in complex environments and leading through change. Ms. Nelson currently serves on the audit committees of Limeade (Chair), Astra and Seattle Bank and previously worked closely with Microsoft’s audit committee in her executive finance roles at the company. Ms. Nelson also serves as Chair of the Compensation Committee at Astra and is a member of the nominating and governance committee. Ms. Nelson also serves as a strategic advisor to Brooks Running (Berkshire Hathaway portfolio company with >$1B in sales) and several venture funds and startups around the world. We believe that Ms. Nelson’s extensive experience provides the Board with a valuable insight into the matters of business growth strategy, risk management and finance.

Ms. Nelson earned a Bachelors in Business Administration and a Certificate of Accounting from the University of Washington and is a Certified Public Accountant. Ms. Nelson’s knowledge of financial and accounting matters and broad experience working with public companies and in the investment management industry qualifies her to serve on our Board and her independence from the Company, the Adviser and the Sponsor enhances her service as a member of our Audit, Compensation and Nominating and Corporate Governance Committees.

Interested Directors

Sohail Prasad. Mr. Prasad is our Chairman of the Board and Chief Executive Officer and is Founder, Co-Chairman, & Chief Executive Officer of Destiny XYZ Inc. Prior to founding Destiny, Mr. Prasad founded and served as Co-CEO of Forge (NYSE:FRGE), a global private securities marketplace building trading, custody, and data infrastructure to meet the needs of high-growth unicorn companies, employees, and investors. In March 2022, Forge became the first dedicated trading platform for private shares to become a public company. As an eighteen-year-old, Mr. Prasad was among the youngest founders to go through Y Combinator, a start-up accelerator, and was later named a Thiel Fellow by the Thiel Foundation. Over the years, Mr. Prasad has advised and invested in over 200 startups, including as seed investor in notable startups such as Rippling, Rappi, Notion, Retool, Vise, Mercury, and Superhuman. He continues to invest in early stage technology companies through S2 Capital and serves as its Founding Partner. Prior to founding Forge, Mr. Prasad held roles in product management at Zynga, as an early engineer at mobile advertising firm Chartboost, and various other roles at Google and the MIT Media Lab. Mr. Prasad attended Carnegie Mellon University where he studied Electrical & Computer Engineering before dropping out.

We believe Mr. Prasad is well qualified to serve as a director and Chairman of the Board due to his deep expertise with investments in rapidly growing venture-capital-backed emerging companies and his contacts and business experience, including his experience with Forge.

Communications with Directors

Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to Destiny Tech100 Inc., 1401 Lavaca Street, #144, Austin, TX 78701, Attention: Chair of the Audit Committee.

Officers

Ethan Silver. Mr. Silver is our Chief Operating Officer. He is a leading lawyer in the FinTech industry, launching and representing many of the leading companies in the space across their offerings and operations in the broker-dealer, crypto and digital advisory businesses. This includes deep knowledge and understanding of the largest platforms operating in the private securities/late-stage pre-IPO investing space. He has also been an investor in many early stage pre-IPO companies. Mr. Silver started his career on the regulatory side as an Enforcement lawyer with the Bureau of Securities in the New Jersey Attorney General's Office, as well as the Enforcement Division of the NYSE (which was later merged with the NASD to form FINRA). For the last 15 years he has been on the private side as a Partner at Lowenstein Sandler LLP.

Mr. Silver received his Bachelor's Degree from the University of Maryland and his J.D. from New York Law School.

Peter Sattelmair. Mr. Sattelmair has served as our Chief Financial Officer since April 2022. He currently serves as a Director at PINE Advisor Solutions and has nearly 25 years in the financial services and asset management industries.  Prior to PINE, he spent the previous 7 years at Transamerica Asset Management where he served as the Director of Fund Operations and Assistant Treasurer of a wide range of registered products with AUM of $80+ billion.  In his roles at Transamerica Asset Management, Mr. Sattelmair was responsible for the oversight of all aspects of the funds including fund accounting, custody, fund administration, valuation, and oversight of third-party vendors.

Prior to joining Transamerica Asset Management in July 2014, Mr. Sattelmair spent 15 years working at State Street Bank in various roles and locations including Boston, MA and Kansas City, MO.  Mr. Sattelmair left State Street as a Vice President of Fund Administration.

Mr. Sattelmair obtained his B.S. in Business Management from the University of Massachusetts, Dartmouth.

Cory Gossard. Mr. Gossard has served as our Chief Compliance Officer since April 2022 and currently serves as a Director at PINE Advisor Solutions. Mr. Gossard is a seasoned Fund and Advisor Chief Compliance Officer with 25 years of experience in the asset management industry. Most recently, he was the Chief Compliance Officer for SS&C ALPS in which he held responsibilities for firm compliance, AML, risk management, portfolio compliance, internal audit, vendor oversight and outsourced CCO services. In addition to serving as the CCO for SS&C ALPS, Cory also served as Fund CCO for SPDR S&P 500 ETF Trust, SPDR DJIA ETF Trust, and SPDR S&P MidCap 400 ETF Trust with aggregate AUM in excess of $350 billion. Before ALPS, Mr. Gossard held an 18-year tenure at Citibank and a multitude of job titles making him a versatile compliance professional.

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Board Committees

Audit Committee Governance, Responsibilities and Meetings

In accordance with its written charter adopted by the Board, the Audit Committee:

(a)	assists the Board’s oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, our compliance with legal and regulatory requirements and the performance of our independent registered public accounting firm;

(b)	prepares an Audit Committee report, if required by the SEC, to be included in our annual proxy statement;

(c)	oversees the scope of the annual audit of our financial statements, the quality and objectivity of our financial statements, accounting and financial reporting policies and internal controls;

(d)	determines the selection, appointment, retention and termination of our independent registered public accounting firm, as well as approving the compensation thereof;

(e)	pre-approves all audit and non-audit services provided to us and certain other persons by such independent registered public accounting firm; and

(f)	acts as a liaison between our independent registered public accounting firm and the Board.

Ms. Nelson and Mr. Mason are members of the Audit Committee and Ms. Nelson serves as Chair.

Our Board has determined that each Audit Committee member meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act. Our Board has determined that Ms. Nelson is an audit committee financial expert as defined under SEC rules. The Audit Committee held one formal meeting during the fiscal year ended December 31, 2022.

Nominating and Corporate Governance Committee Governance, Responsibilities and Meetings

In accordance with its written charter adopted by the Board, the Nominating and Corporate Governance Committee:

(a)	recommends to the Board persons to be nominated by the Board for election at the Company’s meetings of our shareholders, special or annual, if any, or to fill any vacancy on the Board that may arise between shareholder meetings;

(b)	makes recommendations with regard to the tenure of the directors;

(c)	is responsible for overseeing an annual evaluation of the Board and its committee structure to determine whether the structure is operating effectively; and

(d)	recommends to the Board the compensation to be paid to the independent directors of the Board.

The Nominating and Corporate Governance Committee will consider for nomination to the Board candidates submitted by our shareholders or from other sources it deems appropriate.

Ms. Nelson and Mr. Mason are members of the Nominating and Corporate Governance Committee and Mr. Mason serves as Chair. The Nominating and Corporate Governance Committee did not meet during the fiscal year ended December 31, 2022.

Director Nominations

Nomination for election as a director may be made by, or at the direction of, the Nominating and Corporate Governance Committee or by shareholders in compliance with the procedures set forth in our bylaws. Our Nominating and Corporate Governance Committee will consider qualified director nominees recommended by shareholders when such recommendations are submitted in accordance with our bylaws and any applicable law, rule or regulation regarding director nominations. When submitting a nomination for consideration, a shareholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age and address; principal occupation during the past five years; current directorships on publicly held companies and investment companies; number of our securities owned, if any; and, a written consent of the individual to stand for election if nominated by our Board and to serve if elected by our shareholders.

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Shareholder proposals or director nominations to be presented at the annual meeting of shareholders, other than shareholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be submitted in accordance with the advance notice procedures and other requirements set forth in our bylaws. These requirements are separate from the requirements discussed above to have the shareholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules.

Our bylaws require that the proposal or recommendation for nomination must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the 150th day prior to the one year anniversary of the date the Company’s proxy statement for the preceding year’s annual meeting, or later than the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. If the date of the annual meeting has changed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, shareholder proposals or director nominations must be so received not earlier than the 150th day prior to the date of such annual meeting and not later than the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers, among others, the following factors:

•	whether the individual possesses high standards of character and integrity, relevant experience, a willingness to ask hard questions and the ability to work well with others;

•	whether the individual is free of conflicts of interest that would violate applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	whether the individual is willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member;

•	whether the individual has the capacity and desire to represent the balanced, best interests of the shareholder as a whole and not a special interest group or constituency; and

•	whether the individual possesses the skills, experiences (such as current business experience or other such current involvement in public service, academia or scientific communities), particular areas of expertise, particular backgrounds, and other characteristics that will help ensure the effectiveness of the Board and Board committees.

The Nominating and Corporate Governance Committee’s goal is to assemble a board that brings to the Company a variety of perspectives and skills derived from high-quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider other factors as they may deem are in the best interests of the Company and its shareholders. The Board also believes it appropriate for certain key members of our management to participate as members of the Board.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identify the desired skills and experience of a new nominee in light of the criteria above. The members of the Board are polled for suggestions as to individuals meeting the aforementioned criteria. Research may also be performed to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third-party search firm, if necessary.

The Board has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Board generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending director nominees. The Board believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Board’s goal of creating a Board that best serves the needs of the Company and the interests of its shareholders.

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Compensation Committee

In accordance with its written charter adopted by the Board, the Compensation Committee is responsible for determining, or recommending to the Board for determination, the compensation, if any, of our chief executive officer and all other officers. The Compensation Committee also assists the Board with matters related to compensation generally, except with respect to compensation of the directors.

Ms. Nelson and Mr. Mason are members of the Compensation Committee and the Chair is currently vacant. The Compensation Committee did not meet during the fiscal year ended December 31, 2022.

Compensation and Insider Participation

The following table sets forth the compensation received by our directors for the year ended December 31, 2022.

Name	Aggregate Compensation From Fund(1)	Pension or Retirement Benefits Accrued As Part of Fund Expenses(2)	Total
Interested Directors
Sohail Prasad	—	—	—
Independent Directors
Travis Mason	$63,836	—	$63,836
Eric Patterson(3)	$63,836	—	$63,836
Lisa Nelson(4)	—	—	—

(1)	For a discussion of the independent directors ' compensation, see below.
(2)	We do not maintain a bonus, profit sharing or retirement plan, and directors do not receive any pension or retirement benefits.
(3)	On December 19, 2023, Mr. Patterson announced his resignation from the Board. His resignation was not the result of any disagreement with management.
(4)	Ms. Nelson was appointed to the Board in August 2023 and, therefore, received no compensation during the year ended December 31, 2022.

Director Compensation

No compensation is paid to our directors considered to be "interested persons" as defined in the 1940 Act. Our independent directors who do not also serve in an officer capacity for us or the Adviser are entitled to receive annual cash retainer fees, fees for participating in in-person Board and committee meetings and annual fees for serving as a committee chairperson. These directors are Ms. Nelson and Mr. Mason. We pay each Independent Director the following amounts for serving as director:

The independent directors receive an annual fee of $100,000. They also receive reimbursements of reasonable out-of-pocket expenses incurred in connection with attending in person or telephonically each regular Board meeting.

We also reimburse each of the directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and each committee meeting not held concurrently with a Board meeting.

Officer Compensation

None of our officers who are also officers or employees of our Adviser will receive direct compensation from us. We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees or officers of our Adviser or by individuals who were contracted by us or our Adviser to work on our behalf. We have outsourced the functions of our Chief Financial Officer and Chief Compliance Officer to employees of PINE Advisers LLC (“PINE”). PINE receives a monthly fee for services provided to us and we reimburse PINE for certain out-of-pocket expenses incurred on our behalf. For the fiscal year ended December 31, 2022, none of our officers received aggregate compensation from us in excess of $60,000.

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Portfolio Management

Portfolio Manager Assets Under Management

The following table sets forth information about funds and accounts other than the Company for which the portfolio managers are primarily responsible for the day-to-day portfolio management as of December 31, 2022:

	Number of Other Accounts Managed and Assets by Account Type			Number of Other Accounts and Assets for Which Advisory Fee is Performance-Based
Name of Portfolio Manager	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts

Sohail Prasad	$—	$—	$—	$—	$—	$—

Christine Healey	$—	$—	$—	$—	$—	$—

Portfolio Manager Compensation Overview

The discussion below describes the portfolio managers’ compensation:

The Adviser’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary, a performance-based discretionary bonus, participation in various benefits programs and one or more of the incentive compensation programs established by the Adviser.

Securities Ownership of Portfolio Managers

The table below shows the dollar range of shares of our common stock be beneficially owned by the members of the Investment Committee as of December 31, 2022 stated as one of the following dollar ranges: None; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; or Over $100,000.

Name	Dollar Range of Equity Securities in Destiny Tech100 Inc.(1)(2)
Sohail Prasad	Over $100,000
Christine Healey	None

(1)	Beneficial ownership determined in accordance with Rule 16a-1(a)(2) promulgated under the Exchange Act.
(2)	The dollar range of equity securities of the Company beneficially owned by the members of the Investment Committee, if applicable, is calculated by multiplying our NAV per share as of June 30, 2023 of $4.97 times the number of shares beneficially owned.

Code of Ethics

We and the Adviser have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. Our code of ethics is available, free of charge, on our website at https://destiny.xyz/tech100. You may also read and copy the code of ethics at the SEC’s Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 942-8090. In addition, the code of ethics is attached as an exhibit hereto and is available on the EDGAR Database on the SEC’s website at http://www.sec.gov.

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Proxy Voting Policies and Procedures

We have delegated our proxy voting responsibility to the Advisor. The Proxy Voting Policies and Procedures of the Adviser are set forth below. The guidelines will be reviewed periodically by the Adviser and our Independent Directors, and, accordingly, are subject to change. For purposes of these Proxy Voting Policies and Procedures described below, “we,” “our” and “us” refers to Destiny Advisors LLC.

Introduction

An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, we recognize that we must vote client securities in a timely manner free of conflicts of interest and in the best interests of our clients.

These policies and procedures for voting proxies for our investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies

Based on the nature of our investment strategy, we do not expect to receive proxy proposals but may from time to time receive amendments, consents or resolutions applicable to investments held by us. It is our general policy to exercise our voting or consult authority in a manner that serves the interests of our stockholders. We may occasionally be subject to material conflicts of interest in voting proxies due to business or personal relationships it maintains with persons having an interest in the outcome of certain votes. If at any time we becomes aware of a material conflict of interest relating to a particular proxy proposal, our Chief Compliance Officer will review the proposal and determine how to vote the proxy in a manner consistent with interests of our stockholders.

Proxy Voting Records

Information regarding how we voted proxies relating to portfolio securities will be available: (1) without charge, upon request, by calling collect (847) 734-2000; and (2) on the SEC’s website at http://www.sec.gov. You may also obtain information about how we voted proxies by making a written request for proxy voting information to: Destiny Advisors LLC, 1401 Lavaca Street, #144, Austin, TX 78701.

CONFLICTS OF INTEREST

Transactions with Related Persons

Investment Advisory Agreement

On April 29, 2022, the Company entered into the Investment Advisory Agreement with the Adviser. Under the terms of the Investment Advisory Agreement, the Adviser is responsible for managing the Company’s business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring its investments, and monitoring its portfolio companies on an ongoing basis through a team of investment professionals.

The Adviser’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to the Company are not impaired.

Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect for an initial two-year term and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of our outstanding voting securities and, in each case, by a majority of independent directors.

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The Investment Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. In accordance with the 1940 Act, without payment of any penalty, the Company may terminate the Investment Advisory Agreement with the Adviser upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board or the shareholders holding a majority (as defined under the 1940 Act) of the outstanding shares of the Company’s common stock or the Adviser. In addition, without payment of any penalty, the Adviser may generally terminate the Investment Advisory Agreement upon 60 days’ written notice and, in certain circumstances, the Adviser may only be able to terminate the Investment Advisory Agreement upon 120 days’ written notice.

From time to time, the Adviser may pay amounts owed by the Company to third-party providers of goods or services, including the Board, and the Company will subsequently reimburse the Adviser for such amounts paid on its behalf. Amounts payable to the Adviser are settled in the normal course of business without formal payment terms.

Under the terms of the Investment Advisory Agreement, the Company will pay the Adviser a base management fee. The cost of the Management Fee will ultimately be borne by the Company’s shareholders.

The management fee is payable quarterly in arrears. Upon the listing of our shares of common stock on the NYSE, the Management Fee will be payable at an annual rate of 2.50% of our average gross assets including assets purchased with borrowed amounts, if any, at the end of the two most recently completed calendar quarters. Prior to the listing of our shares on the NYSE, we will pay a Management Fee, payable monthly, in an amount equal to 2.00% of the value of the invested capital. The Management Fee for any partial month or quarter, as the case may be, will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant calendar months or quarters, as the case may be.

The Adviser and its affiliates may provide management or investment advisory services to entities that have overlapping objectives with us. The Adviser and its affiliates may face conflicts in the allocation of investment opportunities to us and others. In order to address these conflicts, the Adviser intends to put in place an allocation policy that addresses the allocation of investment opportunities as well as co-investment restrictions under the 1940 Act.

License Agreement

We entered into the License Agreement with Destiny XYZ, pursuant to which we were granted a non-exclusive license to use the name “Destiny.” Under the License Agreement, we have a right to use the Destiny name for so long as the Adviser or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we have no legal right to the “Destiny” name or logo.

Certain Business Relationships

The Adviser’s team of investment professionals will have substantial responsibilities in connection with the management of other investment funds, accounts and investment vehicles. Certain members of the Adviser’s investment team serve, or may serve, as officers, directors, members, or principals of entities that operate in the same or a related line of business as we do, or of investment funds, accounts, or investment vehicles managed by the Adviser. Similarly, the principals and Destiny XYZ Inc. and their respective affiliates may have other funds with similar, different or competing investment objectives, and such funds may not all be affiliated. For example, Mr.Prasad co-founded S2 Capital, which has invested in early stage technology companies and, subject to the Adviser’s conflicts of interest procedures, we may seek to invest in the same companies S2 Capital has previously invested in. In serving in these multiple capacities, they may have obligations to other investors in those entities, the fulfillment of which may not be in the best interests of us or our shareholders. These activities also may distract them from sourcing or servicing new investment opportunities for us or slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The principals of the Adviser, employees of Destiny XYZ Inc., and other funds managed by Destiny XYZ Inc. may receive investment opportunities that we may not have access to.

In addition, Mr. Prasad is a shareholder of Forge and SharesPost, preeminent private securities marketplaces, which we may utilize as a means to acquire equity and equity-related interests, subject to our best execution policy.

Any fees charged by Forge or SharesPost will be charged to the Company to the same extent as any other market participant. Further, while the principals of the Adviser are shareholders of Forge and SharesPost, they do not, in any way, control or influence the operations of either entity and do not receive fees for transactions made in either marketplace.

S-13

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee is required to review and approve any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

Affiliated Transactions

As a registered investment company, we are subject to certain regulatory restrictions in co-investing with individuals or entities with which we may be restricted from doing so under the 1940 Act unless we obtain an exemptive order from the SEC. We may co-invest with our Adviser or our officers and directors in a manner consistent with guidance promulgated under the no-action position of the SEC set forth in Mass Mutual Life Ins. Co. (SEC No-Action Letter, June 7, 2000), on which similarly situated funds like us rely in order to co-invest in a single class of privately placed securities so long as certain conditions are met, including that our investment adviser or an affiliate, acting on our behalf and on behalf of other clients, negotiates no term other than price. We, the Adviser and certain of its affiliates may also submit an exemptive application to the SEC to permit us to co-invest with other funds managed by the Adviser or its affiliates to the extent we are unable to rely on the MassMutual No Action Letter in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. There can be no assurance that this exemptive order will be granted. If such relief is granted, then we will be permitted to co-invest with our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transactions, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching of us or our shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of our shareholders and is consistent with our investment objective and strategies.

CLOSED-END FUND STRUCTURE

Common stock of closed-end funds frequently trade at prices lower than their NAV. We cannot predict whether shares of our common stock will trade at, above or below NAV. In addition to NAV, the market price of shares of our common stock may be affected by such factors as our dividend stability and dividend levels, which are in turn affected by expenses, and market supply and demand. In recognition of the possibility that shares of our common stock may trade at a discount from their NAV, and that any such discount may not be in the best interest of stockholders, the Board, in consultation with the Adviser may from time to time review possible actions to reduce any such discount. There can be no assurance that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in shares of our common stock.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The following table sets forth the beneficial ownership as indicated in the Company’s books and records of each current director, the Company’s officers, the officers and directors as a group, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock.

The table shows such ownership as of November 30, 2023.

S-14

Name and Address	Shares owned		Percentage(1)
5% Owners
Destiny XYZ Inc.	1,455,276		13.38%
Interested Directors
Sohail Prasad	1,505,276	(2)	13.84%
Independent Directors
Travis Mason	-		-
Lisa Nelson	-		-
Officers
Ethan Silver	-		-
Peter Sattelmair	-		-
Cory Gossard	-		-
All officers and directors as a group (7 persons)	1,505,276		13.84%

*	Less than 1%.

(1)	Percentage based on 10,879,905 shares issued and outstanding as of August 31, 2023.
(2)	Includes 50,000 shares held directly by Mr. Prasad and 1,455,276 shares held by Destiny XYZ Inc., an entity controlled by Mr. Prasad.

The address for each of the directors and officers is c/o Destiny Tech100 Inc., 1401 Lavaca Street, #144, Austin, TX 78701.

Equity Owned by Directors in the Company

The table below shows the dollar range of equity securities of the Company that were beneficially owned by each director as of December 31, 2022 stated as one of the following dollar ranges: None; $1 – $10,000; $10,001 – $50,000; $50,001 – 100,000; or Over $100,000.

Name of Director	Dollar Range of Equity Securities in Destiny Tech100 Inc.(1)(2)
Sohail Prasad	Over $100,000
Travis Mason	None
Lisa Nelson	None

(1)	Beneficial ownership determined in accordance with Rule 16a-1(a)(2) promulgated under the Exchange Act.
(2)

The dollar range of equity securities of the Company beneficially owned by directors of the Company, if applicable, is calculated by multiplying our NAV per share as of June 30, 2023 of $4.97 times the number of shares beneficially owned.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Though we acquire and dispose of certain of our investments in privately negotiated transactions, including in connection with private secondary market transactions, we also use brokers in the normal course of our business. However, to the extent a broker-dealer is involved in a transaction, the price paid or received by us may reflect a mark-up or mark-down. Subject to policies established by our Board, the Adviser will be primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. The Adviser generally will seek reasonably competitive trade execution costs but will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the Exchange Act, the Adviser may select a broker based upon brokerage or research services provided to the Adviser and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

In addition, Mr. Prasad is a shareholder of Forge and SharesPost, preeminent private securities marketplaces, which we may utilize as a means to acquire equity and equity-related interests, subject to our best execution policy.

S-15

INDEX TO FINANCIAL STATEMENTS

The following financial statements of Destiny Tech100 Inc. are included in this statement of additional information:

Audited Financial Statements	Page
Report of Independent Registered Accounting Firm	F-24
Schedule of Investments as of December 31, 2022	F-25
Statement of Assets and Liabilities as of December 31, 2022	F-28
Statement of Operations for the year ended December 31, 2022	F-29
Statements of Changes in Net Assets for the year ended December 31, 2022 and the period from January 25, 2021 (commencement of operations) through December 31, 2021	F-30
Statement of Cash Flows for the year ended December 31, 2022	F-31
Financial Highlights for the year ended December 31, 2022	F-32
Notes to the Financial Statements	F-33

Destiny Tech100 Inc.

Schedule of Investments

As of June 30, 2023 (Unaudited)

Shares/ Principal Amount	Security	Acquisition Date	Cost	Fair Value
	Private Investments, at fair value 103.39%
	Agreement for Future Delivery of Common Shares 2.60%
	Financial Technology 2.60%
1,540	Plaid, Inc. (a)(b)(c)(d)	02/15/2022	$1,110,340	$418,634
49,075	Stripe, Inc. (a)(b)(c)(e)	01/10/2022	3,478,813	987,880
	Total Agreement for Future Delivery of Common Shares		4,589,153	1,406,514

	Common Stocks 62.48%
	Aviation/Aerospace 31.38%
63,846	Relativity Space, LLC (a)(b)(c)(f)	12/28/2021	1,659,997	1,555,926
9,100	Space Exploration Technologies Corp., Series A(a)(b)(c)(f)	06/09/2022	618,618	737,100
135,135	Space Exploration Technologies Corp. (a)(b)(c)(g)	06/27/2022	10,009,990	10,945,935
47,143	Space Exploration Technologies Corp., Class A and Class C (a)(b)(c)(f)	06/08/2022	3,390,000	3,736,554
			15,678,605	16,975,515
	Education Services 2.94%
106,136	ClassDojo, Inc. (a)(b)(c)	11/19/2021	3,000,018	1,592,040

	Enterprise Software 4.59%
88,885	Automation Anywhere, Inc. (a)(b)(c)	12/30/2021	2,609,219	382,206
110,234	SuperHuman Labs, Inc. (a)(b)(c)	06/25/2021	2,999,996	2,099,958
			5,609,215	2,482,164
	Financial Technology 15.40%
90,952	CElegans Labs, Inc. (a)(b)(c)	11/23/2021	2,999,977	2,999,977
3,077	Klarna Bank AB (a)(b)(c)	03/16/2022	4,657,660	687,125
55,555	Public Holdings, Inc. (a)(b)(c)	07/22/2021	999,990	777,770
8,200	Revolut Group Holdings Ltd. (a)(b)(c)	12/08/2021	5,275,185	1,742,500
117,941	Brex, Inc.(a)(b)(c)(f)	03/02/2022	4,130,298	2,122,938
			18,063,110	8,330,310

	Gaming/Entertainment 5.85%
4,946	Epic Games, Inc. (a)(b)(c)(f)	12/31/2021	6,998,590	3,165,440

	Mobile Commerce 1.33%
23,690	Maplebear, Inc. (a)(b)(c)	10/08/2021	3,556,000	718,755

	Social Media 0.54%
1,069	Discord, Inc. (a)(b)(c)	03/01/2022	724,942	293,975

	Supply Chain/Logistics 0.45%
26,000	Flexport, Inc. (a)(b)(c)	03/29/2022	520,000	245,700

	Total Common Stocks		54,150,480	33,803,899

See accompanying notes to the financial statements.

F-2

Destiny Tech100 Inc.

Schedule of Investments (continued)

As of June 30, 2023 (Unaudited)

Shares/ Principal Amount	Security	Acquisition Date	Cost	Fair Value
	Convertible Notes 3.70%
	Aviation/Aerospace 3.70%
$2,000,000	Boom Technology, Inc., 5.00% 01/09/2027 (b)(c)	02/18/2022	$2,000,000	$2,000,000
	Total Convertible Notes		2,000,000	2,000,000

	Preferred Stocks 17.06%
	Aviation/Aerospace 9.49%
8,879	Axiom Space, Inc. Series C Preferred Stock (a)(b)(c)	12/22/2021	1,499,929	1,499,929
21,517	Axiom Space, Inc. Series C-1 Preferred Stock (a)(b)(c)	12/22/2021	3,179,754	3,634,867
			4,679,683	5,134,796

	Financial Technology 4.53%
45,455	Bolt Financial, Inc., Series C Preferred Stock (a)(b)(c)(f)(h)	03/08/2022	2,000,020	499,096
60,250	Chime Financial Inc. - Series A Preferred Stock (a)(b)(c)	12/30/2021	5,150,748	1,205,000
176,886	Jeeves, Inc. - Series C Preferred Stock (a)(b)(c)	04/05/2022	749,997	749,997
			7,900,765	2,454,093

	Food Products 1.25%
52,000	Impossible Foods, Inc. - Series A Preferred Stock (a)(b)(c)	06/17/2022	1,272,986	260,000
82,781	Impossible Foods, Inc. - Series H Preferred Stock (a)(b)(c)(f)	11/04/2021	2,098,940	413,907
			3,371,926	673,907

	Mobile Commerce 1.12%
20,000	Maplebear, Inc. - Series B Preferred Stock (a)(b)(c)	11/16/2021	2,863,400	606,800

	Social Media 0.67%
1,311	Discord, Inc. - Series G Preferred Stock (a)(b)(c)	03/01/2022	889,055	360,525
	Total Preferred Stocks		19,704,829	9,230,121

	Short-Term Investments 17.55%
	Money Market 17.55%
9,493,406	FIRST AM TREAS OBLI-X	05/08/2023	9,493,406	9,493,406
	Total Short-Term Investments		9,493,406	9,493,406

	Total Investments, at fair value — 103.39% (Cost $89,937,868)			$55,933,940
	Other Assets Less Liabilities — 3.39%			(1,835,788)
	Net Assets — 100.00%			$54,098,152

See accompanying notes to the financial statements.

F-3

Destiny Tech100 Inc.

Schedule of Investments (continued)

As of June 30, 2023 (Unaudited)

Shares/ Principal Amount	Security	Acquisition Date	Cost	Fair Value
	Securities by Country as a Percentage of Investments Fair Value
	United States 95.66%
	Common Stocks		$44,217,635	$31,374,274
	Convertible Notes		2,000,000	2,000,000
	Preferred Stocks		19,704,829	9,230,121
	Agreement for Future Delivery of Common Shares		4,589,153	1,406,514
	Money Market		9,493,406	9,493,406
	Total United States		$80,005,023	$53,504,315

	United Kingdom 3.12%
	Common Stocks		5,275,185	1,742,500
	Total United Kingdom		$5,275,185	$1,742,500

	Sweden 1.23%
	Common Stocks		4,657,660	687,125
	Total Sweden		$4,657,660	$687,125

(a)	Non-income producing security.

(b)	Level 3 securities fair valued using significant unobservable inputs.

(c)	Restricted investments as to resale.

(d)	Investment is a SPV that holds multiple forward agreements that represent common shares of Plaid, Inc. Forward contracts involve the future delivery of shares of a portfolio company upon such securities becoming freely transferable or the removal of restrictions on transfer. The counterparties are shareholders of the portfolio company. The aggregate total of the forward contracts for each SPV represents less than 5% of Fund's net assets.

(e)	Investment is a SPV that holds multiple forward agreements that represent common shares of Stripe, Inc. Forward contracts involve the future delivery of shares of a portfolio company upon such securities becoming freely transferable or the removal of restrictions on transfer. The counterparties are shareholders of the portfolio company. The aggregate total of the forward contracts for each SPV represents less than 5% of the Fund's net assets.

(f)	These securities have been purchased through Special Purpose Vehicles ("SPVs") in which the Fund has a direct investment of ownership units. The shares, cost basis and fair value stated are determined based on the underlying securities purchased by the SPV and the Fund’s ownership percentage.

(g)	These securities have been purchased through a SPV in which the Fund has a direct investment of ownership units. The shares, cost basis and fair value stated are determined based on the underlying securities purchased by the SPV and the Fund’s ownership percentage of the SPV. The SPV holds approximately 99% of Class A Common Shares and 1% of Class J Preferred Shares.

(h)	Valued using net asset value as practical expedient.

LLC - Limited Liability Company

LP - Limited Partnership

Ltd. - Limited

See accompanying notes to the financial statements.

F-4

Destiny Tech100 Inc.

Statement of Assets and Liabilities

As of June 30, 2023 (Unaudited)

Assets
Investments, at fair value (Cost – $89,937,868)	$55,933,940
Prepaid Insurance	2,569
Interest receivable	140,277
Total Assets	56,076,786

Liabilities
Management fee payable	896,935
Fund administration fee payable	302,720
Due to Organizer	20,075
Offering cost payable to Organizer	216,510
Professional fees payable	403,900
Organization cost payable to Organizer	70,202
Trustee fees payable	56,250
Other fees payable	12,042
Warrant liabilities, at fair value *	-
Total Liabilities	1,978,634
Net Assets	$54,098,152

Net Assets Consist Of:
Paid-in-capital (500,000,000 shares authorized, $0.00001 par value)	64,722,000
Total distributable losses	(10,623,848)
Net Assets applicable to Common Shareholders	$54,098,152

Net Asset Value Per Share
Net assets applicable to Common Shareholders	$54,098,152
Common Shares outstanding of beneficial interest outstanding, at $0.00001 par value; 500,000,000 shares authorized, 10,879,905 shares issued and outstanding	10,879,905
Net Asset Value Per Share applicable to Common Shareholders	$4.97

*	After consultation with the SEC in March 2023, the Warrants that were issued as part of our private offering of SAFEs were revised, in the second quarter of 2023, as expired following our registration as an investment company pursuant to Section 18 of the 1940 Act. As such, management has determined the fair value of the warrants to be $0 as of June 30, 2023.

See accompanying notes to the financial statements.

F-5

Destiny Tech100 Inc.

Statement of Operations

For the Six Months Ended June 30, 2023 (Unaudited)

Investment Income
Interest Income	$50,278
Dividend Income	31,732
Total investment income	82,010

Expenses
Management fees	896,935
Pricing fees	137,500
Audit and tax fees	122,400
Legal fees	108,500
Trustee fees	106,250
Offering costs	72,170
Chief compliance and principal financial officer fees	56,371
Other accrued expenses	66,338
Total Expenses	1,566,464

Net Investment Loss	(1,484,454)

Change in unrealized fair value of warrants *	3,571,824
Change in unrealized fair value on investments	(4,753,258)
Net Realized and Unrealized Loss on Securities	(1,181,434)

Net Decrease in Net Assets from Operations	$(2,665,888)

*	After consultation with the SEC in March 2023, the Warrants that were issued as part of our private offering of SAFEs were revised, in the second quarter of 2023, as expired following our registration as an investment company pursuant to Section 18 of the 1940 Act. As such, management has determined the fair value of the warrants to be $0 as of June 30, 2023.

See accompanying notes to the financial statements.

F-6

Destiny Tech100 Inc.

Statements of Changes in Net Assets

	For the Six Months Ended June 30, 2023 (Unaudited)	For the Year Ended December 31, 2022
Operations
Net investment gain/(loss)	$(1,484,454)	$(2,939,115)
Recognition of conversion of SAFE note liabilities to Common Shares	-	25,375,657
Change in unrealized fair value of warrants *	3,571,824	1,441,461
Change in unrealized fair value on SAFE note liabilities	-	677,092
Change in unrealized fair value on investments	(4,753,258)	(28,483,048)
Increase/(decrease) in net assets resulting from operations	(2,665,888)	(3,927,953)

Distributions to Shareholders
From distributable earnings	-	-
Total distributions to Fund shareholders	-	-

Capital Share Transactions
Conversion to SAFE notes	-	64,697,000 (1)
Increase/(decrease) in net assets from capital share transactions	-	64,697,000
Total increase/(decrease) in net assets	(2,665,888)	60,769,047

Net Assets
Beginning of period	56,764,040	(4,005,007)
End of period	$54,098,152	$56,764,040

Capital Share Activity
Conversion to SAFE notes	-	9,424,629 (1)
Reverse stock split	-	(1,044,724)
Net increase in shares outstanding	-	8,379,905
Shares outstanding, beginning of period	10,879,905	2,500,000
Shares outstanding, end of period	$10,879,905	$10,879,905

*	After consultation with the SEC in March 2023, the Warrants that were issued as part of our private offering of SAFEs were revised, in the second quarter of 2023, as expired following our registration as an investment company pursuant to Section 18 of the 1940 Act. As such, management has determined the fair value of the warrants to be $0 as of June 30, 2023.

(1)	On May 11, 2022, each SAFE holder received from the Fund a number of shares of common stock equal to the total amount invested by such investor in the private offering divided by $10.00. Following the SAFE Conversion and the reverse stock split, the Fund has 10,879,905 shares of common stock issued and outstanding.

See accompanying notes to the financial statements.

F-7

Destiny Tech100 Inc.

Statement of Cash Flows

For the Six Months Ended June 30, 2023 (Unaudited)

Cash Flows From Operating Activities
Net decrease in net assets from operations	$(2,665,888)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in unrealized fair value of warrants*	(3,571,824)
Change in unrealized fair value on investments	4,753,258
Purchase of investments	(11,312,703)
Return of capital from investments	229,613
Changes in operating assets and liabilities:
Increase in management fee payable	427,369
Increase in fund administration fee payable	133,262
Increase in professional fees payable	111,649
Increase in trustee fees payable	56,250
Decrease in other fees payable	(20,611)
Decrease in interest receivable	43,973
Decrease in deferred offering costs	72,170
Increase in prepaid insurance	(2,569)
Increase in payable to Shareholder	75,000
Decrease due to Organizer	(204,749)
Net cash used in operating activities	(12,025,800)
Cash, beginning of period	12,025,800

Cash, end of period	$0

*	After consultation with the SEC in March 2023, the Warrants that were issued as part of our private offering of SAFEs were revised, in the second quarter of 2023, as expired following our registration as an investment company pursuant to Section 18 of the 1940 Act. As such, management has determined the fair value of the warrants to be $0 as of June 30, 2023.

See accompanying notes to the financial statements.

F-8

Destiny Tech100 Inc.

Financial Highlights

	For the Six Months Ended June 30, 2023 (Unaudited)	For the Year Ended December 31, 2022 (1)(2)
Net Asset Value, Beginning of Period	$5.22	$(1.60)

Income from Investment Operations
Net investment income/(loss)(3)	(0.14)	(0.27)
Recognition of conversion of SAFE note liabilities to Common Shares	-	2.33
Change in unrealized fair value of warrants*	0.32	0.13
Change in unrealized fair value on SAFE note liabilities	-	0.06
Change in unrealized fair value on investments	(0.43)	(2.61)
Total income/(loss) from investment operations and recognition of conversion of SAFE note liabilities to Common Shares	(0.25)	(0.36)

Distributions to Shareholders
From net investment income	-	-
From return of capital	-	-
Total distributions	-	-
Effect of shares issued from SAFE note conversion to Common Shares	-	7.18
Increase/(Decrease) in Net Asset Value	(0.25)	6.82
Net Asset Value, End of Period	$4.97	$5.22

Total Return (4)	(4.70)%	426.08	%(5)

Supplemental Data and Ratios
Net assets attributable to common shares, end of period (000s)	$54,098	$56,764

Ratio of expenses to average net assets (6)	(5.65)%	(5.13)%
Ratio of net investment income to average net assets (6)	(5.36)%	(4.82)%
Portfolio turnover rate (7)	-	0.24%

(1)	The Fund commenced operations on January 25, 2021. For the period from January 25, 2021 to May 11, 2022, the Organizer was the sole owner of the Fund’s shares of common stock of 2,500,000 shares. Financial Highlights were not presented for the Fund for the 2021 period.

(2)	On May 11, 2022, each SAFE holder received from the Fund a number of shares of common stock equal to the total amount invested by such investor in the private offering divided by $10.00. Following the SAFE Conversion and the reverse stock split, the Fund has 10,879,905 shares of common stock issues and outstanding.

(3)	Calculated using the average shares method.

(4)	Returns do not reflect the deduction of taxes the shareholder would pay on fund distributions or redemptions of Fund shares. Returns for period less than a year are not annualized.

(5)	Total return has been calculated using the absolute value of the initial Net Asset Value due to a negative Net Asset Value as of January 1, 2022. The total return for the fund has been calculated for shareholders owning shares for the entire period and does not represent the return for holders of SAFE notes that converted to common stock during the year ended December 31, 2022.

(6)	Ratios do not include expenses of underlying private investments in which the Fund invests.

(7)	Portfolio turnover rate is calculated using the lesser of year-to-date sales or year-to-date purchases over the average of the invested assets at fair value for the periods reported. Ratio is not annualized.

*	After consultation with the SEC in March 2023, the Warrants that were issued as part of our private offering of SAFEs were revised, in the second quarter of 2023, as expired following our registration as an investment company pursuant to Section 18 of the 1940 Act. As such, management has determined the fair value of the warrants to be $0 as of June 30, 2023.

See accompanying notes to the financial statements.

F-9

Destiny Tech100 Inc.

Notes to Financial Statements (unaudited)

June 30, 2023

(1)	Organization

Destiny Tech100 Inc. (the “Fund”) was formed on November 8, 2020, as a Maryland corporation and commenced operations on January 25, 2021. On May 13, 2022, the Fund registered with the Securities and Exchange Commission as an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund is a non-diversified, closed-end management investment company. The Fund intends to apply to have the common stock listed on the New York Stock Exchange (the “NYSE”) under the symbol “DXYZ”.

Destiny Advisors LLC, a Delaware limited liability company (the “Adviser”), serves as the investment adviser to the Fund. The Adviser is responsible for the overall management and affairs of the Fund and has full discretion to invest the assets of the Fund in a manner consistent with the Fund’s investment objective.

The Fund’s investment objective is to maximize the portfolio’s total return, principally by seeking capital gains on equity and equity-related investments. The Fund invests principally in the equity and equity-linked securities of what it believes to be rapidly growing venture-capital-backed emerging companies, primarily in the United States. The Fund may also invest on an opportunistic basis in select U.S. publicly traded equity securities or certain non-U.S. companies that otherwise meet the investment criteria.

The Adviser is a wholly-owned subsidiary of Destiny XYZ Inc. (the “Organizer”). The Organizer manages and controls the Adviser.

The Fund’s board of directors (the “Board”) has overall responsibility for monitoring and overseeing the Fund’s operations and investment program. A majority of the directors of the Board are not “interested persons” (as defined by the 1940 Act) of the Fund or the Adviser.

(2)	Summary of Significant Accounting Policies

The following is a summary of the significant accounting policies followed by the Fund in the preparation of its financial statements. All accounts are stated in U.S. dollars unless otherwise noted. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United State of America (“U.S. GAAP”). The Fund is an investment company and follows the accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies.

(a)	Investments

Investments in securities, including through SPVs, are recorded on the trade date, the date on which the Fund agrees to purchase or sell the securities.

The Fund may invest in SPVs that hold forward contracts. Forward contracts involve the future delivery of shares of a portfolio company upon such securities becoming freely transferable or the removal of restrictions on transfer. The counterparties are shareholders of the portfolio company. The Fund does not have information as to the identities of the shareholders; however, counterparty risk is mitigated by the fact that there is not a single counterparty on the opposite side of the forward contracts.

The Fund may invest in “forward contracts” that involve shareholders (each a “counterparty”) of a potential portfolio company whereby such counterparties promise future delivery of such securities upon transferability or other removal of restrictions. This may involve counterparty promises of future performance, including among other things transferring shares to us in the future, paying costs and fees associated with maintaining and transferring the shares, not transferring or encumbering their shares, and participating in further acts required of shareholders by the counterparty and their agreement with us. Should counterparties breach their agreement inadvertently, by operation of law, intentionally, or fraudulently, it could affect the Fund's performance. The Fund's ability and right to enforce transfer and payment obligations, and other obligations, against counterparties could be limited by acts of fraud or breach on the part of counterparties, operation of law, or actions of third parties. Measures the Fund takes to mitigate these risks, including powers of attorney, specific performance and damages provisions, any insurance policy, and legal enforcement steps, may prove ineffective, unenforceable, or economically impractical to enact.

F-10

Destiny Tech100 Inc.

Notes to Financial Statements (unaudited) (continued)

June 30, 2023

The organizer of each SPV holding forward contracts may carry an insurance policy at their own expense to protect the SPV against certain insured risks with respect to the forward purchase contracts. Insured risks include (i) an intentional attempt by a shareholder to deceive the organizer or the SPV or a failure to honor an obligation under, or refusal to settle, an obligation to the SPV (ii) certain events of bankruptcy; and (iii) in the case of death of a shareholder, the refusal of the shareholder's heirs, beneficiary, or estate to honor the obligation.

In cases where the Fund purchases a forward contract through a secondary marketplace, it may have no direct relationship with, or right to contact, enforce rights against, or obtain personal information or contact information concerning the counterparty. In such cases, the Fund will not be a direct beneficiary of the portfolio company's securities or related instruments. Instead, it would rely on a third party to collect, settle, and enforce its rights with respect to the portfolio company's securities. There is no guarantee that said party will be successful or effective in doing so.

Realized gains or losses on dispositions of investments represent the difference between the original cost of the investment, based on the specific identification method, and the proceeds received from the sale. The Fund applies a fair value accounting policy to its investments with changes in unrealized gains and losses recognized in the statement of operations as a component of net unrealized gain (loss).

(b)	Income Taxes

The Fund intends to elect to be treated, and to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes beginning with its taxable year ending December 31, 2023. As a RIC, the Fund will be required to comply with certain regulatory requirements.

The Fund accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Fund determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Fund recognizes deferred tax assets to the extent that the Fund believes that these assets are more likely than not to be realized. In making such a determination, the Fund considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Fund determines that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, it would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

F-11

Destiny Tech100 Inc.

Notes to Financial Statements (unaudited) (continued)

June 30, 2023

The Fund records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) it determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, it recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

The Fund recognizes interest and penalties related to unrecognized tax benefits, if any, on the income tax expense line in the accompanying statement of operations. As of June 30, 2023, no accrued interest or penalties are included on the related tax liability line in the balance sheet.

(c)	Cash and Cash Equivalents

Cash includes cash in bank accounts. Cash equivalents include short-term highly liquid investments that are readily convertible to cash and have original maturities of three months or less. The Fund maintains cash in bank accounts which, at times, may exceed the United States Federal Deposit Insurance Corporation (FDIC) limit of $250,000.

(d)	Income and Expenses

Interest income is recognized on an accrual basis as earned. Dividend income is recorded on the ex- dividend date. Expenses are recognized on an accrual basis as incurred.

Organization costs include costs relating to the formation and incorporation of the business. These costs are expensed as incurred. From the commencement of the Fund’s operations, the Fund has incurred and expensed organization costs of $70,202, which were paid by the Organizer to be reimbursed by the Fund and are reflected as “Organizational costs payable to Organizer” on the Statement of Assets and Liabilities.

Pursuant to the terms of the investment advisory agreement while the Fund operated as a private fund (the “Prior Advisory Agreement”) entered into between the Fund and the Adviser that was in operation while the Fund operated as a private fund, the Fund is obligated to pay up to $150,000 of organizational costs and amounts in excess thereof will be borne by the Adviser. As of June 30, 2023, the Adviser has not borne any of the organizational expenses as the total amount incurred by the Fund has not exceeded $150,000. See note 5 for details on the reimbursable organizational costs to the Adviser.

Offering costs were accounted for as deferred costs until the Fund registered as an investment company under the 1940 Act and were then amortized to expense over twelve months on a straight-line basis. These costs consist of fees for the legal preparation and filing fees associated with the private offering. As of June 30, 2023, $216,510 of offering costs originally accounted for as deferred costs have been amortized to expense in the Statement of Operations.

Certain investments may have contractual payment-in-kind (“PIK”) interest. PIK represents accrued interest that is added to the principal of the investment on the respective interest payment dates rather than being paid in cash and generally becomes due at maturity or upon being called by the issuer. PIK is recorded as interest income.

F-12

Destiny Tech100 Inc.

Notes to Financial Statements (unaudited) (continued)

June 30, 2023

(e)	Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Fund’s management to make estimates and assumptions that affect the amounts reported in the financial statements. Because of the uncertainties associated with estimation, actual results could differ from those estimates used in preparing the accompanying financial statements.

(f)	Concentrations of Credit Risk

Financial instruments which potentially expose the Fund to concentrations of credit risk consist of cash and cash equivalents. The Fund maintains its cash and cash equivalents in financial institutions at levels that have historically exceeded federally-insured limits.

(g)	Risks and Uncertainties

All investments are subject to certain risks. Changes in overall market movements, interest rates, or factors affecting a particular industry, can affect the ultimate value of the Fund’s investments. Investments are subject to a number of risks, including the risk that values will fluctuate as a result of changing expectations for the economy and individual investors.

Liquidity and Valuation Risk - Liquidity risk is the risk that securities may be difficult or impossible to sell at the time the Adviser would like or at the price it believes the security is currently worth. Liquidity risk may be increased for certain Fund investments, including those investments in funds with gating provisions or other limitations on investor withdrawals and restricted or illiquid securities. Some SPVs in which the Fund invests may impose restrictions on when an investor may withdraw its investment or limit the amounts an investor may withdraw. To the extent that the Adviser seeks to reduce or sell out of its investment at a time or in an amount that is prohibited, the Fund may not have the liquidity necessary to participate in other investment opportunities or may need to sell other investments that it may not have otherwise sold.

The Fund may also invest in securities that, at the time of investment, are illiquid, as determined by using the Securities and Exchange Commission’s (the “SEC”) standard applicable to registered investment companies (i.e., securities that cannot be disposed of by the Fund within seven calendar days in the ordinary course of business at approximately the amount at which the Fund has valued the securities). Illiquid and restricted securities may be difficult to dispose of at a fair price at the times when the Fund believes it is desirable to do so. The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Investment of the Fund’s assets in illiquid and restricted securities may also restrict the Fund’s ability to take advantage of market opportunities.

Valuation risk is the risk that one or more of the securities in which the Fund invests are priced differently than the value realized upon such security’s sale. In times of market instability, valuation may be more difficult, in which case the Adviser’s judgment may play a greater role in the valuation process.

F-13

Destiny Tech100 Inc.

Notes to Financial Statements (unaudited) (continued)

June 30, 2023

Market Disruption and Geopolitical Risk - The Fund is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets. War, terrorism, and related geopolitical events (and their aftermath) have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, such as, for example, earthquakes, fires, floods, hurricanes, tsunamis and weather-related phenomena generally, as well as the spread of infectious illness or other public health issues, including widespread epidemics or pandemics such as the COVID-19 outbreak, and systemic market dislocations can be highly disruptive to economies and markets. Those events as well as other changes in non-U.S. and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of Fund Investments.

(h)	Restricted securities

Restricted securities are securities of privately-held companies that may be resold only upon registration under federal securities laws or in transactions exempt from such registration. In some cases, the issuer of restricted securities has agreed to register such securities for resale, at the issuer’s expense, either upon demand by the Fund or in connection with another registered offering of the securities. Many restricted securities may be resold in the secondary market in transactions exempt from registration. Such restricted securities may be determined to be liquid under criteria established by the Adviser. The restricted securities may be valued at the price provided by dealers in the secondary market or, if no market prices are available, the fair value as determined in good faith using methods approved by the Adviser. As of the date of this report, there is no expected date for such restrictions to be removed from any of the Fund’s restricted securities.

F-14

Destiny Tech100 Inc.

Notes to Financial Statements (unaudited) (continued)

June 30, 2023

Additional information on each restricted investment held by the Fund on June 30, 2023 is as follows:

Investments	Initial Acquisition Date	Cost	Fair Value	% of Net Assets
Automation Anywhere, Inc.	12/30/2021	$2,609,219	$382,206	0.71%
Axiom Space, Inc. Series C Preferred Stock	12/22/2021	1,499,929	1,499,929	2.77%
Axiom Space, Inc. Series C-1 Preferred Stock	12/22/2021	3,179,754	3,634,867	6.72%
Bolt Financial, Inc., Series C Preferred Stock	3/8/2022	2,000,020	499,096	0.92%
Boom Technology, Inc.	2/18/2022	2,000,000	2,000,000	3.70%
Brex Inc.	3/2/2022	4,130,298	2,122,938	3.92%
CElegans Labs, Inc.	11/23/2021	2,999,977	2,999,977	5.55%
Chime Financial Inc. - Series A Preferred Stock	12/30/2021	5,150,748	1,205,000	2.23%
ClassDojo, Inc.	11/19/2021	3,000,018	1,592,040	2.94%
Discord, Inc.	3/1/2022	724,942	293,975	0.54%
Discord, Inc. - Series G Preferred Stock	3/1/2022	889,055	360,525	0.67%
Epic Games, Inc.	12/31/2021	6,998,590	3,165,440	5.85%
Flexport, Inc.	3/29/2022	520,000	245,700	0.45%
Impossible Foods - Series A Preferred Stock	6/17/2022	1,272,986	260,000	0.48%
Impossible Foods, Inc. - Series H Preferred Stock	11/4/2021	2,098,940	413,907	0.77%
Jeeves, Inc. - Series C Preferred Stock	4/5/2022	749,997	749,997	1.38%
Klarna Bank AB	3/16/2022	4,657,660	687,125	1.27%
Maplebear, Inc.	10/8/2021	3,556,000	718,755	1.33%
Maplebear, Inc. - Series B Preferred Stock	11/16/2021	2,863,400	606,800	1.12%
Plaid, Inc.	2/15/2022	1,110,340	418,634	0.77%
Public Holdings, Inc.	7/22/2021	999,990	777,770	1.44%
Relativity Space, LLC	12/28/2021	1,659,997	1,555,926	2.88%
Revolut Group Holdings Ltd	12/8/2021	5,275,185	1,742,500	3.22%
Space Exploration Technologies Corp., Class A	6/27/2022	10,009,990	10,945,935	20.23%
Space Exploration Technologies Corp., Class A and Class C	6/8/2022	3,390,000	3,736,554	6.91%
Space Exploration Technologies Corp., Class A	6/9/2022	618,618	737,100	1.36%
Stripe, Inc.	1/10/2022	3,478,813	987,880	1.83%
Superhuman Labs, Inc.	6/25/2021	2,999,996	2,099,958	3.88%
Total Investments		$80,444,462	$46,440,534	85.84%

(3)	Fair Value Measurements

The Fund’s Fair Valuation Procedures incorporate the principles found in Rule 2a-5 of the 1940 Act in conjunction with Topic 820 (“ASC 820”) of the Financial Accounting Standards Board (“FASB”). Rule 2a-5 was created to address valuation practices with respect to the investments of a registered investment company and the oversight role performed by the Board in the valuation process. The Board has appointed the Adviser to serve as the Valuation Designee to perform fair value determinations.

ASC 820 was created to establish a framework for measuring fair value through the use of certain methods and inputs and shall be used by the Adviser in combination with the directives of Rule 2a-5 of the 1940 Act. ASC 820 defines fair value as the price of an asset that one would observe in an orderly purchase and sale transaction between market participants at a specific point in time. Data inputs used to perform a valuation are categorized as follows:

F-15

Destiny Tech100 Inc.

Notes to Financial Statements (unaudited) (continued)

June 30, 2023

Readily Available (Level I) – Investments that trade frequently, for which pricing quotations in active markets are easily accessible.

Limited Availability (Level II) – Investments lacking easily recognizable market data, but where certain other observable data points exist such as market quotes for similar investments, and other observable market conditions such as interest rates, yield curves, default rates, etc.

Unavailable (Level III) – Investments where there is virtually no market data available, with no observable market data points or inputs. Fair value may be derived from professional judgments and assumptions in the form of an analysis that considers relevant factors and criteria determined in good faith, using a methodology such as liquidation basis, present value of cash flows, income approach, etc. or an independent third-party appraisal, should the committee feel the need to engage one.

Investments in publicly traded securities are generally carried at the closing price on the last trading day of the reporting period, while private investments are carried at fair value, estimated using applicable methodologies or are valued at their NAV as a practical expedient. In instances where a public or private real estate market transaction is not sufficiently similar to the investment being valued, alternative valuation methodologies shall be utilized. The determined fair value may be discounted even further on account of factors including but not limited to capital and risk structure, restrictions on resale, and ownership structure.

The Fund is registered under the 1940 Act. The Fund’s investments will be fair valued on a quarterly basis and the Fund will calculate its NAV as of the close of each business quarter. Fluctuations in an investment’s fair value may be caused by volatility in economic conditions, among other factors. Such fluctuations in the fair value are classified as unrealized gains or losses in the Fund’s statement of operations. Upon the disposition of an investment, the corresponding gain or loss is classified as realized and will also be noted in the statement of operations.

Private investments are reported on the Fund’s schedule of investments as being measured at fair value using the Fund’s pro rata NAV (or its equivalent) without further adjustment, as a practical expedient of fair value, and therefore these investments are excluded from the fair value hierarchy. Generally, the fair value of the Fund’s investment in a private investment represents the amount that the Fund could reasonably expect to receive from the investment fund if the Fund’s investment is withdrawn at the measurement date based on NAV.

Investments in private financial instruments or securities for which no readily available pricing is available may be valued by an independent reputable third-party service provider on a quarterly basis or as needed. This includes securities for which the use of NAV as a practical expedient is permitted under U.S. GAAP because their value is not based on unadjusted quoted prices. In conjunction with input from the independent third-party valuation agent, the Adviser, as the Valuation Designee, shall value each Level III Investment on a quarterly basis.

The methods commonly used to develop indications of value for an asset are the Income, Market, and Cost Approaches. Each valuation technique is detailed in ASC 820.

F-16

Destiny Tech100 Inc.

Notes to Financial Statements (unaudited) (continued)

June 30, 2023

The Income Approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. Those valuation techniques include present value techniques; option-pricing models, such as the Black-Scholes-Merton formula (a closed-form model) and a binomial model (a lattice model), which incorporate present value techniques.

The Market Approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). For example, valuation techniques consistent with the market approach often use market multiples derived from a set of comparables. Multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering factors specific to the measurement (qualitative and quantitative).

The Cost Approach is based on the amount that currently would be required to replace the service capacity of an asset (often referred to as current replacement cost). From the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility, adjusted for obsolescence. Obsolescence encompasses physical deterioration, functional (technological) obsolescence, and economic (external) obsolescence and is broader than depreciation for financial reporting purposes (an allocation of historical cost) or tax purposes (based on specified service lives).

At various times, the Fund may utilize Special Purpose Vehicles (“SPV”) and similar structures in the investment process. The Fund advances money to these SPVs for the specific purpose of investing in securities of a single private issuer (an “SPV Investment”). When the Fund makes an SPV Investment, the investment is held through the Fund‘s interest in the respective SPV. The Fund presents and fair values its SPV Investments in the financial statements as if they were owned directly by the Fund and has disregarded the SPVs for presentation purposes as a result of the following: (1) an SPV Investment is the sole activity of the SPV; (2) the Fund’s underlying ownership of an SPV Investment is proportionate to the Fund's contributions made to the SPV; and (3) the Fund will receive its proportionate share of the cash proceeds as the SPV Investment is monetized and distributed. The Schedule of Investments presents the direct investment of the SPVs with material positions in the Fund. The SPVs may incur a tax liability associated with distributions made by underlying portfolio investments. If an SPV charges management fees, those fees will adjust the cost of the SPV.

Investments in SPVs consist of an investment by the Fund in an entity that invests directly in the common or preferred stock of a Portfolio Company. Investments in SPVs are generally valued using the same fair value techniques for the securities held by the Fund once the investment has been made by the SPV into the underlying portfolio company and are categorized as Level 3 of the fair value hierarchy. The investments in an SPV that have yet to purchase the underlying securities are held at cost and are categorized in Level 3 of the fair value hierarchy. The Fund follows the guidance in GAAP that allows, as practical expedient, the Fund to value such investments at their reported NAV per share (or if not unitized, at an equivalent percentage of the capital of the investee entity). Such investments typically provide an updated NAV or its equivalent on a quarterly basis. The Fair Valuation Committee meets frequently to discuss the fair valuation methodology and will adjust the value of a security if there is a public update to such valuation.

F-17

Destiny Tech100 Inc.

Notes to Financial Statements (unaudited) (continued)

June 30, 2023

The following table summarizes the levels within the fair value hierarchy for the Fund’s assets measured at fair value as of June 30, 2023:

Assets

				Practical
Investment	Level 1	Level 2	Level 3	Expedient	Total
Agreement for Future Delivery of Common Shares (a)	$—	$—	$1,406,514	$—	$1,406,514
Common Stocks	—	—	33,803,899	—	33,803,899
Convertible Notes	—	—	2,000,000		2,000,000
Preferred Stocks	—	—	8,731,025	499,096	9,230,121
Money Market	9,493,406	—	—	—	9,493,406
Total	$9,493,406	$—	$45,941,438	$499,096	$55,933,940

(a)	Certain investments are held through SPVs that holds forward contracts. Forward contracts involve the future delivery of shares of a portfolio company upon such securities becoming freely transferable or the removal of restrictions on transfer. The counterparties are shareholders of the portfolio company. See Schedule of Investments.

The changes in fair value of investments and liabilities for which the Fund has used Level 3 inputs to determine the fair value are as follows:

Assets

					Net Change
	Balance			Net Realized	in Unrealized
	as of		Proceeds	Gain	Appreciation	Note		Balance as
	December	Purchase of	from Sale of	(Loss) on	(Depreciation)	Converted	Transfers out	of June 30,
Investments	31, 2022	Investments	Investments (a)	Investments	on Investments	to Stock	of Level 3 (c)	2023
Agreement for Future Delivery of Common Shares (b)	$2,267,317	$—	$—	$—	$(860,803)	$—	$—	$1,406,514
Common Stocks	35,500,566	—	—	—	(1,696,667)	—	—	33,803,899
Convertible Notes	5,634,867	—	—	—	—	(3,634,867)	—	2,000,000
Preferred Stocks	6,201,358	1,589,684	—	—	(2,195,788)	3,634,867	(499,096)	8,731,025
Total	$49,604,108	$1,589,684	$—	$—	$(4,753,258)	$—	$(499,096)	$45,941,438

(a)	Sale proceeds from investments is comprised entirely of returned funds held within an SPV.

(b)	Certain investments are held through SPVs that holds forward contracts. Forward contracts involve the future delivery of shares of a portfolio company upon such securities becoming freely transferable or the removal of restrictions on transfer. The counterparties are shareholders of the portfolio company. See Schedule of Investments.

(c)	Level 3 transfers are done using fair market value as of June 30, 2023.

Liabilities

					Net Change
				Net Realized	in Unrealized
	Balance as of		Conversion of	Gain (Loss) on	Appreciation
	December 31,	Issuance of	SAFE Notes to	Conversion of	(Depreciation) on	Balance as of
	2022	Liabilities	Common Stock	Liabilities	Liabilities	June 30, 2023
Warrants *	(3,571,824)	$—	$—	$—	3,571,824	$—
Total	$(3,571,824)	$—	$—	$—	$3,571,824	$—

*	After consultation with the SEC in March 2023, the Warrants that were issued as part of our private offering of SAFEs were revised, in the second quarter of 2023, as expired following our registration as an investment company pursuant to Section 18 of the 1940 Act. As such, management has determined the fair value of the warrants to be $0 as of June 30, 2023.The following is a summary of quantitative information about significant unobservable valuation inputs for Level 3 Fair Value Measurements for investments held as of June 30, 2023.

F-18

Destiny Tech100 Inc.

Notes to Financial Statements (unaudited) (continued)

June 30, 2023

The following is a summary of quantitative information about significant unobservable valuation inputs for Level 3 Fair Value Measurements for investments held as of June 30, 2023:

	Fair Value
	as of June	Valuation		Ranges of
Level 3 Investments	30, 2023	Technique	Unobservable Input	Inputs/(Average)
Assets
Agreement for Future Delivery of Common Shares	$1,406,514	Market Approach	Recent Transaction Price	N/A
Common Stocks	$33,803,899	Market Approach	Recent Transaction Price	N/A
		Market Approach	Adjusted Recent Transaction Price	$14.00-$79.26/($31.83)
		Market Approach	Volume Weighted Average Price	$4.00-$24.37 ($8.99)
		Market Approach	Indicative Broker Quotes	$200.00-$300.00/ ($243.75)
Convertible Notes	$2,000,000	Cost Approach	Acquisition Price	N/A
Preferred Stocks	$8,731,025	Cost Approach	Acquisition Price	N/A
		Market Approach	Recent Transaction Price	N/A
		Market Approach	Indicative Broker Quote	$250.00-$275.00/ ($243.75)
		Market Approach	Discount Factor	65%
Total	$45,941,438

(a)	Certain investments are held through an SPV that holds forward contracts. Forward contracts involve the future delivery of shares of a portfolio company upon such securities becoming freely transferable or the removal of restrictions on transfer. The counterparties are shareholders of the portfolio company. See Schedule of Investments.

(4)	Capital Transactions

On January 25, 2021, the Organizer purchased 2,500,000 shares of the Fund’s common stock, par value $0.00001, for $25,000.

In January 2021, the Fund commenced a private offering (the “Private Offering”) of Simple Agreements for Future Equity (“SAFEs”) pursuant to Rule 506(b) under the Securities Act of 1933, as amended, to a limited number of qualified purchasers, as such term is defined under Section 2(a)(51)(A) of the 1940 Act. A SAFE is an investment instrument similar to a convertible promissory note. The SAFE document is not a debt instrument, but rather appears on the Fund’s capitalization table like other convertible securities such as options. Unlike a convertible note, the SAFE does not have a maturity date and contains provisions for conversion into shares of the Fund’s common stock or redemption upon the occurrences set forth therein. Additionally, a SAFE does not accrue interest.

The purchasers of SAFEs are referred to as “SAFE Investors.” As additional consideration of a SAFE Investor’s purchase of the SAFE, each SAFE Investor was granted a warrant to purchase the number of shares of the Fund’s common stock equal to the purchase amount of the SAFE divided by $10.00 per share (or such amount per share established pursuant to any amendment to the terms of the SAFE) multiplied by either 40% for Tranche 1 or 30% for Tranche 2 and Tranche 3, rounded down to the nearest whole share (the “Warrant Shares”) at a purchase price of $11.50 per Warrant Share, subject to such adjustments as set forth in the terms of the SAFE (the “Warrant”).

Immediately prior to the SAFE Conversion (defined below), and in accordance with the terms of the SAFE agreement, the Fund performed a reverse stock split of shares of the common stock to ensure that a sufficient amount of shares of the common stock not owned by the Organizer would be outstanding after the SAFE Conversion.

F-19

Destiny Tech100 Inc.

Notes to Financial Statements (unaudited) (continued)

June 30, 2023

On April 27, 2022, the Fund obtained approval from a majority of the SAFE holders to amend the SAFE Agreement to provide for a mandatory conversion of the SAFEs to shares of our common stock at a conversion price of $10.00 per share (the “SAFE Conversion”). On May 11, 2022, each SAFE holder received from the Fund a number of shares of common stock equal to the total amount invested by such investor in the private offering divided by $10.00. Following the SAFE Conversion and the reverse stock split, the Fund has 10,879,905 shares of common stock issued and outstanding.

The SAFE Investors who acquired shares of the common stock in connection with the SAFE Conversion (the “Lock-Up Shares”) are subject to limitations on their ability to offer, sell or otherwise dispose of the Lock-Up Shares during the “Lock-Up Period”. Immediately following the date the shares are listed for trading on the NYSE, 25% of the Lock-Up Shares will be freely transferable and not subject to the lock-up provisions as defined in the Fund’s Registration Statement. The Lock-Up Period for the remaining Lock-Up Shares is:

•	with respect to the first 33.33% of the remaining Lock-Up Shares, 60 days after the date our shares are listed for trading on the NYSE,

•	with respect to an additional 33.33% of the remaining Lock-Up Shares, 120 days after the date our shares are listed for trading on the NYSE, and

•	with respect to the last 33.33% of the remaining Lock-Up Shares, 180 days after the date our shares are listed for trading on the NYSE.

Warrants

As additional consideration in connection with the Private Offering, the Fund issued to investors warrants (the “Warrants”) to purchase additional shares of the Fund’s common stock at a purchase price of $11.50 per Warrant, subject to certain adjustments set forth in the SAFE Agreement entered into between the Fund and purchasers of SAFEs. Pursuant to the terms of the Warrant Agreement, the Warrants had an expiration date of January 1, 2026.

In written comments provided by the Staff on June 13, 2022 regarding the Fund’s Registration Statement on Form N-2, the Staff noted that the expiration date of the Warrants was beyond 120 days from the date of issuance and asked the Fund for an analysis as to how the issuance of the Warrants complied with Section 18(d) of the 1940 Act. In correspondence filed with the SEC on July 8, 2022 and December 1, 2022, the Fund presented its position as to why the issuance of the Warrants was consistent with prior No Action Letters published by the Staff and did not violate Section 18(d) of the 1940 Act.

During a telephone conversation on March 17, 2023, the Staff expressed its view that the facts surrounding the issuance of the Warrants was not consistent with prior No Action positions taken by the Staff and, therefore, the Warrants expired 120 days following the Fund’s registration as an investment company under the 1940 Act. The Fund accepted the SEC’s position and backdated the Warrants as having expired 120 days following May 13, 2022, the date of the Fund’s registration as an investment company.

The Fund evaluated the Warrants pursuant to ASC 480 to determine whether they represent an obligation requiring the Fund to classify the instruments as a liability. Management determined the Warrants did not meet the criteria to be classified as liabilities under ASC 480 and next evaluated them under ASC 815.

Management then determined the Warrants did not meet the definition of a derivative. It was thus determined to next evaluate them under the guidance in ASC 815-40-15-5 through 15-8 to determine whether they meet the criteria to be considered indexed to the Fund’s own stock. Management determined the Warrants did not meet the criteria to be considered indexed to the Fund’s own stock and were treated as a liability classified pursuant to ASC 815-40-15-7D.

F-20

Destiny Tech100 Inc.

Notes to Financial Statements (unaudited) (continued)

June 30, 2023

(5)	Related Party Transactions

(a)	Management Fee

On April 29, 2022, the Fund and the Adviser entered into an investment advisory agreement (the “Advisory Agreement”), whereby the Adviser received management fees in the amount of 2.00 percent per annum (the “Management Fee”) on the first business day of each month prior to a public listing of the Fund’s shares of common stock. The Management Fee is calculated based on the value of the invested capital. Under the Advisory Agreement, upon the listing of the Fund’s shares of common stock on a national securities exchange, the Adviser will receive a Management Fee, payable quarterly, in an amount equal to 2.50% of average gross assets, at the end of the two most recently completed calendar quarters. For purposes of the Advisory Agreement, the term “gross assets” includes assets purchased with borrowed amounts.

Prior to the execution of the Advisory Agreement, the Fund and the Adviser operated under a separate investment advisory agreement whereby the Adviser received management fees in the amount of 2.00 percent per annum on a monthly basis. Management fees under the prior investment advisory agreement were calculated based on (x) the aggregate amount of the SAFEs purchased by SAFE investors multiplied by (y) the management fee divided by (z) twelve.

Additionally, from time to time, the Fund will invest in SPVs that charge management fees in connection with the Fund’s investment. For the six months ended June 30, 2023, the Fund paid $0 in management fees in connection with its investments in SPVs.

(b)	Administrator

U.S. Bancorp Fund Services, LLC, d/b/a US Bank Global Fund Services (the “Administrator”), serves as administrator to the Fund. Under the Fund Administration Servicing Agreement and the Fund Accounting Servicing Agreement by and among the Fund and the Administrator, the Administrator maintains the Fund’s general ledger and is responsible for calculating the net asset value of the Shares, and generally managing the administrative affairs of the Fund. Under the Fund Administration Servicing Agreement, the Administrator is paid an administrative fee, computed and payable monthly at an annual rate based on the aggregate monthly total assets of the Fund.

(c)	Service Providers

U.S. Bancorp Fund Services, LLC, d/b/a US Bank Global Fund Services (“USBGFS”) serves as the Fund’s dividend paying agent, transfer agent and registrar. Under a transfer agency services agreement, USBFS is paid an administrative fee, computed and payable monthly at an annual rate based on the transactions processed.

U.S. Bank National Association (“USB N.A.”) serves as the custodian to the Fund. Under a custody agreement, USB N.A. is paid a custody fee monthly based on the average daily market value of any securities and cash held in the portfolio.

Employees of PINE Advisors LLC (“PINE”) serve as officers of the Fund. PINE receives a monthly fee for the services provided to the Fund. The Fund also reimburses PINE for certain out-of-pocket expenses incurred on the Fund’s behalf.

F-21

Destiny Tech100 Inc.

Notes to Financial Statements (unaudited) (continued)

June 30, 2023

(d)	Affiliated Partners

The Organizer has made payments of the Fund’s expenses and the Fund intends to reimburse the Organizer for these expenses. As of June 30, 2023, the reimbursable balance to the Organizer is $306,787 which consists of Offering costs payable, Organizational costs payable, and Operating Expenses Due to Organizer in the amounts of $216,510, $70,202 and $20,075, respectively as reported on the Statement of Assets and Liabilities.

As of June 30, 2023, Affiliates of the Fund owned 14.75% of shares of the Fund.

(6)	Commitments and Contingencies

In the normal course of business, the Fund enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.

The Fund may be required to provide financial support in the form of investment commitments to certain investees as part of the conditions for entering into such investments. As of June 30, 2023, the Fund did not have any unfunded commitments and did not provide any financial support.

The Fund is not currently subject to any material legal proceedings, and to the Fund’s knowledge, no material legal proceedings are threatened against the Fund. From time to time, the Fund may be a party to certain legal proceedings in the ordinary course of business, including proceedings related to the enforcement of the Fund’s rights under contracts with its portfolio companies. While the outcome of any legal proceedings cannot be predicted with certainty, to the extent the Fund becomes party to such proceedings, the Fund would assess whether any such proceedings will have a material adverse effect upon its financial condition or results of operations.

(7)	Investment Transactions

The cost of purchases and the proceeds from sales of investment securities (excluding in-kind subscriptions and redemptions, US government securities, and short-term investments), for the six months ended June 30, 2023, amounted to $11,312,703 and $229,613 respectively.

(8)	Tax

The Fund intends to elect to be treated, and to qualify annually, as RIC under the Code, for U.S. federal income tax purposes beginning with its taxable year ending December 31, 2023. If the Fund is unable to qualify as a RIC, the Fund will continue to be taxed as a C Corporation for the 2023 taxable year. In order to qualify as a RIC, among other things, the Fund is required to distribute to its stockholders on a timely basis at least 90% of investment company taxable income and must meet certain asset diversification requirements on a quarterly basis. As a RIC, the Fund generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that the Fund distributes to its stockholders as dividends and claims dividends paid deductions to compute taxable income. A RIC will not be eligible to utilize net operating losses. However, net operating losses may be available to offset any built-in gain on the Fund’s conversion from a C Corporation to a RIC and would continue to be available if the Fund fails to qualify as a RIC for the 2023 tax year.

F-22

Destiny Tech100 Inc.

Notes to Financial Statements (unaudited) (continued)

June 30, 2023

The Fund has selected a tax year end of December 31. At December 31, 2022 the tax cost basis of investments was $86,109,570 and gross unrealized depreciation was $29,345,531.

The Fund did not make a distribution as of the year ended December 31, 2022.

(9)	Recent Accounting Standards

From time to time, new accounting pronouncements are issued by the FASB or other standards setting bodies that are adopted by the Fund as of the specified effective date. The Fund believes that the impact of recently issued standards and any that are not yet effective will not have a material impact on its financial statements upon adoption.

(10)	Subsequent Events

Management has evaluated subsequent events for potential recognition and/or disclosure through the date of issuance of these financial statements and determined that none were necessary.

F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Destiny Tech100 Inc.

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Destiny Tech100 Inc. (the “Fund”) including the schedule of investments as of December 31, 2022, the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the related notes (collectively referred to as the “financial statements”) and the financial highlights for the year then ended. In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Fund as of December 31, 2022, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on the Fund's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 2022, by correspondence with fund managers, custodians and portfolio companies or by other appropriate auditing procedures when replies were not received. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Marcum llp

We have served as the Fund’s auditor since 2022.

San Francisco, CA

March 27, 2023

F-24

Destiny Tech100 Inc.

Schedule of Investments

As of December 31, 2022

Shares/ Principal		Acquisition
Amount	Security	Date	Cost	Fair Value
	Private Investments, at fair value 87.39%
	Agreement for Future Delivery of Common Shares 3.99%
	Financial Technology 3.99%
1,540	Plaid, Inc. (a)(b)(c)(f)	2/15/2022	$1,110,340	$672,379
49,075	Stripe, Inc. (a)(b)(c)(f)	1/10/2022	3,478,813	1,594,938
	Total Agreement for Future Delivery of Common Shares - (Cost $4,589,153)		4,589,153	2,267,317

	Common Stocks 62.55%
	Aviation/Aerospace 27.84%
63,846	Relativity Space, LLC (a)(b)(c)(d)	12/28/2021	1,659,996	1,329,912
9,100	Space Exploration Technologies Corp., Series A (a)(b)(c)(d)	6/9/2022	618,618	690,963
135,135	Space Exploration Technologies Corp. (a)(b)(c)(g)	6/27/2022	10,009,990	10,260,800
47,143	Space Exploration Technologies Corp., Class A and Class C (a)(b)(c)(d)	6/8/2022	3,390,000	3,521,582
			15,678,604	15,803,257
	Education Services 4.95%
106,136	ClassDojo, Inc. (a)(b)(c)	11/19/2021	3,000,018	2,812,604

	Enterprise Software 5.02%
88,885	Automation Anywhere, Inc. (a)(b)(c)	12/28/2021	2,609,219	748,412
110,234	SuperHuman Labs, Inc. (a)(b)(c)	6/25/2021	2,999,996	2,099,958
			5,609,215	2,848,370
	Financial Technology 16.13%
90,952	CElegans Labs, Inc. (a)(b)(c)	11/23/2021	2,999,977	2,999,977
3,077	Klarna Bank AB (a)(b)(c)	3/16/2022	4,657,660	793,865
55,555	Public Holdings, Inc. (a)(b)(c)	7/22/2021	999,990	999,990
8,200	Revolut Group Holdings Ltd. (a)(b)(c)	12/8/2021	5,275,185	2,002,768
117,941	Brex, Inc.(a)(b)(c)(d)	3/2/2022	4,130,298	2,358,820
			18,063,110	9,155,420

	Gaming/Entertainment 6.06%
4,946	Epic Games, Inc. (a)(b)(c)(d)	1/3/2022	6,998,590	3,437,470

	Mobile Commerce 1.27%
23,690	Maplebear, Inc. (a)(b)(c)	10/8/2021	3,556,000	718,755

	Social Media 0.70%
1,069	Discord, Inc. (a)(b)(c)	3/1/2022	724,942	395,530

See accompanying notes to the financial statements.

F-25

Destiny Tech100 Inc.

Schedule of Investments (continued)

As of December 31, 2022

Shares/ Principal		Acquisition
Amount	Security	Date	Cost	Fair Value
	Supply Chain/Logistics 0.58%
26,000	Flexport, Inc. (a)(b)(c)	3/29/2022	$520,000	$329,160

	Total Common Stocks -
	(Cost $54,150,479)		54,150,479	35,500,566

	Convertible Notes 9.93%
	Aviation/Aerospace 9.93%
$3,000,000	Axiom Space, Inc. PIK, 3.00%, 12/22/2023(b)(c)(e)	12/22/2021	3,090,000	3,634,867
$2,000,000	Boom Technology, Inc., 5.00% 01/09/2027(b)(c)	2/11/2022	2,000,000	2,000,000
	Total Convertible Notes -
	(Cost $5,090,000)		5,090,000	5,634,867

	Preferred Stocks 10.92%
	Financial Technology 6.54%
45,455	Bolt Financial, Inc., Series C Preferred Stock (a)(b)(c)(d)	3/7/2022	2,000,020	1,136,375
60,250	Chime Financial Inc. - Series A Preferred Stock (a)(b)(c)	12/30/2021	5,150,748	1,826,780
176,886	Jeeves, Inc. - Series C Preferred Stock (a)(b)(c)	4/5/2022	749,997	749,997
			7,900,765	3,713,152
	Food Products 2.46%
52,000	Impossible Foods, Inc. - Series A Preferred Stock (a)(b)(c)	6/17/2022	1,272,986	538,720
82,781	Impossible Foods, Inc. - Series H Preferred Stock (a)(b)(c)(d)	11/4/2021	2,098,940	857,616
			3,371,926	1,396,336

	Mobile Commerce 1.07%
20,000	Maplebear, Inc. - Series B Preferred Stock (a)(b)(c)	11/16/2021	2,863,400	606,800

	Social Media 0.85%
1,311	Discord, Inc. - Series G Preferred Stock (a)(b)(c)	3/1/2022	889,055	485,070
	Total Preferred Stocks -
	(Cost $15,025,146)		15,025,146	6,201,358

	Total Investments, at fair value – 87.39%
	(Cost $78,854,778)			$49,604,108
	Other Assets Less Liabilities - 12.61%			7,159,932
	Net Assets - 100.00%			$56,764,040

See accompanying notes to the financial statements.

F-26

Destiny Tech100 Inc.

Schedule of Investments (continued)

As of December 31, 2022

Shares/ Principal		Acquisition
Amount	Security	Date	Cost	Fair Value
	Securities by Country as a Percentage of Investments Fair Value
	United States 94.36%
	Common Stocks		$44,217,634	$32,703,933
	Convertible Notes		5,090,000	5,634,867
	Preferred Stocks		15,025,146	6,201,358
	Agreement for Future Delivery of
	Common Shares		4,589,153	2,267,317
	Total United States		$68,921,933	$46,807,475

	United Kingdom 4.04%
	Common Stocks		5,275,185	2,002,768
	Total United Kingdom		$5,275,185	$2,002,768

	Sweden 1.60%
	Common Stocks		4,657,660	793,865
	Total Sweden		$4,657,660	$793,865

(a)	Non-income producing security.

(b)	Level 3 securities fair valued using significant unobservable inputs. (See Note 3)

(c)	Restricted investments as to resale. (See Note 2)

(d)	These securities have been purchased through Special Purpose Vehicles (“SPVs”) in which the Fund has a direct investment of ownership units. The shares, cost basis and fair value stated are determined based on the underlying securities purchased by the SPV and the Fund’s ownership percentage.

(e)	Paid in kind security which may pay interest in additional par.

(f)	Investment is an SPV that holds multiple forward agreements that represent common shares of Stripe, Inc. and Plaid, Inc. Forward contracts involve the future delivery of shares of a portfolio company upon such securities becoming freely transferable or the removal of restrictions on transfer. The counterparties are shareholders of the portfolio company. The aggregate total of the forward contracts for each SPV represents less than 5% of the Fund’s net assets.

(g)	These securities have been purchased through a SPV in which the Fund has a direct investment of ownership units. The shares, cost basis and fair value stated are determined based on the underlying securities purchased by the SPV and the Fund’s ownership percentage of the SPV. The SPV holds approximately 99% of Class A Common Shares and 1% of Class J Preferred Shares.

LLC - Limited Liability Company

LP - Limited Partnership

Ltd. - Limited

See accompanying notes to the financial statements.

F-27

Destiny Tech100 Inc.

Statement of Assets and Liabilities

As of December 31, 2022

Assets
Investments, at fair value (Cost - $78,854,778)	$49,604,108
Cash	12,025,800
Deferred offering costs (See Note 2)	72,170
Interest Receivable	184,250
Total Assets	61,886,328

Liabilities
Warrant liabilities, at fair value	3,571,824
Professional fees payable	292,251
Management fee payable (See Note 5)	469,566
Offering cost payable to Organizer (See Notes 2 and 5)	216,510
Fund administration fee payable	169,458
Payable to Shareholder	75,000
Organization cost payable to Organizer (See Notes 2 and 5)	70,202
Due to Organizer (See Note 5)	224,824
Other fees payable	32,653
Total Liabilities	5,122,288
Net Assets	$56,764,040
Commitments and contingencies (See Note 6)

Net Assets Consist Of:
Paid-in-capital (500,000,000 shares authorized, $0.00001 par value)	64,722,000
Total distributable losses	(7,957,960)
Net Assets attributable to Common Shareholders	$56,764,040

Net Asset Value Per Share
Net assets applicable to Common Shareholders	$56,764,040
Common Shares outstanding of beneficial interest outstanding, at $0.00001 par value;	10,879,905
500,000,000 shares authorized, 10,879,905 shares issued and outstanding
Net Asset Value Per Share applicable to Common Shareholders	$5.22

See accompanying notes to the financial statements.

F-28

Destiny Tech100 Inc.

Statement of Operations

For the Year Ended December 31, 2022

Investment Income
Interest Income	$184,250
Total investment income	184,250

Expenses
Management fees (See Note 5)	1,847,629
Audit and tax fees	318,585
Pricing fees	275,000
Legal fees	217,000
Offering costs (See Notes 2 and 5)	144,340
Trustee fees	127,671
Fund administration fees (See Note 5)	83,332
Chief compliance and principal financial officer fees (See Note 5)	63,836
Research fees	22,653
Custody fees	5,233
Other accrued expenses	18,086
Total Expenses	3,123,365

Net Investment Loss	(2,939,115)

Recognition of conversion of SAFE note liabilities to Common Shares	25,375,657
Change in unrealized fair value on investments	(28,483,048)
Change in unrealized appreciation on SAFE note liabilities	677,092
Change in unrealized appreciation on fair value of warrants	1,441,461

Net Decrease in Net Assets from Operations	$(3,927,953)

See accompanying notes to the financial statements.

F-29

Destiny Tech100 Inc.

Statements of Changes in Net Assets

	For the Year Ended December 31, 2022	For the period of January 25, 2021 (commencement of operations) to December 31, 2021
Operations
Net investment gain/(loss)	$(2,939,115)	$(3,262,384)
Recognition of conversion of SAFE note liabilities to Common Shares	25,375,657	—
Net change in unrealized appreciation/depreciation on investments, SAFE note liabilities and warrants	(26,364,495)	(767,623)
Increase/(Decrease) in net assets resulting from operations	(3,927,953)	(4,030,007)

Distributions to Shareholders
From distributable earnings	—	—
Total distributions to Fund shareholders	—	—

Capital Share Transactions
Proceeds from shareholder subscriptions	—	25,000 (1)
Conversion of SAFE Notes	64,697,000 (2)	—
Increase/(Decrease) in net assets from capital share transactions	64,697,000	25,000
Total increase/(decrease) in net assets	60,769,047	(4,005,007)

Net Assets
Beginning of period	(4,005,007)	—
End of period	$56,764,040	$(4,005,007)

Capital Share Activity
Shares sold	—	2,500,000 (1)
Conversion to SAFE Notes	9,424,629 (2)	—
Reverse stock split	(1,044,724)	—
Net increase in shares outstanding	8,379,905	2,500,000
Shares outstanding, beginning of period	2,500,000	—
Shares outstanding, end of period	10,879,905	2,500,000

(1)	On January 25, 2021, the Organizer purchased 2,500,000 shares of the Fund’s common stock, par value $0.00001, for $25,000.

(2)	On May 11, 2022, each SAFE holder received from the Fund a number of shares of common stock equal to the total amount invested by such investor in the private offering divided by $10.00. Following the SAFE Conversion and the reverse stock split, the Fund has 10,879,905 shares of common stock issued and outstanding.

See accompanying notes to the financial statements.

F-30

Destiny Tech100 Inc.

Statement of Cash Flows

For the Year Ended December 31, 2022

Cash Flows From Operating Activities
Net decrease in net assets from operations	$(3,927,953)
Adjustments to reconcile net loss to net cash used in operating activities:
Recognition of conversion of SAFE note liabilities to Common Shares	(25,375,657)
Net unrealized depreciation of investments	28,483,048
Purchases of investments	(39,778,832)
Return of capital from investments	13,310,000
Net unrealized appreciation on SAFE note liabilities	(677,092)
Net unrealized appreciation on warrants	(1,441,461)
Changes in operating assets and liabilities:
Increase in interest receivable	(184,250)
Decrease in deferred offering cost payable to Organizer	144,340
Increase in Due to Organzier	204,749
Increase in professional fees payable	40,251
Increase in fund administration fee payable	169,458
Increase in other fees payable	32,653
Decrease in investment fee payable	(390,028)
Decrease in management fee payable	(933,731)
Increase in payable to Shareholder	75,000
Decrease in payable for investments purchased	(6,998,590)
Net cash used in operating activities	(37,248,095)

Cash Flows from Financing Activities
Proceeds from issuance of SAFE notes	2,398,502
Proceeds from issuance of warrants	106,528
Net cash provided by financing activities	2,505,030

Net Decrease in cash	(34,743,066)
Cash, beginning of period	46,768,865

Cash, end of period	$12,025,800

Supplemental disclosure of cash flow information:
Non-cash financing activities
SAFE notes conversion to common stock	$64,697,000
Total non-cash financing activities	64,697,000

F-31

Destiny Tech100 Inc.

Financial Highlights

For a Share Outstanding Throughout the Period Presented

	For the Year
	Ended December 31,
	2022 (1)(2)
Net Asset Value, Beginning of Year	$(1.60)

Income from Investment Operations
Net investment income/(loss)(3)	(0.27)
Recognition of conversion of SAFE note liabilities to Common Shares	2.33
Change in unrealized fair value on investments and warrants	(2.42)
Total income/(loss) from investment operations and recognition of conversion of SAFE
Note liabilities to Common Shares	(0.36)

Distributions to Shareholders
From net investment income	-
From return of capital	-
Total distributions	-
Effect of shares issued from SAFE note conversion to Common Shares	7.18
Increase/(Decrease) in Net Asset Value	6.82
Net Asset Value, End of Year	$5.22

Total Return (4)	426.08	%(6)

Supplemental Data and Ratios
Net assets attributable to common shares, end of period (000s)	$56,764

Ratio of expenses to average net assets (5)	(5.13)%
Ratio of net investment income to average net assets(5)	(4.82)%
Portfolio turnover rate	0.24%

(1)	The Fund commenced operations on January 25, 2021. For the period from January 25, 2021 to May 11, 2022, the Organizer was the sole owner of the Fund’s shares of common stock of 2,500,000 shares. Financial Highlights were not were not presented for the Fund for the 2021 period.

(2)	On May 11, 2022, each SAFE holder received from the Fund a number of shares of common stock equal to the total amount invested by such investor in the private offering divided by $10.00. Following the SAFE Conversion and the reverse stock split, the Fund has 10,879,905 shares of common stock issues and outstanding.

(3)	Calculated using the average shares method.

(4)	Returns do not reflect the deduction of taxes the shareholder would pay on fund distributions or redemptions of Fund shares.

(5)	Ratios do not include expenses of underlying private investments in which the Fund invests.

(6)	Total return has been calculated using the absolute value of the initial Net Asset Value due to a negative Net Asset Value as of January 1, 2022. The total return for the fund has been calculated for shareholders owning shares for the entire period and does not represent the return for holders of SAFE notes that converted to common stock during the year ended December 31, 2022.

F-32

Destiny Tech100 Inc.

Notes to the Financial Statements

December 31, 2022

(1)     Organization

Destiny Tech100 Inc. (the “Fund”) was formed on November 8, 2020 as a Maryland corporation and commenced operations on January 25, 2021. On May 13, 2022, the Fund registered with the Securities and Exchange Commission as an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund is a-diversified, closed-end management investment company. The Fund intends to apply to have the common stock listed on the New York Stock Exchange (the “NYSE”) under the symbol “DXYZ”.

Destiny Advisors LLC, a Delaware limited liability company (the “Adviser”), serves as the investment adviser to the Fund. The Adviser is responsible for the overall management and affairs of the Fund and has full discretion to invest the assets of the Fund in a manner consistent with the Fund’s investment objective.

The Fund’s investment objective is to maximize the portfolio’s total return, principally by seeking capital gains on equity and equity-related investments. The Fund invests principally in the equity and equity-linked securities of what it believes to be rapidly growing venture-capital-backed emerging companies, primarily in the United States. The Fund may also invest on an opportunistic basis in select U.S. publicly traded equity securities or certain non-U.S. companies that otherwise meet the investment criteria.

The Adviser is a wholly-owned subsidiary of Destiny XYZ Inc. (the “Organizer”). The Organizer manages and controls the Adviser.

The Fund’s board of directors (the “Board”) has overall responsibility for monitoring and overseeing the Fund’s operations and investment program. A majority of the directors of the Board are not “interested persons” (as defined by the 1940 Act) of the Fund or the Adviser.

(2)     Summary of Significant Accounting Policies

The following is a summary of the significant accounting policies followed by the Fund in the preparation of its financial statements. All accounts are stated in U.S. dollars unless otherwise noted. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United State of America (“U.S. GAAP”). The Fund is an investment company and follows the accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services - Investment Companies.

(a)        Investments

Investments in securities, including through SPVs, are recorded on the trade date, the date on which the Fund agrees to purchase or sell the securities.

The Fund may invest in SPVs that hold forward contracts. Forward contracts involve the future delivery of shares of a portfolio company upon such securities becoming freely transferable or the removal of restrictions on transfer. The counterparties are shareholders of the portfolio company. The Fund does not have information as to the identities of the shareholders; however, counterparty risk is mitigated by the fact that there is not a single counterparty on the opposite side of the forward contracts.

The Fund may invest in “forward contracts” that involve shareholders (each a “counterparty”) of a potential portfolio company whereby such counterparties promise future delivery of such securities upon transferability or other removal of restrictions. This may involve counterparty promises of future performance, including among other things transferring shares to us in the future, paying costs and fees associated with maintaining and transferring the shares, not transferring or encumbering their shares, and participating in further acts required of shareholders by the counterparty and their agreement with us. Should counterparties breach their agreement inadvertently, by operation of law, intentionally, or fraudulently, it could affect the Fund’s performance. The Fund’s ability and right to enforce transfer and payment obligations, and other obligations, against counterparties could be limited by acts of fraud or breach on the part of counterparties, operation of law, or actions of third parties. Measures the Fund takes to mitigate these risks, including powers of attorney, specific performance and damages provisions, any insurance policy, and legal enforcement steps, may prove ineffective, unenforceable, or economically impractical to enact.

F-33

Destiny Tech100 Inc.

Notes to the Financial Statements (continued)

December 31, 2022

The organizer of each SPV holding forward contracts may carry an insurance policy at their own expense to protect the SPV against certain insured risks with respect to the forward purchase contracts. Insured risks include (i) an intentional attempt by a shareholder to deceive the organizer or the SPV, or a failure to honor an obligation under, or refusal to settle, an obligation to the SPV; (ii) certain events of bankruptcy; and (iii) in the case of death of a shareholder, the refusal of the shareholder’s heirs, beneficiary, or estate to honor the obligation.

In cases where the Fund purchases a forward contract through a secondary marketplace, it may have no direct relationship with, or right to contact, enforce rights against, or obtain personal information or contact information concerning the counterparty. In such cases, the Fund will not be direct beneficiaries of the portfolio company’s securities or related instruments. Instead, it would rely on a third party to collect, settle, and enforce its rights with respect to the portfolio company’s securities. There is no guarantee that said party will be successful or effective in doing so.

Realized gains or losses on dispositions of investments represent the difference between the original cost of the investment, based on the specific identification method, and the proceeds received from the sale. The Fund applies a fair value accounting policy to its investments with changes in unrealized gains and losses recognized in the statement of operations as a component of net unrealized gain (loss).

(b)        Income Taxes

For the year ended December 31, 2022, the Fund did not meet the requirements to be registered under the 1940 Act as a management company for the entirety of its taxable year. As a result, the Fund does not qualify as a regulated investment company for the 2022 taxable year and will be taxed as a C corporation.

The Fund accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Fund determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Fund recognizes deferred tax assets to the extent that the Fund believes that these assets are more likely than not to be realized. In making such a determination, the Fund considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Fund determines that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, it would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Fund records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) it determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, it recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

F-34

Destiny Tech100 Inc.

Notes to the Financial Statements (continued)

December 31, 2022

The Fund recognizes interest and penalties related to unrecognized tax benefits, if any, on the income tax expense line in the accompanying statement of operations. As of December 31, 2022, no accrued interest or penalties are included on the related tax liability line in the balance sheet.

(c)        Cash and Cash Equivalents

Cash includes cash in bank accounts. Cash equivalents include short-term highly liquid investments that are readily convertible to cash and have original maturities of three months or less. The Fund maintains cash in the bank accounts which, at times, may exceed the United States Federal Deposit Insurance Corporation (FDIC) limit of $250,000.

(d)        Income and Expenses

Interest income is recognized on an accrual basis as earned. Dividend income is recorded on the ex-dividend date. Expenses are recognized on an accrual basis as incurred.

Organization costs include costs relating to the formation and incorporation of the business. These costs are expensed as incurred. From the commencement of the Fund’s operations, the Fund has incurred and expensed organization costs of $70,202, which were paid by the Organizer to be reimbursed by the Fund and are reflected as “Organizational costs payable to Organizer” on the Statement of Assets and Liabilities.

Pursuant to the terms of the investment advisory agreement while the Fund operated as a private fund (the “Prior Advisory Agreement”) entered into between the Fund and the Adviser that was in operation while the Fund operated as a private fund, the Fund is obligated to pay up to $150,000 of organizational costs and amounts in excess thereof will be borne by the Adviser. As of December 31, 2022, the Adviser has not borne any of the organizational expenses as the total amount incurred by the Fund has not historically exceeded $150,000. See note 5 for details on the reimbursable organizational costs to the Adviser.

Offering costs were accounted for as deferred costs until the Fund registered as an investment company under the 1940 Act and were then amortized to expense over twelve months on a straight-line basis. These costs consist of fees for the legal preparation and filing fees associated with the private offering. As of December 31, 2022, these costs amount to $216,510, which were paid by the Organizer to be reimbursed by the Fund. On the Statement of Assets and Liabilities, $72,170 remains as a deferred asset while $144,340 has been amortized to expense in the Statement of Operations.

Certain investments may have contractual payment-in-kind (“PIK”) interest. PIK represents accrued interest that is added to the principal of the investment on the respective interest payment dates rather than being paid in cash and generally becomes due at maturity or upon being called by the issuer. PIK is recorded as interest income.

(e)        Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Fund’s management to make estimates and assumptions that affect the amounts reported in the financial statements. Because of the uncertainties associated with estimation, actual results could differ from those estimates used in preparing the accompanying financial statements.

F-35

Destiny Tech100 Inc.

Notes to the Financial Statements (continued)

December 31, 2022

(f)         Concentrations of Credit Risk

Financial instruments which potentially expose the Fund to concentrations of credit risk consist of cash and cash equivalents. The Fund maintains its cash and cash equivalents in financial institutions at levels that have historically exceeded federally-insured limits.

(g)       Risks and Uncertainties

All investments are subject to certain risks. Changes in overall market movements, interest rates, or factors affecting a particular industry, can affect the ultimate value of the Fund’s investments. Investments are subject to a number of risks, including the risk that values will fluctuate as a result of changing expectations for the economy and individual investors.

Liquidity and Valuation Risk - Liquidity risk is the risk that securities may be difficult or impossible to sell at the time the Adviser would like or at the price it believes the security is currently worth. Liquidity risk may be increased for certain Fund investments, including those investments in funds with gating provisions or other limitations on investor withdrawals and restricted or illiquid securities. Some SPVs in which the Fund invests may impose restrictions on when an investor may withdraw its investment or limit the amounts an investor may withdraw. To the extent that the Adviser seeks to reduce or sell out of its investment at a time or in an amount that is prohibited, the Fund may not have the liquidity necessary to participate in other investment opportunities or may need to sell other investments that it may not have otherwise sold.

The Fund may also invest in securities that, at the time of investment, are illiquid, as determined by using the Securities and Exchange Commission’s (the “SEC”) standard applicable to registered investment companies (i.e., securities that cannot be disposed of by the Fund within seven calendar days in the ordinary course of business at approximately the amount at which the Fund has valued the securities). Illiquid and restricted securities may be difficult to dispose of at a fair price at the times when the Fund believes it is desirable to do so. The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Investment of the Fund’s assets in illiquid and restricted securities may also restrict the Fund’s ability to take advantage of market opportunities.

Valuation risk is the risk that one or more of the securities in which the Fund invests are priced differently than the value realized upon such security’s sale. In times of market instability, valuation may be more difficult, in which case the Adviser’s judgment may play a greater role in the valuation process.

Market Disruption and Geopolitical Risk - The Fund is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets. War, terrorism, and related geopolitical events (and their aftermath) have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, such as, for example, earthquakes, fires, floods, hurricanes, tsunamis and weather-related phenomena generally, as well as the spread of infectious illness or other public health issues, including widespread epidemics or pandemics such as the COVID-19 outbreak, and systemic market dislocations can be highly disruptive to economies and markets. Those events as well as other changes in non-U.S. and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of Fund Investments.

F-36

Destiny Tech100 Inc.

Notes to the Financial Statements (continued)

December 31, 2022

The impact of the COVID-19 outbreak and any other epidemic or pandemic that may arise in the future could adversely affect the economies of many nations or the entire global economy, the financial performance of individual issuers, borrowers and sectors and the health of capital markets and other markets generally in potentially significant and unforeseen ways. This crisis or other public health crises may also exacerbate other pre-existing political, social and economic risks in certain countries or globally. The duration of the COVID-19 outbreak and its effects cannot be determined with certainty. The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Fund’s investments, the Fund and a Shareholder’s investment in the Fund.

(h)       Restricted securities

Restricted securities are securities of privately-held companies that may be resold only upon registration under federal securities laws or in transactions exempt from such registration. In some cases, the issuer of restricted securities has agreed to register such securities for resale, at the issuer’s expense, either upon demand by the Fund or in connection with another registered offering of the securities. Many restricted securities may be resold in the secondary market in transactions exempt from registration. Such restricted securities may be determined to be liquid under criteria established by the Adviser. The restricted securities may be valued at the price provided by dealers in the secondary market or, if no market prices are available, the fair value as determined in good faith using methods approved by the Adviser. As of the date of this report, there is no expected date for such restrictions to be removed from any of the Fund’s restricted securities.

F-37

Destiny Tech100 Inc.

Notes to the Financial Statements (continued)

December 31, 2022

Additional information on each restricted investment held by the Fund on December 31, 2022 is as follows:

	Initial
	Acquisition
Investments	Date	Cost	Fair Value	% of Net Assets
Automation Anywhere, Inc.	12/30/2021	2,609,219	748,412	1.32%
Axiom Space, Inc.	12/22/2021	3,090,000	3,634,867	6.41%
Bolt Financial, Inc., Series C Preferred Stock	3/7/2022	2,000,020	1,136,375	2.00%
Boom Technology, Inc.	2/11/2022	2,000,000	2,000,000	3.52%
Brex Inc.	3/2/2022	4,130,298	2,358,820	4.16%
CElegans Labs, Inc.	11/23/2021	2,999,977	2,999,977	5.28%
Chime Financial Inc. - Series A Preferred Stock	12/30/2021	5,150,748	1,826,780	3.22%
ClassDojo, Inc.	11/19/2021	3,000,018	2,812,604	4.95%
Discord, Inc.	3/1/2022	724,942	395,530	0.70%
Discord, Inc. - Series G Preferred Stock	3/1/2022	889,055	485,070	0.85%
Epic Games, Inc.	1/3/2022	6,998,590	3,437,470	6.06%
Flexport, Inc.	3/29/2022	520,000	329,160	0.58%
Impossible Foods - Series A Preferred Stock	6/17/2022	1,272,986	538,720	0.95%
Impossible Foods, Inc. - Series H Preferred Stock	11/4/2021	2,098,940	857,616	1.51%
Jeeves, Inc. - Series C Preferred Stock	4/5/2022	749,997	749,997	1.32%
Klarna Bank AB	3/16/2022	4,657,660	793,866	1.40%
Maplebear, Inc.	10/8/2021	3,556,000	718,755	1.27%
Maplebear, Inc. - Series B Preferred Stock	11/16/2021	2,863,400	606,800	1.07%
Plaid, Inc.	2/15/2022	1,110,340	672,379	1.18%
Public Holdings, Inc.	7/22/2021	999,990	999,990	1.76%
Relativity Space, LLC	12/28/2021	1,659,996	1,329,912	2.34%
Revolut Group Holdings Ltd	12/8/2021	5,275,185	2,002,768	3.53%
Space Exploration Technologies Corp., Class A	6/27/2022	10,009,990	10,260,801	18.08%
Space Exploration Technologies Corp., Class A and Class C	6/8/2022	3,390,000	3,521,582	6.20%
Space Exploration Technologies Corp., Class A	6/9/2022	618,618	690,963	1.22%
Stripe, Inc.	1/10/2022	3,478,813	1,594,938	2.81%
Superhuman Labs, Inc.	6/25/2021	2,999,996	2,099,958	3.70%
Total Investments		$78,854,778	$49,604,108	87.39%

(3)     Fair Value Measurements

The Fund’s Fair Valuation Procedures incorporate the principles found in Rule 2a-5 of the 1940 Act in conjunction with Topic 820 (“ASC 820”) of the Financial Accounting Standards Board (“FASB”). Rule 2a-5 was created to address valuation practices with respect to the investments of a registered investment company and the oversight role performed by the Board in the valuation process. The Board has appointed the Adviser to serve as the Valuation Designee to perform fair value determinations.

ASC 820 was created to establish a framework for measuring fair value through the use of certain methods and inputs and shall be used by the Adviser in combination with the directives of Rule 2a-5 of the 1940 Act. ASC 820 defines fair value as the price of an asset that one would observe in an orderly purchase and sale transaction between market participants at a specific point in time. Data inputs used to perform a valuation are categorized as follows:

F-38

Destiny Tech100 Inc.

Notes to the Financial Statements (continued)

December 31, 2022

Readily Available (Level I) - Investments that trade frequently, for which pricing quotations in active markets are easily accessible.

Limited Availability (Level II) - Investments lacking easily recognizable market data, but where certain other observable data points exist such as market quotes for similar investments, and other observable market conditions such as interest rates, yield curves, default rates, etc.

Unavailable (Level III) - Investments where there is virtually no market data available, with no observable market data points or inputs. Fair value may be derived from professional judgments and assumptions in the form of an analysis that considers relevant factors and criteria determined in good faith, using a methodology such as liquidation basis, present value of cash flows, income approach, etc. or an independent third-party appraisal, should the committee feel the need to engage one.

Investments in publicly traded securities are generally carried at the closing price on the last trading day of the reporting period, while private investments are carried at fair value, estimated using applicable methodologies or are valued at their NAV as a practical expedient. In instances where a public or private real estate market transaction is not sufficiently similar to the investment being valued, alternative valuation methodologies shall be utilized. The determined fair value may be discounted even further on account of factors including but not limited to capital and risk structure, restrictions on resale, and ownership structure.

The Fund is registered under the 1940 Act. The Fund’s investments will be fair valued on a monthly basis and the Fund will calculate its NAV as of the close of each business quarter. Fluctuations in an investment’s fair value may be caused by volatility in economic conditions, among other factors. Such fluctuations in the fair value are classified as unrealized gains or losses in the Fund’s statement of operations. Upon the disposition of an investment, the corresponding gain or loss is classified as realized and will also be noted in the statement of operations.

Investments in private financial instruments or securities for which no readily available pricing is available may be valued by an independent reputable third-party service provider on a quarterly basis or as needed. This includes securities for which the use of NAV as a practical expedient is permitted under U.S. GAAP because their value is not based on unadjusted quoted prices. In conjunction with input from the independent third-party valuation agent, the Adviser, as the Valuation Designee, shall value each Level III Investment on a monthly basis.

The methods commonly used to develop indications of value for an asset are the Income, Market, and Cost Approaches. Each valuation technique is detailed in ASC 820.

The Income Approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. Those valuation techniques include present value techniques; option-pricing models, such as the Black-Scholes-Merton formula (a closed-form model) and a binomial model (a lattice model), which incorporate present value techniques.

The Market Approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). For example, valuation techniques consistent with the market approach often use market multiples derived from a set of comparables. Multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering factors specific to the measurement (qualitative and quantitative).

The Cost Approach is based on the amount that currently would be required to replace the service capacity of an asset (often referred to as current replacement cost). From the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility, adjusted for obsolescence. Obsolescence encompasses physical deterioration, functional (technological) obsolescence, and economic (external) obsolescence and is broader than depreciation for financial reporting purposes (an allocation of historical cost) or tax purposes (based on specified service lives).

F-39

Destiny Tech100 Inc.

Notes to the Financial Statements (continued)

December 31, 2022

At various times, the Fund may utilize Special Purpose Vehicles (“SPV”) and similar funds in the investment process. The Fund advances money to these SPVs for the specific purpose of investing in securities of a single private issuer (an “SPV Investment”). When the Fund makes an SPV Investment, the investment is held through the Fund’s interest in the respective SPV. The Fund presents and fair values its SPV Investments in the financial statements as if they were owned directly by the Fund and has disregarded the SPVs for presentation purposes as a result of the following: (1) an SPV Investment is the sole activity of the SPV; (2) the Fund’s underlying ownership of an SPV investment is proportionate to the Fund’s contributions made to the SPV; and (3) the Fund will receive its proportionate share of the cash proceeds as the SPV Investment is monetized and distributed. The Schedule of Investments presents the direct investment of the SPVs with material positions in the Fund. The SPVs may incur a tax liability associated with distributions made by underlying portfolio investments. If an SPV charges management fees, those fees will adjust the cost of the SPV.

Investments in SPVs consist of an investment by the Fund in an entity that invests directly in the common or preferred stock of a Portfolio Company. Investments in SPVs are generally valued using the same fair value techniques for the securities held by the Fund once the investment has been made by the SPV into the underlying portfolio company and are categorized as Level 3 of the fair value hierarchy. The investments in an SPV that have yet to purchase the underlying securities are held at cost and are categorized in Level 3 of the fair value hierarchy.

The Warrants issued were fair valued by a valuation consultant. As of December 31, 2022, the valuation consultant used a valuation methodology that used a probability distribution of the common stock price at the forecast time of the public listing combined with the probability-weighted average formula for the value of a call option to value the Warrants.

The following table summarizes the levels within the fair value hierarchy for the Fund’s assets and liabilities measured at fair value as of December 31, 2022:

Assets

Investments	Level 1		Level 2		Level 3	Total
Agreement for Future Delivery of Common Shares(a)	$		$		$2,267,317	$2,267,317
Common Stocks		—		—	35,500,566	$35,500,566
Convertible Notes		—		—	5,634,867	5,634,867
Preferred Stocks		—		—	6,201,358	6,201,358
Total		$—		$—	$49,604,108	$49,604,108

Liabilities	Level 1	Level 2	Level 3	Total
Warrants	—	—	(3,571,824)	(3,571,824)
Total	$—	$—	$(3,571,824)	$(3,571,824)

(a)	Certain investments are held through SPVs that holds forward contracts. Forward contracts involve the future delivery of shares of a portfolio company upon such securities becoming freely transferable or the removal of restrictions on transfer. The counterparties are shareholders of the portfolio company. See Schedule of Investments.

F-40

Destiny Tech100 Inc.

Notes to the Financial Statements (continued)

December 31, 2022

The changes in fair value of investments and liabilities for which the Fund has used Level 3 inputs to determine the fair value are as follows:

Assets

Investments	Balance as of December 31, 2021	Purchase of Investments	Proceeds from Sale of Investments (a)	Net Realized Gain (Loss) on Investments	Net Change in Unrealized Appreciation (Depreciation) on Investments	Balance as of December 31, 2022
Agreement for Future Delivery of Common Shares (b)	$—	$4,589,153	$—	$—	$(2,321,836)	$2,267,317
Common Stocks	38,727,109	25,208,683	(10,280,000)	—	(18,155,226)	$35,500,566
Convertible Notes	3,000,000	2,000,000	—	—	634,867	5,634,867
Preferred Stocks	9,891,214	7,980,997	(3,030,000)	—	(8,640,853)	6,201,358
Total	$51,618,323	$39,778,833	$(13,310,000)	$—	$(28,483,048)	$49,604,108

(a)	Sale proceeds from investments is comprised entirely of returned funds held within an SPV.

(b)	Certain investments are held through SPVs that holds forward contracts. Forward contracts involve the future delivery of shares of a portfolio company upon such securities becoming freely transferable or the removal of restrictions on transfer. The counterparties are shareholders of the portfolio company. See Schedule of Investments.

Liabilities

	Balance as of December 31, 2021	Issuance of Liabilities	Conversion of SAFE Notes to Common Stock	Net Realized Gain (Loss) on Conversion of Liabilities	Net Change in Unrealized Appreciation (Depreciation) on Liabilities	Balance as of December 31, 2022
SAFE Notes	$(88,351,247)	$(2,398,501)	$64,697,000	$25,375,657	$677,091	$—
Warrants	(4,906,756)	(106,529)	—	—	1,441,461	(3,571,824)
Total	$(93,258,003)	$(2,505,030)	$64,697,000	$25,375,657	$2,118,552	$(3,571,824)

The following is a summary of quantitative information about significant unobservable valuation inputs for Level 3 Fair Value Measurements for investments held as of December 31, 2022:

Level 3 Investments	Fair Value as of December 31, 2022	Valuation Technique	Unobservable Input	Ranges of Inputs/(Average)
Assets
Agreement for Future Delivery of Common Shares (a)	$2,267,317	Market Approach	Adjusted Recent Transaction Price	$436.61
		Market Approach	Indicative Broker Quote	$32.50
Common Stocks	$35,500,566	Market Approach	Recent Transaction Price	N/A
		Market Approach	Discount Factor	30%-65%/(52%)
		Market Approach	Volume Weighted Average Price	$6.00-15.00/($10.63)
		Market Approach	Indicative Broker Quotes	$20.00-$26.50/($22.44)
Convertible Notes	$5,634,867	Market Approach	Acquisition Price	N/A

F-41

Destiny Tech100 Inc.

Notes to the Financial Statements (continued)

December 31, 2022

Level 3 Investments	Fair Value as of December 31, 2022	Valuation Technique	Unobservable Input	Ranges of Inputs/(Average)
		Market Approach	Recent Transaction Price	N/A
Preferred Stocks	$6,201,358	Cost Approach	Acquisition Price	N/A
		Market Approach	Recent Transaction Price	N/A
		Market Approach	Indicative Broker Quote	$25.00
		Market Approach	Volume Weighted Average Price	$9.50-$34.95/($11.75)
		Market Approach	Discount Factor	65%
Total	$49,604,108
Liabilities
Warrants	(3,571,824)	Probability- Weighted Average	Monte Carlo Simulation/Time to Public Listing Black-Scholes-Merton	0.25 Years-0.75 Years/ (0.50 Years)
		Probability- Weighted Average	Model/Estimated Volatility	32.5%
Total	$(3,571,824)

(a)	Certain investments are held through an SPV that holds forward contracts. Forward contracts involve the future delivery of shares of a portfolio company upon such securities becoming freely transferable or the removal of restrictions on transfer. The counterparties are shareholders of the portfolio company. See Schedule of Investments.

(4)     Capital Transactions

On January 25, 2021, the Organizer purchased 2,500,000 shares of the Fund’s common stock, par value $0.00001, for $25,000.

The securities offered and sold to investors in the Fund’s private offering were simple agreements for future equity in the Fund (the “SAFEs”). A SAFE is an investment instrument similar to a convertible promissory note. The SAFE document is not a debt instrument, but rather appears on the Fund’s capitalization table like other convertible securities such as options. Unlike a convertible note, the SAFE does not have a maturity date and contains provisions for conversion into shares of the Fund’s common stock or redemption upon the occurrences set forth therein. Additionally, a SAFE does not accrue interest.

The purchasers of SAFEs are referred to as “SAFE Investors.” As additional consideration of a SAFE Investor’s purchase of the SAFE, each SAFE Investor was granted a warrant to purchase the number of shares of the Fund’s common stock equal to the purchase amount of the SAFE divided by $10.00 per share (or such amount per share established pursuant to any amendment to the terms of the SAFE) multiplied by either 40% for Tranche 1 or 30% for Tranche 2 and Tranche 3, rounded down to the nearest whole share (the “Warrant Shares”) at a purchase price of $11.50 per Warrant Share, subject to such adjustments as set forth in the terms of the SAFE (the “Warrant”).

Immediately prior to the SAFE Conversion (defined below), and in accordance with the terms of the SAFE agreement, the Fund performed a reverse stock split of shares of the common stock to ensure that a sufficient amount of shares of the common stock not owned by the Organizer would be outstanding after the SAFE Conversion.

On April 27, 2022, the Fund obtained approval from a majority of the SAFE holders to amend the SAFE Agreement to provide for a mandatory conversion of the SAFEs to shares of our common stock at a conversion price of $10.00 per share (the “SAFE Conversion”). On May 11, 2022, each SAFE holder received from the Fund a number of shares of common stock equal to the total amount invested by such investor in the private offering divided by $10.00. Following the SAFE Conversion and the reverse stock split, the Fund has 10,879,905 shares of common stock issued and outstanding.

F-42

Destiny Tech100 Inc.

Notes to the Financial Statements (continued)

December 31, 2022

Selling Stockholders who acquired shares of the common stock in connection with the SAFE Conversion (the “Lock-Up Shares”) are subject to limitations on their ability to offer, sell or otherwise dispose of the Lock-Up Shares during the “Lock-Up Period”. Immediately following the date the shares are listed for trading on the NYSE, 25% of the Lock-Up Shares will be freely transferable and not subject to the lock-up provisions as defined in the Fund’s Registration Statement. The Lock-Up Period for the remaining Lock-Up Shares is:

•	with respect to the first 33.33% of the remaining Lock-Up Shares, 60 days after the date our shares are listed for trading on the NYSE,

•	with respect to an additional 33.33% of the remaining Lock-Up Shares, 120 days after the date our shares are listed for trading on the NYSE, and

•	with respect to the last 33.33% of the remaining Lock-Up Shares, 180 days after the date our shares are listed for trading on the NYSE.

Warrants

The Warrants may only be exercised in full at any time until 5:00 P.M., Eastern Time, on January 1, 2026 (the “Expiration Date”) by the holders of the Warrants by surrendering the Warrant and providing an exercise notice with the information set forth in the Warrant Purchaser Agreement (the “Warrant Agreement”). As a result of the listing of common stock on the NYSE, the Fund may amend the Expiration Date at its sole discretion, provided that such amended Expiration Date will not be effective for at least ten (10) days after written notice is provided to the holder of the Warrants and that any such amendment will be identical among all outstanding Warrants.

If the exercise price of the Warrants is below the opening trading price when trading commences on the NYSE, the exercise price of the Warrants will be increased to an amount equal to the opening trading price when trading commences on the NYSE.

If at any time after the listing of common stock on the NYSE, the then-outstanding shares of common stock are subdivided (by stock split, reclassification or otherwise) or converted or exchange for a certain number of shares of any class or series of capital stock of the Fund (other than the common stock) or for other securities or property, then the exercise price will be adjusted pursuant to the terms of the Warrant Agreement.

A holder of the Warrants is not entitled to any voting rights or other rights as a stockholder of the Fund. In addition, the Warrants and the rights thereunder are not transferable without the written consent of the Fund.

If the Warrant Exercise Price is more than 115% of the SAFE Price at the time of any Public Listing, the Warrant Exercise Price will be reduced by such amount as is necessary to cause the Warrant Exercise Price to equal 115% of the SAFE Price. In addition, if the Warrant Exercise Price would be below the price of common stock offered in any Public Listing, the Warrant Exercise Price will be exercised to an amount equal to the price per share of common stock in the Public Listing.

The Fund evaluated the Warrants pursuant to ASC 480 to determine whether they represent an obligation requiring the Fund to classify the instruments as a liability. Management determined the Warrants do not meet the criteria to be classified as liabilities under ASC 480 and next evaluated them under ASC 815.

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Destiny Tech100 Inc.

Notes to the Financial Statements (continued)

December 31, 2022

Management then determined the Warrants do not meet the definition of a derivative. It was thus determined to next evaluate them under the guidance in ASC 815-40-15-5 through 15-8 to determine whether they meet the criteria to be considered indexed to the Fund’s own stock. Management determined the Warrants do not meet the criteria to be considered indexed to the Fund’s own stock and are a liability classified pursuant to ASC 815-40-15-7D.

(5)     Related Party Transactions

(a)        Management Fee

On April 29, 2022, the Fund and the Adviser entered into an investment advisory agreement (the “Advisory Agreement”), whereby the Adviser received management fees in the amount of 2.00 percent per annum (the “Management Fee”) on the first business day of each month prior to a public listing of the Fund’s shares of common stock. The Management Fee is calculated based on the value of the invested capital. Under the Advisory Agreement, upon the listing of the Fund’s shares of common stock on a national securities exchange, the Adviser will receive a Management Fee, payable quarterly, in an amount equal to 2.50% of average gross assets, at the end of the two most recently completed calendar quarters. For purposes of the Advisory Agreement, the term “gross assets” includes assets purchased with borrowed amounts.

Prior to the execution of the Advisory Agreement, the Fund and the Adviser operated under a separate investment advisory agreement whereby the Adviser received management fees in the amount of 2.00 percent per annum on a monthly basis. Management fees under the prior investment advisory agreement were calculated based on (x) the aggregate amount of the SAFEs purchased by SAFE investors multiplied by (y) the management fee divided by (z) twelve.

Additionally, from time to time, the Fund will invest in SPVs that charge management fees in connection with the Fund’s investment. For the year ended December 31, 2022, the Fund paid $0 in management fees in connection with its investments in SPVs.

(b)        Administrator

U.S. Bancorp Fund Services, LLC, d/b/a US Bank Global Fund Services (the “Administrator”), serves as administrator to the Fund. Under the Fund Administration Servicing Agreement and the Fund Accounting Servicing Agreement by and among the Fund and the Administrator, the Administrator maintains the Fund’s general ledger and is responsible for calculating the net asset value of the Shares, and generally managing the administrative affairs of the Fund. Under the Fund Administration Servicing Agreement, the Administrator is paid an administrative fee, computed and payable monthly at an annual rate based on the aggregate monthly total assets of the Fund.

(c)        Service Providers

U.S. Bancorp Fund Services, LLC, d/b/a US Bank Global Fund Services (“USBGFS”) serves as the Fund’s dividend paying agent, transfer agent and registrar. Under a transfer agency services agreement, USBFS is paid an administrative fee, computed and payable monthly at an annual rate based on the transactions processed.

U.S. Bank National Association (“USB N.A.”) serves as the custodian to the Fund. Under a custody agreement, USB N.A. is paid a custody fee monthly based on the average daily market value of any securities and cash held in the portfolio.

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Destiny Tech100 Inc.

Notes to the Financial Statements (continued)

December 31, 2022

Employees of PINE Advisors LLC (“PINE”) serve as officers of the Fund. PINE receives a monthly fee for the services provided to the Fund. The Fund also reimburses PINE for certain out-of-pocket expenses incurred on the Fund’s behalf.

(d)        Affiliated Partners

The Organizer has made payments of the Fund’s expenses and the Fund intends to reimburse the Organizer for these expenses. As of December 31, 2022, the reimbursable balance to the Organizer is $306,787 which consists of Offering costs payable, Organizational costs payable, and Operating Expenses Due to Organizer in the amounts of $216,510, $70,202 and $224,824, respectively as reported on the Statement of Assets and Liabilities.

As of December 31, 2022, Affiliates of the Fund owned 14.75% of shares of the Fund.

(6)     Commitments and Contingencies

In the normal course of business, the Fund enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.

The Fund may be required to provide financial support in the form of investment commitments to certain investees as part of the conditions for entering into such investments. As of December 31, 2022, the Fund did not have any unfunded commitments and did not provide any financial support.

The Fund is not currently subject to any material legal proceedings, and to the Fund’s knowledge, no material legal proceedings are threatened against the Fund. From time to time, the Fund may be a party to certain legal proceedings in the ordinary course of business, including proceedings related to the enforcement of the Fund’s rights under contracts with its portfolio companies. While the outcome of any legal proceedings cannot be predicted with certainty, to the extent the Fund becomes party to such proceedings, the Fund would assess whether any such proceedings will have a material adverse effect upon its financial condition or results of operations.

(7)     Investment Transactions

The cost of purchases and the proceeds from sales of investment securities (excluding in-kind subscriptions and redemptions, US government securities, and short-term investments), for the year ended December 31, 2022, amounted to $39,778,833 and $13,310,000 respectively.

(8)     Tax

Any net operating losses arising in tax years beginning after December 31, 2017 will have an indefinite carry forward period. The TCJA also established a limitation for any net operating losses generated in tax years beginning after December 31, 2017 to the lesser of the aggregate of available net operating losses or 80% of taxable income before any net operating losses utilization. As of December 31, 2022, the Fund had a federal net operating loss carryforward of $3,497,720 which may be carried forward indefinitely. As of December 31, 2021, the Fund had a federal and state net operating loss carryforward of $70,622 which may be carried forward indefinitely. The net operating loss carryforward is available to offset future taxable income and subject to 80% of taxable income limitations..

Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period. As of December 31, 2022, the Fund performed an evaluation to determine whether a valuation allowance was needed. The Fund considered all available evidence, both positive and negative, which included the results of operations for the current and preceding years. The Fund determined that it was not possible to reasonably quantify future taxable income and determined that it is more likely than not that all the deferred tax assets will not be realized. Accordingly, the Fund maintained a full valuation allowance as of December 31, 2022.

Under Internal Revenue Code Section 382, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOL carryforwards and other pre-change tax attributes to offset its post-change income may be limited. The Fund has not completed a study to assess whether an “ownership change” has occurred or whether there have been multiple ownership changes since the Fund became a “loss corporation” as defined in Section 382. Future changes in the Fund’s stock ownership, which may be outside of the Fund’s control, may trigger an “ownership change.” In addition, future equity offerings or acquisitions that have equity as a component of the purchase price could result in an “ownership change.” If an “ownership change” has occurred or does occur in the future, utilization of the NOL carryforwards or other tax attributes may be limited, which could potentially result in increased future tax liability to the Fund.

The calculation of the Fund’s tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations for both federal taxes and the many states in which we operate or do business in. ASC 740 states that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, on the basis of the technical merits.

The Fund recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022. The Fund is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Fund is subject to income tax examinations by major taxing authorities since inception.

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Destiny Tech100 Inc.

Notes to the Financial Statements (continued)

December 31, 2022

No current or deferred provision for federal or state income taxes has been recorded for the period ended December 31, 2022. A reconciliation of the Fund's statutory income tax rate to the Fund's effective income tax rate as of December 31, 2022 is as follows:

Income at U.S. statutory rate	21.00%
State taxes, net of federal benefit	6.52%
Permanent differences	192.61%
Temporary differences	0.91%
Valuation allowance	-221.04%
Income tax provision/(benefit)	0.00%

The net deferred income tax asset balance as of December 31, 2022 related to the following:

Net Operating Losses	$962,485
Accrued Expenses & Other	190,409
Management Fees	129,213
Amortization	16,849
Unrealized losses	8,049,055
SPV Income/Losses	26,103
Total deferred tax assets	$9,374,114
Valuation allowance	9,374,114
Net deferred tax assets (liability)	$0

At December 31, 2022 the tax cost basis of investments was $86,109,570 and gross unrealized depreciation was $29,345,531.

The Company may elect to file an election to be treated for federal income tax purposes as a Regulated Investment company (“RIC”) effective for the 2023 tax year.  If the Fund is unable to qualify as a RIC, the Fund will continue to be taxed as a C Corporation for the 2023 taxable year.  In order to qualify as a RIC, among other things, the Fund is required to distribute to its stockholders on a timely basis at least 90% of investment company taxable income and must meet certain asset diversification requirements on a quarterly basis.  As a RIC, the Fund generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that the Fund distributes to its stockholders as dividends and claims dividends paid deductions to compute taxable income.  A RIC will not be eligible to utilize net operating losses.  However, net operating losses may be available to offset any built in gain on the Fund’s conversion from a C Corporation to a RIC and would continue to be available if the Fund fails to qualify as a RIC for the 2023 tax year.

(9)     Recent Accounting Standards

From time to time, new accounting pronouncements are issued by the FASB or other standards setting bodies that are adopted by the Fund as of the specified effective date. The Fund believes that the impact of recently issued standards and any that are not yet effective will not have a material impact on its financial statements upon adoption.

(10)     Subsequent Events

Management has evaluated subsequent events for potential recognition and/or disclosure through the date of issuance of these financial statements and determined that none were necessary.

F-46